As filed with the Securities and Exchange Commission on November 23, 2005.

                                                   Registration No. 333-_______.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                                ISECURETRAC CORP.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

            Delaware                               4899                            87-0347787
 ------------------------------        ---------------------------            -------------------
 (State or other jurisdiction of       (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)        Classification Code Number)            Identification No.)

                             5078 South 111th Street
                              Omaha, Nebraska 68137
                                 (402) 537-0022
          (Address and telephone number of principal executive offices and principal place of business)

            Thomas Wharton Jr., President and Chief Executive Officer
                                iSECUREtrac Corp.
                             5078 South 111th Street
                              Omaha, Nebraska 68137
                                 (402) 537-0022
           (Name, address, and telephone number of agent for service)

                                 With copies to:
                                 Steven P. Amen
                                 Kutak Rock LLP
                               1650 Farnam Street
                              Omaha, Nebraska 68102
                                 (402) 346-6000

         Approximate date of commencement of proposed sale to the public: From time to time as soon as practicable after the effective date of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------- ---------------- ---------------------- ----------------------- --------------
         Title of each class                Amount         Proposed maximum        Proposed Maximum       Amount of
         of securities to be                 to be          offering price            Aggregate         Registration
              registered                  registered          per unit(1)           Offering Price           Fee
--------------------------------------- ---------------- ---------------------- ----------------------- --------------
Common Stock, par value $0.001          17,349,262(2)            $2.16               $37,474,406           $4,411
--------------------------------------- ---------------- ---------------------- ----------------------- --------------

(1) Calculated pursuant to Rule 457(c) based on the average of the high and low bid price of the shares reported on the OTC Bulletin Board on November 21, 2005.

(2) Consists of 2,715,158 shares currently outstanding, 4,782,609 shares issuable upon exchange of outstanding shares of our Series C 8% Cumulative Compounding Exchangeable Preferred Stock, 6,287,045 shares issuable upon exercise of warrants to be issued upon exchange of Preferred Stock, 3,551,640 shares issuable upon the exercise of outstanding warrants and 12,810 shares issuable upon the conversion of outstanding indebtedness.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said
Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to Completion Dated November 23, 2005

Preliminary Prospectus

                                17,349,262 SHARES

                                  iSECUREtrac
                    ADVANCED GPS OFFENDER TRACING SOLUTIONS

                                  COMMON STOCK

         This Prospectus covers 17,349,262 shares of common stock of iSECUREtrac Corp. that the selling stockholders listed under "Selling Stockholders" may offer for sale from time to time. These shares consist of:

         o        2,715,158 shares currently issued and outstanding;

         o 4,782,609 shares issuable upon exchange of outstanding shares of our Series C 8% Cumulative Compounding Exchangeable Preferred Stock;

         o 6,287,045 shares issuable upon exercise of warrants to be issued upon exchange of Preferred Stock;

         o 3,551,640 shares issuable upon the exercise of outstanding warrants; and

         o 12,810 shares issuable upon the conversion of outstanding indebtedness.

         The selling stockholders may sell the shares at the then prevailing market price for the shares at the time of the sale, or at other prices. The last reported sale price for our common stock on November 21, 2005 was $2.06 per share. The Selling Stockholders are offering the common stock as described under "Plan of Distribution." We will not receive any of the proceeds from the sale of these shares by the selling stockholders, but will be entitled to the proceeds from the exercise of outstanding warrants.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "ISEC." Until September 19, 2005, the effective date of our recent one-for-ten reverse stock split, our common stock was quoted on the OTC Bulletin Board under the symbol "ISRE".

                              --------------------

         Investing in our common stock involves a high degree of risk. You should carefully consider the information under the heading "Risk Factors" beginning on page 3 of this Prospectus before buying shares of our common stock.

                              --------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is November 23, 2005

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.......................................................................1
RISK FACTORS.............................................................................3
USE OF PROCEEDS..........................................................................8
DESCRIPTION OF BUSINESS..................................................................8
SELLING STOCKHOLDERS....................................................................14
PLAN OF DISTRIBUTION....................................................................16
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS................................18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS.................................................................19
DIRECTORS, EXECUTIVE OFFICERS,PROMOTORS AND CONTROL PERSONS.............................26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................................37
DESCRIPTION OF CAPITAL STOCK............................................................38
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................................40
LEGAL PROCEEDINGS.......................................................................41
EXPERTS.................................................................................41
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE....41
ADDITIONAL INFORMATION..................................................................41
INDEX TO FINANCIAL STATEMENTS..........................................................F-1

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus contains forward-looking statements that plan for or anticipate the future. Forward-looking statements include statements about the future of our products and the industry in which we operate, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this Prospectus, forward-looking statements are generally identified by the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "plan", "intend," or "project" or the negative of these words or other variations on these words or comparable terminology.

         This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections of this prospectus, as well as throughout this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

         The following summary highlights selected information from this prospectus and may not contain all of the information important to you. To understand our business and this offering fully, you should read the entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. All references in this prospectus to the "Company," "we," "us," and "our," mean iSECUREtrac Corp., together with our subsidiary, iST Services, Inc. This prospectus contains forward-looking statements and information relating to iSECUREtrac Corp. See Cautionary Note Regarding Forward Looking Statements on page ii.

Our Business

         iSECUREtrac Corp. is in the business of developing, selling and leasing global positioning system ("GPS") based tracking solutions for law enforcement and corrections agencies. The Company's tracking and monitoring products include GPS offender tracking, continuous or "house arrest" monitoring, and remote automated breath alcohol testing systems. Our GPS-based Personal Tracking Units ("PTUs") obtain geographical location information that is accurate within 10 meters of the actual physical location of the wearer and transmit this data to our computers via a communications network. Our current products are the Series 2150 and 2250 PTUs and the software which provides the web hosted tracking application. The Series 2150 PTU is a passive device which collects and stores location data until it is placed in a charger base from which it uploads stored data via a traditional land-line telephone system. The 2250 PTU is an active device which uploads location data via a wireless cellular telephone system as the PTU is moved about. Our software system, named tracNET24,(TM) allows the end-users to continuously track and monitor an individual wearing a PTU via a secure web-hosted application. tracNET24 operates with the Microsoft Windows 2003(R) server operating system.

         Our products and services offer the criminal justice system a technology-based solution to the problems of rapidly growing criminal populations, overcrowded correctional facilities and more lenient sentencing alternatives. Electronic monitoring offers three distinct advantages over incarceration: (1) it reduces the public's tax burden by allowing the offender to work and, subsequently, to pay for electronic monitoring; (2) it reduces prison and jail overcrowding by providing a viable alternative to incarceration and; (3) it helps to reduce the rate of re-offense when combined with regular rehabilitation/reintegration sessions.

         We have recently been selected by the Tennessee Board of Probation and Parole and the Illinois Department of Corrections to provide the equipment, training and monitoring for GPS monitoring of sex offenders.

Certain Financial Information and Recent Refinancing Activities

         We have incurred losses from our inception through September 30, 2005. For the years ended December 31, 2004 and December 31, 2003, we incurred net losses of $9,696,164 and $7,039,050, respectively, and we incurred a net loss of $3,054,542 for the nine months ended September 30, 2005. As a result, on September 30, 2005 we had an accumulated deficit of $54,489,781.

         On June 27, 2005, we issued 1,000,000 shares of our Series C 8% Cumulative, Compounding Exchangeable Preferred Stock, par value $.01 per share (the "Preferred Stock") plus warrants to acquire 3,234,248 shares of our common stock (the "Warrants") to Mykonos 6420 LP, a Texas limited partnership ("Mykonos"). The total purchase price paid by Mykonos for the Preferred Stock and the Warrants was $11,000,000 which was paid in cash, less $90,000 which was retained by Mykonos as reimbursement of expenses incurred by it in connection with the transaction. In addition, $1.75 million of the purchase price was paid at closing to an affiliate of Mykonos, in repayment of three short-term loans made to the Company. Each share of Preferred Stock is exchangeable for 4.7826087 shares of the Company's common stock plus an additional warrant to purchase
6.2870447 shares of common stock at $2.30 per share. The warrants issued at closing allow Mykonos to acquire shares of our common stock at exercise prices ranging from $2.30 to $16.50 per share.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         We also issued a total of 1,579,863 shares of common stock in connection with the conversion of a total of $4,238,421 of long-term debt at an effective conversion price of $2.30 per share. Shares of common stock issued to the holders of this long-term debt are included in the shares being sold pursuant to this Prospectus.

         As a result of these refinancing transactions, we had positive working capital (current assets less current liabilities) of $5,259,062 as of September 30, 2005 and have sufficient working capital to meet our liquidity needs for the foreseeable future. Our financial statements have been presented on the basis that we are able to continue as a going concern.

Reverse Stock Split

         On September 19, 2005, we effected a 1-for-10 reverse stock split for our common stock. As a result, all share numbers and prices per share set forth in this Prospectus have been adjusted to reflect this reverse stock split.

Selling Stockholders

         This Prospectus covers 17,349,262 shares of our common stock that the selling stockholders listed under "Selling Stockholders" may offer and resell from time to time. These shares consist of 2,715,158 shares currently issued and outstanding, 4,782,609 shares issuable upon exchange of outstanding shares of our Series C 8% Exchangeable Preferred Stock, 6,287,045 shares issuable upon exercise of warrants to be issued upon exchange of Preferred Stock, 3,551,640 shares issuable upon the exercise of outstanding warrants and 12,810 shares issuable upon the conversion of certain outstanding debt. The Selling Stockholders are offering the common stock as described under "Plan of Distribution."

Use of Proceeds

         This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. This Prospectus also relates to common stock issuable upon the exercise of warrants held by certain stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. We will, however, receive proceeds from the exercise of the warrants, if exercised. The proceeds from the exercise of warrants, if any, will be used for working capital expenditures.

General Information

         iSECUREtrac Corp. is a Delaware corporation. Our principal executive offices are located at 5078 South 111th Street, Omaha, Nebraska 68137. Our telephone number is (402) 537-0022. We make reports filed by us with the SEC available free of charge on our website as soon as reasonably practicable after these reports are filed. The address of our website is www.isecuretrac.com. Information on our website, including any SEC report, is not part of this Prospectus and you should not rely on it in deciding whether to invest in our common stock.

--------------------------------------------------------------------------------

                                  RISK FACTORS

         You should carefully consider the risks described below before purchasing our common stock. While many of our more significant risks and uncertainties are described below; ownership of our stock may subject you to other risks not discussed below. The following risks could be materially adversely affect our business, financial condition, or results of operations and, as a result, the trading price of our common stock could decline, and you may lose all or part of your investment. You should acquire shares of our common stock only if you can afford to lose your entire investment.

Risks Relating to Our Business

We have incurred significant losses and expect losses to continue.

         Our revenues have not been sufficient to cover our cost of operations and other expenses, and we have yet to establish profitable operations. We incurred net losses of $3,054,542 for the nine months ending September 30, 2005 and $9,696,164 for the year ended December 31, 2004. As a result, on September 30, 2005 we had an accumulated deficit of $54,489,781. We do not expect our revenues to be sufficient to cover operating costs until later in 2006, and there is no assurance that we will achieve profitability at that time or that we will ever be profitable.

Markets for our products and services may develop slowly.

         The long-term financial viability of our company depends on our ability to attract additional customers for our GPS tracking system in order to increase revenues. There are many factors that affect the demand for our products and services that we cannot control. In particular, we sell our products to governmental agencies, such as state corrections departments. Accordingly, the acquisition and continued use of our products by these types of customers is generally subject to legislative appropriation of funds which is subject to budgetary and political considerations that change over time. Adopting our GPS tracking system may represent a significant expenditure by these types of customers which often face restrictive budgetary constraints. In addition, contracts with governmental agencies are generally subject to a competitive bid process which is often time consuming and does not assure that we will be successful in selling our products and services or that we will be able to do so at prices that are economic for us. In addition, our industry is relatively new and many of our target customers and only now becoming aware of our products and services and the possible advantages they may provide. As a result, there is often a long sales cycle involved with sales of our products and services. Due to these market factors, the demand for GPS tracking systems is difficult to forecast and may develop slowly or sporadically.

We face significant competition and this may make it difficult to achieve profitability.

         We compete with a number of other companies that offer GPS solutions for offender tracking. In addition, many companies use GPS, electronic mapping and Internet technologies to provide tracking and monitoring products and services in other markets such as vehicle and rail car tracking, vehicle fleet management, container tracking and emergency response services. Companies serving these other markets may enter the offender tracking market in the future. Many of the companies with which we current compete, or may compete against in the future, have access to greater financial, technical, marketing, distribution and procurement resources than we have. There can be no assurance that we will be able to successfully compete in our market. Accordingly, we may not be able to commercialize our products on the scale necessary to achieve profitability.

Our technology may become obsolete which could materially adversely affect our ability to sell our products and services.

         If our technology, products and services become obsolete, our business operations would be materially adversely affected. The market in which we compete is characterized by rapid technological change, evolving industry standards, introductions of new products, and changes in customer demands that can render existing products obsolete and unmarketable. We must continuously improve our product as the market demands smaller, lighter and more versatile PTUs. Faster and more accurate mapping software may make the mapping software currently use in our tracNET24 application obsolete. Future releases of Windows may also compel us to upgrade our application software. Our current application servers will require continuous upgrading with newer and faster models or our technology will become obsolete. Our future success will depend upon our ability to address the increasingly sophisticated needs of our customers by supporting existing and emerging hardware, software, database, and networking platforms and by developing and introducing enhancements to our existing products and new products on a timely basis that keep pace with technological developments, evolving industry standards, and changing customer requirements. Accordingly, we have and expect to continue to incur significant research and development expenses in the future.

We rely on third party vendors to manufacture our products and if these vendors are unable to timely supply us with required components our business will be materially adversely affected.

         While we acquire the components used in our products from various electronics manufacturers, we currently rely on a single electronics manufacturer to manufacture most of our PTUs. Although we endeavor to design our products in a manner that allows substitution of key components for those from another manufacturer, we have not qualified or contracted with other manufacturers for our PTUs. Accordingly, if our vender encounters difficulties with meeting our demand for PTUs, alternative components may not be available quickly enough to avoid delaying production and shipment of customer orders. Any such delays may hamper our ability to service existing customers or market our products and services to new customers. Also, if the agreement with our current manufacturer is terminated or expires, our search for additional or replacement manufacturers could result in significant delays, added expense and our inability to maintain or expand our customer base.

We face the risk of systems interruptions and capacity constraints, possibly resulting in adverse publicity, revenue loss and erosion of customer trust.

         The satisfactory performance, reliability and availability of our network infrastructure are critical to our reputation and our ability to attract and retain customers and to maintain adequate customer service levels. We may experience temporary service interruptions for a variety of reasons, including telecommunications or power failures, fire, water damage, vandalism, computer bugs or viruses or hardware failures. We may not be able to correct a problem in a timely manner. Any service interruption that results in the unavailability of our system or reduces its capacity could result in real or perceived public safety issues that may affect customer confidence in our services and result in negative publicity that could cause us to lose customer accounts or fail to obtain new accounts. Any inability to scale our systems may cause unanticipated system disruptions, slower response times, degradation in levels of customer service, or impaired quality and speed of transaction processing. We are not certain that we will be able to project the rate or timing of increases, if any, in the use of our services to permit us to upgrade and expand our systems effectively or to integrate smoothly any newly developed or purchased modules with our existing systems.

If we were denied access to GPS technology, our business will be materially adversely affected.

         Our services rely on signals from GPS satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our services may cease and customer satisfaction would suffer. In addition, the U.S. government could decide not to continue to operate and maintain Global Positioning System satellites over a long period of time or to charge for the use of the Global Positioning System. Furthermore, because of increasing commercial applications of the Global Positioning System, other U.S. government agencies may become involved in the administration or the regulation of the use of Global Positioning System signals in the future. If the foregoing factors affect the availability and pricing of Global Positioning System technology, our business will suffer. Global Positioning System technology is also dependent on the use of radio frequency spectrum. An international organization known as the International Telecommunications Union controls the assignment of spectrum. If the International Telecommunications Union reallocates radio frequency spectrum, our services may become less useful or less reliable. This would, in turn, harm our business. In addition, emissions from mobile satellites and other equipment using other frequency bands may adversely affect the utility and reliability of our services.

If we are not able to protect our intellectual property rights, our business may be materially adversely affected.

         In order to protect the technology and other intellectual property underlying our products and services, we rely on a combination of patents, license agreements, copyrights, trade secrets, and trademarks. We also rely on confidentiality procedures and contractual provisions to protect our intellectual property rights. There can be no assurance that any of the measures we take to protect our intellectual property rights will be adequate. There is a risk that any patents issued to us may be invalidated, circumvented, or challenged; that the rights granted thereunder will not provide competitive advantages to us; or that none of our future patent applications will be issued with the scope of protection sought by us, if at all. Furthermore, there is a risk that others may develop technologies that are similar or superior to our technology or design around any patents issued to us. Despite our efforts to protect our intellectual property rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. We are currently a party to a lawsuit filed by Satellite Tracking of People, LLC ("STOP") which challenges the validity of certain of our patents. We have denied all allegations claimed by STOP, have filed counter-claims thereagainst and are vigorously defending the lawsuit. There is no assurance that we will be successful with respect to this lawsuit or that similar claims will not be made in the future by other parties. Accordingly, we may be obligated to defend the validity of our patents at potentially significant cost to us.

The protection of our intellectual property in foreign countries is uncertain.

         We have not registered our patents with most foreign countries and may have no legal recourse to proceed against entities in such countries that choose to copy its hardware and/or software. In addition, the laws of some foreign countries do not protect proprietary information rights as fully as do the laws of the United States.

We depend on licensed technologies and may need to obtain additional licenses in the future to remain competitive.

         We have been granted a nonexclusive software license from a technology company that has designed GPS chip sets and software solutions that allow us to embed GPS technology into our products. This license has an indefinite term; however, it may be terminated if the licensor loses any of its rights to the software products encompassed therein or by either party upon thirty (30) days written notice in the event of a material breach of the license by the other party. Termination of this license could have a material adverse effect on our business. In addition, we may need to obtain licenses to additional technologies in the future in order to keep our products competitive. If we fail to license or otherwise acquire necessary technologies, we may not be able to develop new products or services needed to remain competitive.

Our products could infringe on the intellectual  property rights of others.

         There are other U.S. patents and patent applications submitted for technologies in, or related to, our principal area of business, and it is possible that foreign patents are also in existence or have been applied for by others. As a result, any application or exploitation of our technology could infringe on patents or proprietary rights of others and any licenses required as a result of such infringement might not be available on commercially reasonable terms, if at all. This may lead others to assert patent infringement or other intellectual property claims against us.

We may not be able to effectively manage the growth of our company.

         If our business grows in the manner that we currently project, we must continue to implement and improve our operational, financial and management information systems and expand, train and manage our employees. We may not have made adequate allowances for the costs and risks associated with this expansion, and our systems, procedures or controls may not be adequate to support the growth of our operations. Our failure to manage growth effectively could cause us to incur substantial additional costs, lose opportunities to generate sales or impair our ability to maintain our customers.

Risks Relating To This Offering and Ownership of Our Common Stock

The price for our common stock is volatile and may drop.

         The trading price for our common stock has fluctuated significantly over recent years. The volatility in the price of our stock is attributable to a number of factors, not all of which relate to our operating results and financial position. Nevertheless, continued volatility in the market price for our stock should be expected and we cannot assure you that the price of our stock will increase in the future. Fluctuations or further declines in the price of our stock may affect our ability to sell shares of our stock and to raise capital through future equity financing.

We may issue a large number of shares to holders of preferred stock, warrants and convertible debt and the issuance and sale of these shares may depress the market price of our common stock.

         We currently have warrants outstanding which entitle the holders thereof to acquire 3,551,640 shares of common stock. 6,287,045 shares of our common stock are issuable upon exercise of warrants to be issued upon exchange of our Preferred Stock. In addition, the holder of our Series C 8% Exchangeable Preferred Stock may convert this Preferred Stock into 4,782,609 shares of common stock. Finally, the holders of our remaining convertible debt may convert this indebtedness into 12,810 shares of our common stock. The issuance and sale of these shares is likely to result in substantial dilution to the proportionate equity interest and voting power of holders of our common stock. The sale of these shares also has potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased stock. Such an event could place further downward pressure on the price of our common stock. This presents an opportunity for short sellers to contribute to the further decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market.

We recently issued a significant number of shares of Preferred Stock as part of a refinancing transaction and the holder of these shares has the ability to acquire a majority position in our common stock and appoint a majority of our Board.

         On June 27, 2005, we issued 1,000,000 shares of our Series C 8% Cumulative Compounding Exchangeable Preferred Stock plus warrants to acquire 3,234,248 shares of the Company's common stock at exercise prices ranging from $2.30 to $16.50 per share. The Preferred Stock is exchangeable for 4,782,609 shares of Common Stock and warrants to acquire 6,287,045 shares of Common Stock at an exercise price of $2.30 per share. Upon conversion of the Preferred Stock into common stock, and exercise of its warrants, the holder of the Preferred Stock will control a majority of the shares of our common stock. Prior to that time, the holder of the Preferred Stock has the right to appoint a majority of our Board of Directors. In addition, each share of Preferred Stock will have 11 votes on all other matters submitted to the vote of the Company's shareholders. Accordingly, the holder of our Preferred Stock holds a majority of the voting power held by all stockholders of the Company. If the holder of the Preferred Stock exchanges its Preferred Stock for shares of the Company's common stock and exercises all of its warrants, it would own approximately 57% of the issued and outstanding shares of the Company's common stock.

The price you pay for shares offered by the Selling Stockholders may be higher than the prices paid by other people acquiring such shares.

         Selling stockholders may sell shares under this Prospectus from time to time either at prices then prevailing in the market or at other prices they negotiate with buyers. Accordingly, the price you pay for shares of our common stock you purchase from a selling stockholder may be higher than the prices paid by other people acquiring such shares.

Our common stock is deemed to be "penny stock," which may make it more difficult for investors to sell their shares due to suitability requirements.

         The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         o obtain financial information and investment experience objectives of the person; and

         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

         This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. This Prospectus also relates to common stock issuable upon the exercise of warrants held by certain stockholders. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We will, however, receive proceeds from the exercise of the warrants, if exercised. We expect to use the proceeds, if any, from the exercise of warrants for general working capital purposes.

                             DESCRIPTION OF BUSINESS

         We design, engineer and develop electronic monitoring solutions for law enforcement and corrections agencies worldwide. Our products include Active and Passive GPS tracking, house arrest monitoring, and breath alcohol monitoring systems. We are committed to providing the criminal justice system with dependable, easy-to-use, and powerful electronic monitoring systems that are specifically designed for corrections and law enforcement use. Our electronic monitoring technologies combine GPS and wireless technologies to:

         o reduce society's reliance on incarceration as a solution to social problems;

         o improve law enforcement's ability to protect the general public; and

         o        reduce the cost of law enforcement.

         We derive our revenue from the sale or lease of Personal Tracking Units ("PTUs") and related products and services and from the use of our web-based tracking and monitoring system, known as tracNET24(TM). tracNET24 is a hosted application, accessible to our distributors and their justice agency customers through secured log-ins and allows tracking and monitoring of all electronically activated PTUs. For each PTU monitored through tracNET24, we charge a daily hosting fee. Additional revenue is generated for data archiving services and custom reporting.

         Our typical agreements with established distributors in the criminal justice marketplace consist of (i) product purchase and distribution agreements and (ii) hosting services agreements. The usual term of the agreements is from three to five years, with automatic one year renewals thereafter. We warrant our products to be free from defects and to operate in accordance with our published product specifications for a period of one year. Negotiated product volume discounts, product shipping and delivery terms, and pricing for training, and extended product warranties are also described in our distribution agreements. Our standard hosting services agreements with our distributors contain terms for guaranteed system availability and capacity, accessibility through the Internet with standard browsing software and charges for data archiving.

Our Products and Services

         iSECUREtrac offers law enforcement and corrections agencies solutions for electronically monitoring persons that are released to community supervision programs. This may include persons released on probation, parole, pretrial, or any number of community supervision programs. Agencies utilizing electronic monitoring systems have shown substantial success in more effectively monitoring offenders, in reducing re-offense, and in enhancing the results of offender re-entry programs.

         GPS Tracking. The Global Positioning System consists of at least 24 operational satellites that orbit the earth every 12 hours. Operated by the United States Department of Defense and provided free of charge, the GPS system permits from five to eight satellites to be visible from any point on earth at any given moment in time. A position fix can be acquired when a GPS receiver sees at least three of these satellites. The positioning system is accurate to within 10 meters (approximately 33 ft.) for horizontal position and 15 meters (approximately 50 ft;) for vertical position. Our GPS tracking products use this state-of-the-art positioning technology to monitor the movements of parolees and other criminal offenders in a manner that was not previously possible or cost efficient.

         We offer both active and passive GPS tracking capabilities to our customers. Active GPS tracking is a system for continuous monitoring an offender's movement and compliance to time/location parameters anywhere in the world. GPS tracking is sometimes also referred to as GPS location verification. An active GPS device has the ability to use wireless communications to send offender data to a central data center, enabling an officer to receive updated information and violations several times per day. Our active GPS unit tracks an individual every 10 seconds and also has a copy of the offender's time/location parameters. All data processing and parameter comparison takes place in the tracking unit itself. This is known as "on-board processing" and is what gives our active systems the fastest response time in the industry. As soon as the individual is in violation, the GPS unit communicates with our data center which notifies the agency, updates our tracNET24 website, and stores offender information for the long term. The corresponding officer can then use any PC or other Internet-ready device to see where the offender has been and when he was there. Our website provides agencies with updated offender information in easy-to-understand formats and does not require any additional software. Information includes maps, violation reports, equipment tampering reports and more.

         Passive GPS tracking is also a system for monitoring an offender's movement and compliance data anywhere in the world, but does so on a less continuous basis. A passive GPS device communicates with a law enforcement agency normally sends offender information to the data center once a day when the PTU is returned to a base unit. Our passive GPS unit tracks the individual every 10 seconds and remembers the person's boundaries and stipulations as set by the law enforcement agency. When the offender places the PTU in the charging base (usually when he returns home for the day), the unit calls our data center and transfers the day's information. The corresponding officer can connect to tracNET24 and access offender tracking, violation, and compliance information.

         Our current products are the Series 2150 and 2250 PTUs and the software which provides the web hosted tracking application. The Series 2150 PTU is a passive device which collects and stores location data until it is placed in a charger base from which it uploads stored data via a traditional land-line telephone system. The 2250 PTU is an active device which uploads location data via a wireless cellular telephone system as the PTU is moved about. A PTU is a 12-ounce, compact, electronic case which can be worn on an individual's belt or in a coat pocket. The PTU contains a GPS receiver, telephone modem, micro processors, internal antennas, signal processors, flash memory, other electronic components and rechargeable batteries, which we designed to be highly reliable, rugged and durable. The PTU is designed to be worn by the participant and is "electronically tethered" to the subject via a wireless cuff, which is about the size of a standard wristwatch. The cuff transmitter, and hence the offender, must remain within 150 feet of the PTU or the signal transmitted by the cuff transmitter is not received and the PTU will send an alert, via a telephone network, to an appropriate authority. Any attempts to remove the cuff generate an alert signal and is a probation violation. The wireless cuff is waterproof and shockproof; the case and strap are designed to be tamper resistant. The tracking unit utilizes information from the GPS to triangulate the subject's physical position. The tracking unit then transmits this and other information to the tracNET24 hosting center. In addition, the tracking unit can be used in a charging base (which is similar to a cradle for a cordless telephone) as a house arrest monitor.

         The tracking unit monitors the status of the wireless cuff and itself and reports the following conditions:

         o Status of radio frequency contact between the tracking unit and the house arrest monitor, including proximity violations (i.e., failure to remain within a specified proximity of the house arrest monitor);

         o        Tampering with tracking unit or the house arrest monitor;

         o Status of communications between the house arrest monitor and the operations center;

         o        Status of power connection of the house arrest monitor;

         o        Status of tracking unit battery;

         o Inclusion zone violations (i.e., subject being out of a designated area inappropriately);

         o Exclusion zone violations (i.e., being in an area or location from which the subject is prohibited); and

         o Find Me Mapping (i.e., allows customers to locate the specific location of the unit and the offender at any given time).

         Our tracNET24 automated monitoring system is provided to end-user agencies through the Internet. A probation or corrections officer with a secure log-in can access the system and know exactly where any of his or her clients, wearing a PTU, have been over any given time period. The officer can program a PTU worn by any of the offenders he or she is monitoring to create or modify a schedule of locations where the offender must be at certain times of the day, week or month (e.g., a place of work, medical appointments, counseling appointments, meetings with the probation officer, etc.). He/she merely enters a drop down menu for the schedule and either enters an address or points to a spot on the map and specifies a radius. He/she thereby creates "inclusion zones" for the offender. Similarly, the officer can create "exclusion zones" (e.g., schools, home of an ex-spouse, etc.). The commands can be entered on any PC connected to the Internet and are downloaded to the PTU, which may be physically located anywhere else. tracNET24 provides automated monitoring as it is capable of alerting any appropriate authorities to probation violations, tracks the movements of an offender anywhere in the community and reports the movements with date and time stamps on maps and reports to the appropriate authorities, thereby relieving them of time consuming phone calls to verify the offender's presence at work or other places and to assure that the offender does not enter forbidden zones.

        House Arrest. House Arrest is a system that enables law enforcement agencies to verify an offender's presence in a particular building (house, residence, work release facility, etc.). The agency can set a schedule for each offender corresponding to the rules of release. For example, the offender must be at home between 6:00 p.m. and 7:00 a.m. every day. Offender deviation from the schedule results in a violation notification sent to the agency. Our house arrest system consists of two components: a House Arrest Unit (HAU) and an RF transmitter bracelet. The RF transmitter, worn on the offender's ankle, sends out a radio signal every 20-30 seconds. The HAU is always "listening" for this signal and sends out an alert to iSECUREtrac's host system if the transmitter's signal is out of range. The transmitter's signal will go out of range when the offender leaves the premises or otherwise wanders off. The maximum range for a transmitter's signal is approximately 100-150 feet. The HAU stores offender information with time/date stamps and relays data to our data center on a regular basis. If the offender takes off the transmitter or tampers with it, the transmitter sends out a unique signal alerting the HAU of the violation. The HAU then communicates with the host system which, in turn, can alert the appropriate authorities.

         Visual Breath Alcohol Testing. Our breath alcohol monitoring system enables offenders' breath alcohol levels to be tested remotely, rather than requiring an on-site test. Additionally, visual verification technology enables our monitoring center staff to verify the offender's location and identity at the time of testing. The system calls the offender on a scheduled, random, or on-demand basis, giving him clear instructions. The offender blows into a common drinking straw inserted in the 2000VB HomeStation while a camera on the unit photographs the offender. Breath Alcohol Test data and photographs are sent electronically to our data center. Our personnel confirm offender's identity by comparing event verification photo with original reference picture provided by agency. Deviation from or violation of program parameters, as defined by agency, results in monitoring center staff contacting appropriate agency personnel.

The Electronic Offender Monitoring Market

         According to a report by the U.S. Bureau of Justice Statistics, dated August 25, 2002, 6.6 million adults were under some form of correctional supervision at December 31, 2001. The number of prisoners under the jurisdiction of federal or state correctional authorities on that date reached a record high of 2.0 million. Moreover, 4.6 million adults were under parole or probation supervision. The total adult correctional population has increased 45.3% from 1991 to 2001.

         This growth has caused stress on the correctional system in terms of both management and costs. While this has led to increased use of probation and parole as alternatives to incarceration, it is difficult for caseworkers to monitor probationers and parolees effectively. Electronic monitoring enhances the ability of caseworkers to monitor the activities of probationers and parolees, as well as affording house arrest as an economic alternative to incarceration. Electronic monitoring offers two distinct advantages over incarceration: (1) it reduces the public's tax burden by allowing the offender to work and, subsequently, to pay for electronic monitoring costs, and (2) it reduces prison and jail overcrowding by providing a viable alternative to incarceration.

         House arrest monitoring equipment first became commercially available in 1984. By 1995, all fifty states were using at least limited amounts of house arrest electronic monitoring. The traditional house arrest application utilizes:
(1) a fixed location radio frequency device connected to a power source and telephone line (a "house arrest unit") and (2) a tamper-proof transmitter cuff worn by the offender. An individual under house arrest must remain within a specified distance of the house arrest unit. When he or she leaves that proximity, the house arrest unit transmits a notification over the telephone line to a monitoring center. The monitoring center software and operators determine if this is a permitted or authorized departure, using tables of individual schedules provided by the contracting authorities. If they determine it is a violation of the programmed schedule, a violation notice is created and the appropriate authorities are contacted using pre-established protocols. These protocols can include voice calls, paging, faxing, e-mail or some combination of these methods. Additionally, reports are created for transmission as required by the customer organization.

         We believe there is a substantial opportunity to provide a system to allow offenders to be tracked and monitored away from the fixed house arrest location. In early 1994, we began looking into the feasibility of utilizing GPS receivers and wireless communications technologies in a device which could be worn by offenders and thus allow electronically supervised release from house arrest. In December of 1994, we described our concepts in a patent application filed with the United States Patent and Trademark Office for an "Apparatus and Method for Continuous Electronic Monitoring and Tracking of Individuals." Over the next seven years, we continued to pioneer the development of a system of continuous monitoring of mobile offenders by creating smaller and lighter PTUs and refining the software to track and monitor the location of the PTUs. In 2000, we were issued two patents for the apparatus and method of tracking persons or mobile objects with the use of GPS and wireless communications. In 2002, we launched our new Series 2100 PTU and our web-based tracNET24 automated monitoring system.

         We believe use of our system can offer substantial cost savings over the cost of incarceration in traditional jails and prisons and improve the efficiency of probation and parole officers. It also offers the backlogged criminal justice system a more secure solution to the problems of rapidly growing criminal populations, overcrowded correctional facilities and more lenient sentencing alternatives.

         iSECUREtrac currently provides electronic monitoring and GPS tracking services in Europe and in over 43 States for Pretrial, Probation, Parole, Judiciary, Departments of Corrections, Sheriffs, and other tracking service agencies.

Competition

         We compete with a number of other companies that offer GPS-based products in the criminal offender tracking and monitoring field. These include Protech Inc., Satellite Tracking of People LLC and BI Incorporated. There are currently several other companies that use GPS, electronic mapping and Internet technologies to provide tracking and monitoring products and services. The markets served by these companies include vehicle and rail car tracking, vehicle fleet management, container tracking as well as 911 emergency response services. While the companies serving these markets do not currently sell products or services to the criminal offender tracking and monitoring markets, these companies or others may enter this market in the future.

         In general, contracts with our targeted customer base in the offender tracking market are awarded through a competitive bid process in which we must demonstrate the ability to provide services meeting stated customer specifications at the lowest overall cost. We compete by providing state-of-the-art equipment and a proprietary web-based software solution that we believe offers the highest value to our customers.

Intellectual Property Rights

         We have been issued three patents to date by the United States Patent
Office: (i) No. 6,072,396 for an "Apparatus and Method for Continuous Electronic Monitoring and Tracking of Individuals" was issued on June 6, 2000 and will expire on June 6, 2017; (ii) No. 6,100,806, also for an "Apparatus and Method for Continuous Electronic Monitoring and Tracking of Individuals" was issued on August 8, 2000 and will expire on July 7, 2018; and (iii) No. 6,337,665 was issued on January 8, 2002 for an "Antenna Orientation Maintaining System in a System for Tracking Individuals and Method of Use" and will expire on October 18, 2020.

         We have been granted a non-exclusive software license from SiRF Technology Incorporated allowing us to embed its GPS technology into our products.

         We assert common law copyright and statutory trade secret protection to our proprietary software. Our logo and the words "iSecureTrack" and "tracNET24" are registered trademarks, and the mark "iSecureTrac" has applications for registration pending with the U.S. Patent and Trademark Office.

Regulation

         The manufacture, sale and use of devices that utilize any part of the radio frequency radiation spectrum are subject to regulation. The Federal Communications Commission (the "FCC") is the principal agency responsible for regulations relating to the manufacture, sale and use of devices that transmit radio frequency radiation. Our Series 2150 and Series 2250 PTUs has each received full FCC compliance certification.

         Similarly, insofar as GPS remains funded and controlled by the U.S. government, devices utilizing GPS must conform to government specifications.

         The use of tracking devices as an aid to, or substitute for, physical surveillance by law enforcement personnel is subject to federal, state and local law. Generally, tracking devices may be attached to or installed upon the monitored person or object without court order as long as the person or object remains in public view. All persons presently monitored by our GPS tracking system are subject to a court order requiring such monitoring as a condition to their release from incarceration.

Research and Development

         In order to maintain our competitive position, we must constantly improve our products and services. Our research and development staff designs and develops products incorporating GPS technology, wireless communications, web based reporting and data storage and transmission. Our current research and development efforts are focused on additional functionality in our PTU products for the criminal justice industry. We have also focused on improving the functionality of our tracNET24 software. During 2004 and 2003, our research and development expenses totaled $687,914 and $750,443, respectively. Our research and development expenses for the nine months ended September 30, 2005, totaled $612,335.

Sales and Marketing

         Our marketing and sales staff currently consists of a Vice President of Sales, seven full time regional sales managers, and two sales support personnel. Part time sales support is also provided by our executives and technical personnel. Typical sales activities include participation in monthly trade shows, frequent on-sight demonstrations of our PTU products and replying to state and local RFPs.

Employees

         As of September 30, 2005, we had 62 full-time employees and one contract employee. Of the 62 full-time employees, four are executives, five are administrative personnel, ten are in sales, eight are in customer support, three are in technology services, twelve operate the monitoring center, ten are in operations, and ten are in research and development.

Property

         We lease approximately 11,477 square feet of office space located at 5078 South 111th Street, Omaha, Nebraska. The lease term ends on November 1, 2007. The base rent for this property is $6,652 per month and the Company's pro rata share of operating expenses on the leased premises is $500 per month. Most of our administrative, service, and other business operations are conducted at this location. In the opinion of management, the property is adequately covered by insurance.

Legal Proceedings

         On December 22, 2004, a lawsuit was filed by Satellite Tracking of People, LLC ("STOP") against the Company in United States District Court for the Middle District of Tennessee. STOP plans to enter into the market for tracking and monitoring individuals using GPS technology in the United States and has acquired U.S. rights to the BluTag(R) remote electronic monitoring, tracking and surveillance technologies. Among other things, STOP alleges that the Company notified STOP's predecessor in interest that the technology underlying the BluTag(R) system infringes on two U.S. patents held by the Company. The action filed by STOP seeks a declaratory judgment that (i) STOP's BluTag(R) technology does not infringe on the Company's patents, (ii) the Company's patents are invalid and/or (iii) the Company has granted STOP a license under its asserted patents. The Company has denied all material allegations made by STOP and has filed a counter-claim against STOP for patent infringement, seeking an injunction and damages. The Company is unable to predict the outcome of this lawsuit at this time.

         The Company is not subject to any other material pending or threatened lawsuits.

                              SELLING STOCKHOLDERS

         The following table sets forth the common stock ownership of the Selling Stockholders as of September 30, 2005, including the number of shares of common stock issuable upon (i) exercise of warrants held by the Selling Stockholders, (ii) conversion of our Series C 8% Cumulative Compounding Exchangeable Preferred Stock and (iii) conversion of indebtedness held by such Selling Stockholders.

                                                 Shares Beneficially Owned                        Shares Beneficially Owned
                                                   Prior to the Offering                           After the Offering (2)
                                                 ------------------------                         -------------------------
                                                                          Total Shares Offered
                                                                           by this Prospectus
          Name                                   Number       Percent (1)          (2)             Number         Percent
          ----                                   ------       -----------          ---             ------         -------
Badding, Robert (3)(7)                           224,587         2.11%            39,412           185,175          0.7%
Anderson, Lee R. Revocable Trust                   5,024          *                5,024                --          0.0%
Kovacevich, Richard M & Mary Jo TTEES             91,047          *               91,047                --          0.0%
Doll, Dixon & Carol Family Trust                  28,146          *               28,146                --          0.0%
Patel, Rajiv                                       7,760          *                7,760                --          0.0%
Odland, Paul & Paraiso, Michelle TTEES             1,364          *                1,364                --          0.0%
Mitchem, Spencer                                   2,387          *                2,387                --          0.0%
Conte, Benjamin                                    3,444          *                3,444                --          0.0%
Birchwood Family Partnership                       3,418          *                3,418                --          0.0%
Olsen, Dale                                        1,891          *                1,891                --          0.0%
Taylor, Helen Trust                                8,653          *                8,653                --          0.0%
Porteus, Bradford                                  3,837          *                3,837                --          0.0%
McCarthy, Mary Trust                               3,070          *                3,070                --          0.0%
Ellis, Carmelita                                  13,877          *               13,877                --          0.0%
Collison, Mary                                    82,041          *               21,740            60,301          0.2%
Cookies Food Products                            118,247         1.11%           118,247                --          0.0%
Dailey, William                                   48,914          *               48,914                --          0.0%
ET Video (4)                                      78,835          *               78,835                --          0.0%
Halbur, Martin (5)(7)                            181,128         1.70%            45,109           136,019          0.5%
Kanne, Roger (4)(6)(7)                           840,326         7.81%           377,516           462,810          1.7%
Macke, Kenneth                                   559,530         5.26%           484,793            74,737          0.3%
Odyssey Capital Group LP                          91,305          *               91,305                --          0.0%
Packer, Victoria                                 275,916         2.59%           275,916                --          0.0%
Penn Janney Fund, Inc.                            60,870          *               60,870                --          0.0%
Rose, David A                                    137,958         1.30%           137,958                --          0.0%
Rose, Frances H                                  137,958         1.30%           137,958                --          0.0%
Total Tech LLC (7)                             1,546,343        14.27%           760,942           785,401          2.8%
Vana, David G (8)                                181,106         1.69%            78,835           102,271          0.4%
W. Capital Partners, L.P.                         60,870          *               60,870                --          0.0%
Wharton, Thomas E. Jr (9)                        300,571         2.76%            39,412           261,159          0.9%
Alpha Capital Aktiengesellschaft                   6,609          *                6,609                --          0.0%
Bristol Investment Fund, Ltd.                      5,218          *                5,218                --          0.0%
Republic Aggressive Growth, Inc.                     983          *                  983                --          0.0%
Mykonos 6420, LP (10)                         14,303,902        57.35%        14,303,902                --          0.0%
                                              ----------                      ----------        ----------
                                              19,417,135                      17,349,262         2,067,873

* Less than 1%.

(1) Applicable percentage ownership is based on 10,636,384 shares of common stock outstanding as of September 30, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of September 30, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 30, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the warrants described in this prospectus will be issued.

(3)   Mr. Badding is a former Director of the Company.

(4) Roger Kanne, a Director of the Company, makes the investment decisions on behalf of ET Video and has voting control over the securities beneficially owned by ET Video.

(5)   Mr. Halbur is a former Director of the Company.

(6)   Mr. Kanne is a Director of the Company.

(7) Martin Halbur, a former Director of the Company, shares the power to make the investment decisions on behalf of Total Tech, LLC and the power to vote securities beneficially owned by Total Tech, LLC. Mr. Kanne, a Director of the Company, is a member but does not have any voting or dispositive control of the iSECUREtrac shares held by the LLC.

(8)   Mr. Vana is Chief Financial Officer and Secretary of the Company.

(9) Mr. Wharton is Chief Executive Officer, President and a Director of the Company.

(10) Sponsor Investments, LLC is the general partner of Mykonos and makes the investment decisions on behalf of Mykonos and has voting control over the securities beneficially owned by Mykonos. The managing member of Sponsor Investments, LLC is Herakles Investments, Inc., an indirect wholly-owned subsidiary of Sammons Enterprises, Inc. Mr. Leadbetter and General Goh, each a Director of the Company, are both officer of Sponsor Investments, LLC. Each of Mr. Leadbetter and General Goh disclaims beneficial ownership of the shares held by Mykonos. Messrs. Korba and Ethridge, each a Director of the Company, are each officers of Herakles Investments, Inc. and its ultimate parent Sammons Enterprises, Inc. Each of Messrs. Korba and Ethridge disclaims beneficial ownership of the shares held by Mykonos.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders may sell their shares of our common stock from time to time. The Selling Stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The sales may be made in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

         o a block trade in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

         o purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus,

         o an exchange distribution in accordance with the rules of such exchange,

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

         o        in privately negotiated transactions.

         To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in the resales. The Selling Stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares under this prospectus. The Selling Stockholders also may lend or pledge their shares to a broker-dealer. The broker-dealer may sell the shares so lent, or upon a default the broker-dealer may sell the pledged shares under this prospectus.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the Selling Stockholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933 (the "Securities Act") in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale under Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Stockholders.

         The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

         We will file a supplement to this prospectus, if required, to comply with Rule 424(b) under the Securities Act upon being notified by a Selling Stockholder that any material arrangements have been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

         o the name of each such Selling Stockholder and of the participating broker-dealer(s),

         o        the number of shares involved,

         o        the price at which such shares were sold,

         o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and o other facts material to the transaction.

         In addition, upon being notified by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

         We will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board under the symbol "ISEC." Until September 19, 2005, the effective date of our recent one-for-ten reverse stock split, our common stock was quoted on the OTC Bulletin Board under the symbol "ISRE". The prices set forth below reflect the high and low bid prices as reported by Bloomberg Quotations, without retail mark-up, mark-down or commissions and may not represent actual transactions. All prices have been adjusted to reflect the one-for-ten reverse stock split that occurred on September 19, 2005.

          Year          Quarter          High          Low
       ----------    -------------    ----------    ---------
                          1st            $9.90        $2.70
          2003            2nd            $8.50        $3.70
                          3rd            $6.50        $4.30
                          4th            $6.90        $3.30
       ----------    -------------    ----------    ---------
                          1st            $6.90        $3.30
          2004            2nd            $5.40        $2.50
                          3rd            $3.50        $1.20
                          4th            $2.80        $1.20
       ----------    -------------    ----------    ---------
                          1st            $3.70        $2.10
          2005            2nd            $2.70        $1.60
                          3rd            $2.90        $1.50
                          4th               --           --
       ----------    -------------    ----------    ---------

         As of September 30, 2005 there were 10,636,384 shares of our common stock issued and outstanding, which was held of record by 427 registered stockholders. Also outstanding, as of September 30, 2005, were 1,000,000 shares of Series C 8% Exchangeable Preferred Stock held by a single stockholder. We have not declared any dividends on shares of our common stock and do not anticipate paying any dividends in the foreseeable future.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         For the three and nine months ended September 30, 2005 compared to September 30, 2004

         The following table provides a breakdown of selected results of operations for the three and nine months ended September 30, 2005 and 2004 and is the basis for the following discussion of the results of operations:

                       iSECUREtrac Corp. and SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                               Three Months Ended                    Nine Months Ended
                                                                   September 30                        September 30
                                                             2005               2004              2005               2004
---------------------------------------------------      ------------       ------------       ------------       ------------
Revenues:
         Equipment sales                                 $      4,306       $    126,729       $     24,792       $    278,520
         Equipment leasing & hosting                        1,181,548            949,386          3,204,607          2,587,360
         Gain on sale-leaseback transactions
            Related party                                     172,759            162,184            549,701            390,618
            Other                                                  --              7,051                 --             18,685
         Service                                               10,065             49,018             50,584             99,544
---------------------------------------------------      ------------       ------------       ------------       ------------
            Total revenues                                  1,368,678          1,294,368          3,829,684          3,374,727
---------------------------------------------------      ------------       ------------       ------------       ------------
Operating expenses:
         Cost of revenues                                     672,833            738,397          2,006,840          3,507,055
         Research and development                             200,849            162,850            612,335            519,322
         Sales, general and administrative                  1,454,829          1,048,626          3,767,588          4,536,504
---------------------------------------------------      ------------       ------------       ------------       ------------
            Total operating expenses                        2,328,511          1,949,873          6,386,763          8,562,881
---------------------------------------------------      ------------       ------------       ------------       ------------
         Operating loss                                      (959,833)          (655,505)        (2,557,079)        (5,188,154)
---------------------------------------------------      ------------       ------------       ------------       ------------
Other income (expense):
         Interest income                                       27,759                 23             29,725                 32
         Interest expense                                     (91,618)          (958,968)          (559,025)        (2,571,373)
         Financing fees                                            --                 --                 --            (21,598)
         Other, net                                                --                 --             31,837                 --
---------------------------------------------------      ------------       ------------       ------------       ------------
         Total other income (expense)                         (63,859)          (958,945)          (497,463)        (2,592,939)
---------------------------------------------------      ------------       ------------       ------------       ------------
         Loss before provision for income taxes            (1,023,692)        (1,614,450)        (3,054,542)        (7,781,093)
         Provision for income taxes                                --                 --                 --                 --
---------------------------------------------------      ------------       ------------       ------------       ------------
Net loss                                                 $ (1,023,692)      $ (1,614,450)      $ (3,054,542)      $ (7,781,093)
===================================================      ============       ============       ============       ============
Preferred stock dividends and accretion                      (270,937)          (234,470)          (278,170)          (682,338)
---------------------------------------------------      ------------       ------------       ------------       ------------
Net loss available to common stockholders                $ (1,294,629)      $ (1,848,920)      $ (3,332,712)      $ (8,463,431)
===================================================      ============       ============       ============       ============
Basic and diluted loss per common share                  $      (0.12)      $      (0.32)      $      (0.35)      $      (1.62)
===================================================      ============       ============       ============       ============
Weighted average shares of common stock outstanding        10,635,864          5,772,115          9,656,142          5,213,212
---------------------------------------------------      ------------       ------------       ------------       ------------

         Equipment Sales Revenue. Equipment Sales Revenue is derived from the sale of offender monitoring equipment. For the three and nine months ended September 30, 2005, equipment sales revenues were $4,306 and $24,792 compared to $126,729 and $278,520 during the same periods in 2004. The reason for the decrease is the reduction in units sold during 2005, compared to the same periods of 2004 due to the continual shift in the Company's business model from selling to leasing of monitoring equipment. Revenues from equipment sold in conjunction with a hosting agreement for tracking and monitoring services on tracNet24 are recognized ratably over the initial term of the hosting agreement which is typically for one year. Revenues from equipment sold without a hosting agreement are recognized when goods are received by the customer. Equipment is shipped FOB destination.

         Equipment Leasing and Hosting Revenue. Equipment Leasing and Hosting Revenue is derived from the fees charged to customers for the use of the Company's offender monitoring software including tracNET24, hosting offender data, the rental of offender monitoring equipment, and ancillary charges directly related to the monitoring of offenders. For the three and nine month periods ended September 30, 2005, equipment leasing and hosting revenues were $1,181,548 and $3,204,607 compared to $949,386 and $2,587,360 for the same periods in 2004. This increase is attributable to the increase in the number of units under lease. Leasing, hosting, and service revenues are recognized upon performance of the respective service. Leasing and hosting contracts with customers are typically for twelve months.

         Gain on Sale-leaseback Transactions. The Company finances much of its monitoring equipment through sale-leaseback agreements, primarily with a leasing company owned by an affiliated party. Under these agreements, the Company purchases the monitoring equipment from the manufacturer, sells it to the leasing company at a gain, and then leases it back from the leasing company. This gain is recorded as a liability and amortized into income over the life of the lease (typically 2-3 years). The Gain on Sale-leaseback Transactions consists of amortization of this deferred gain. For the three and nine months ended September 30, 2005, the Gain on Sale-leaseback Transactions with related parties was $172,759 and $549,701 compared to $162,184 and $390,618 during the same periods in 2004. This increase is attributable to the rise in total amount under these transactions. The Gain on Sale-leaseback Transactions with unrelated parties for the three and nine months ended September 30, 2005, was none and none compared to $7,051 and $18,685 during the same periods of 2004. This decrease is due to no Sale-leaseback Transactions with unaffiliated parties during the first three quarters of 2005. As of September 30, 2005 and September 30, 2004, the Company had seven and six capital leases in conjunction with these transactions, respectively.

         Service Revenue. For 2005, Service Revenue consisted of sales of non-core services including server maintenance agreements and monitoring equipment repairs. For the three and nine months ended September 30, 2005, Service Revenue was $10,065 and $50,584 compared to $49,018 and $99,544 for the comparable periods of 2004. This decrease is attributable to a fewer number of equipment repairs of deployed monitoring units.

         Cost of Revenues. Cost of Revenues represents all direct costs associated with the generation of equipment and hosting revenue, including cost of goods for equipment that is sold and leased, the direct variable communications and hardware equipment expenses associated with the webcentric hosting services, the costs of distribution of software and equipment, and the maintenance expenses on equipment repaired under service agreements. Costs of revenues are recorded as products are delivered or services are performed. A portion of the cost of revenues consists of the amortization of product development costs, which began in March 2002. For the three and nine months ending September 30, 2005, Cost of Revenues was $672,833 and $2,006,840, compared to $738,397 and $3,507,055 during the same periods in 2004. During the first quarter of 2004, the Company initiated strategies of migrating away from the MEMS 2001 product to its tracNET24 based House Arrest product and systematically upgrading its MEMS 2000 product. To reflect these strategies, the Company took impairment charges of $1,129,627 and $211,624 against the MEMS 2001 and MEMS 2000 product, respectively. After considering the effects of the impairment charges taken in 2004, Cost of Revenues decreased by $65,564 and $158,964 from the three and nine months ended September 30, 2004 to the three and nine months ended September 30, 2005, respectively, primarily due to the reduction of amortization of certain product development costs, which ended in February 2005.

         Research and Development. Research and Development expenses are the direct costs associated with iSt's development of its proprietary products. Expenses in this category include the cost of outside contracted engineering and design, staffing expenses for iSt's own engineers and software developers, and the actual costs of components, prototypes, and testing equipment and services used in the product development functions. The Research and Development expenses were $200,849 and $612,335 for the three and nine months ended September 30, 2005, compared to $162,850 and $519,322 for the same periods in 2004. This increase in research and development expenses was the result of additional testing and configuration expenses.

         Sales, General and Administrative. Sales, General and Administrative (SG&A) expenses are all the expenses associated with the operations of the Company, other than the expenses described above. These expenses include executive, sales, administrative and accounting staff payroll, taxes and benefits, rent on property, travel, communications, office leases and supplies, marketing, advertising, attendance at trade shows, production of marketing and related collateral material, as well as recruiting and training expenses. For the three and nine months ended September 30, 2005, SG&A expenses were $1,454,829 and $3,767,588 compared to $1,048,626 and $4,536,504 in the comparable periods of 2004. The reason for the three month increase was due to the increase in bad debt expense, increased legal costs and the payroll associated with the hiring of additional staff. The nine month decrease was the result of streamlining of operations and other cost cutting measures, such as renegotiating communication contracts, lowering rent expenses, and eliminating non-essential expenses.

         Operating Loss. For the three and nine months ended September 30, 2005, operating loss was $959,833 and $2,557,079, compared to $655,505 and $5,188,154 for the same periods in 2004. The primary reasons for the three-month increase were increases in certain R&D and SG&A expenses as described above while the nine-month decrease is primarily attributable to decreases in Cost of Revenues and SG&A expenses as described above and higher overall revenues, especially equipment leasing and hosting revenues.

         Interest Income. For the three and nine months ended September 30, 2005, interest income was $27,759 and $29,725, compared to interest income of $23 and $32 in the comparable periods of 2004. This increase was due the investment of the cash received from the sale of Preferred Stock and warrants in June 2005, which was not needed for immediate working capital needs or debt repayment. These funds have been invested in government notes and CD's held at the Company's financial institution.

         Interest Expense. For the three and nine months ended September 30, 2005, interest expense was $91,618 and $559,025, compared to interest expense of $958,968 and $2,571,373 in the comparable periods of 2004. This decrease was due to a significant reduction in the Company's debt in 2005 pursuant to the Company's recapitalization plan.

         Financing Fees. During the first three quarters of 2004, we incurred financing fees of $21,598 in connection with equity financing. We did not incur any financing fees during the first three quarters of 2005.

         Net Loss. For the three and nine months ended September 30, 2005, the Company had a net loss of $1,023,692 and $3,054,542, compared to a net loss of $1,614,450 and $7,781,093 in the comparable periods of 2004, for the reasons described above.

         Preferred Stock Dividends and Accretion. For the three and nine months ended September 30, 2005, preferred dividends were $270,937 and $278,170, as compared to $234,470 and $682,338 for the comparable periods of 2004. This change was due to all Series A and Series B Convertible Preferred Stock being converted into common stock in December 2004 and January 2005, respectively, with the current preferred dividend amount accrued in regards to the newly created Series C Exchangeable Preferred Stock.

         Net Loss Available to Common Stockholders. For the three and nine months ended September 30, 2005, there was a net loss available to common stockholders of $1,294,629 and $3,332,712 compared to $1,848,920 and $8,463,431 in 2004. The reasons for these changes are described above.

For the year ended December 31, 2004 compared to December 31, 2003

         The following table provides a breakdown of selected results of operations for the years ended December 31, 2004 and 2003 and is the basis for the following discussion of the results of operations:

                                                                 2004               2003
-------------------------------------------------------      ------------       ------------
Revenues:
         Equipment                                           $    377,509       $    171,759
         Leasing                                                1,331,895            402,972
         Hosting                                                2,243,137            757,106
         Gain on sale-leaseback transactions  (Note 10)           588,757            123,083
         Service                                                  138,188             38,187
-------------------------------------------------------      ------------       ------------
            Total revenues                                      4,679,486          1,493,107
-------------------------------------------------------      ------------       ------------
Operating expenses:
         Cost of revenues                                       4,403,047          1,141,334
         Research and development                                 687,914            750,443
         Sales, general and administrative                      6,582,008          5,557,414
-------------------------------------------------------      ------------       ------------
            Total operating expenses                           11,672,969          7,449,191
-------------------------------------------------------      ------------       ------------
         Operating loss                                        (6,993,483)        (5,956,084)
-------------------------------------------------------      ------------       ------------
Other income (expense):
         Interest income                                               32                523
         Interest expense  (Notes 5 and 7)                     (2,681,115)          (444,886)
         Financing fees                                           (21,598)          (638,603)
-------------------------------------------------------      ------------       ------------
         Total other income (expense)                          (2,702,681)        (1,082,966)
-------------------------------------------------------      ------------       ------------
         Loss before provision for income taxes                (9,696,164)        (7,039,050)
         Provision for income taxes  (Note 6)                          --                 --
-------------------------------------------------------      ------------       ------------
Net loss                                                     $ (9,696,164)      $ (7,039,050)
=======================================================      ============       ============
         Preferred dividends  (Note 8)                           (911,983)          (848,200)
-------------------------------------------------------      ------------       ------------
Net loss available to common stockholders                    $(10,608,147)      $ (7,887,250)
=======================================================      ============       ============
Basic and diluted loss per common share                      $      (0.18)      $      (0.19)
=======================================================      ============       ============
Weighted average shares of common stock outstanding            58,275,093         41,561,430
=======================================================      ============       ============

         Equipment Revenue. Equipment Revenue is derived from the sale of offender monitoring equipment. For the year ended December 31, 2004, equipment revenues were $377,509 compared to $171,759 during the same period in 2003. $68,472 of this increase is due to the acquisition of TSC with the balance of the increase attributable to the greater number of tracking units sold during 2004 compared to 2003.

         Leasing Revenue. Leasing Revenue is derived from the rental of offender monitoring equipment. For the period ended December 31, 2004, leasing revenues were $1,331,895 compared to $402,972 for the same period in 2003. $506,357 of this increase is attributable to the acquisition of TSC with the balance due to the increase in the number of units under lease.

         Hosting Revenue. Hosting Revenue is derived from the fees charged to customers for the use of the Company's offender monitoring software including tracNET24, hosting offender data, and ancillary charges directly related to the monitoring of offenders. For the year ended December 31, 2004, hosting revenues were $2,243,137 compared to $757,106 during the same period in 2003. $909,805 of this increase is attributable to the acquisition of TSC with the balance due to the increased deployment of PTUs throughout 2004.

         Gain on Sale Leaseback Transactions. The Company finances much of its monitoring equipment through sale-leaseback agreements. Under these agreements, the Company purchases the monitoring equipment from the manufacturer, sells it to the leasing company at a gain, and then leases it back from the leasing company. This gain is recorded as a liability and amortized into income over the life of the lease. The Gain on Sale-leaseback Transactions consists of amortization of this deferred gain. For the year ended December 31, 2004, the gain on sale-leaseback transactions was $588,757 compared to $123,083 during the same period in 2003. This increase is attributable to the rise in total amount under these transactions. As of December 31, 2004, the Company had six capital leases in conjunction with these transactions.

         Service Revenue. For 2004, Service Revenue consisted of sales of non-core services including server maintenance agreements and monitoring equipment repairs. For the year ended December 31, 2004, Service Revenue was $138,188 compared to $38,187 for the comparable period of 2003. $36,506 of this increase is attributable to the acquisition of TSC with the balance primarily due to the larger number of deployed monitoring units.

         Cost of Revenues. Cost of Revenues represents all direct costs associated with the generation of equipment and hosting revenue, including cost of goods for equipment that is sold and leased, the direct variable communications and hardware equipment expenses associated with the webcentric hosting services, the costs of distribution of software and equipment, and the maintenance expenses on equipment repaired under service agreements. A portion of the cost of revenues consists of the amortization of product development costs, which began in March 2002. For the year ending December 31, 2004, Cost of Revenues was $4,403,047, compared to $1,141,334 during the same period in 2003. $643,310 of this increase is attributable to the acquisition of TSC. During the year, the Company initiated strategies of migrating away from the MEMS 2001 to its tracNET24 based House Arrest product and systematically upgrading its MEMS 2000 product. To reflect these strategies, the Company took impairment charges of $1,129,627 and $211,624 against the MEMS 2001 and MEMS 2000 product, respectively. The balance of the increase in Cost of Revenues is primarily due to the overall growth in deployment of PTUs.

         Research and Development Expense. Research and Development expenses are the direct costs associated with iSt's development of its proprietary products. Expenses in this category include the cost of outside contracted engineering and design, staffing expenses for iSt's own engineers and software developers, and the actual costs of components, prototypes, and testing equipment and services used in the product development functions. The Research and Development expenses were $687,914 for the year ended December 31, 2004, compared to $750,443 for the same period in 2003. This decrease in research and development expenses was the result of Company cost saving measures and the focus on core offerings.

         Sales, General and Administrative Expense. Sales, General and Administrative (SG&A) expenses are all the expenses associated with the operations of the Company, other than the expenses described above. These expenses include executive, sales, administrative and accounting staff payroll, taxes and benefits, rent on property, travel, communications, office leases and supplies, marketing, advertising, attendance at trade shows, production of marketing and related collateral material, as well as recruiting and training expenses. For the year ended December 31, 2004, SG&A expenses increased to $6,582,008 from $5,557,414 in the comparable period of 2003. This increase is attributable to the following: $856,753 to the acquisition of TSC; $302,298 for the write down of monitoring contracts for the MEMS 2001 and MEMS 2000 monitoring equipment; and $389,424 for the increase in stock option issuance expense. These increases were partially offset by the decreases in other SG&A expenses as a result of streamlining of operations and other cost cutting measures, such as renegotiating communication contracts, lowering rent expenses, reducing headcount, and eliminating non-essential expenses.

         Operating Loss. For the twelve months ended December 31, 2004, operating loss was $6,993,483, compared to $5,956,084 for the same period in 2003. The increase is primarily attributable to the impairment charges in the Cost of Revenues as described above.

         Interest Expense. For the year ended December 31, 2004, interest expense totaled $2,681,115, compared to interest expense of $444,886 in the comparable period of 2003. During 2004, the company recorded $1,900,000 of non-cash interest expense related to the issuance of convertible debt representing the value of detachable warrants pursuant to APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. The balance of the increase was due to higher borrowings by the Company in 2004.

         Financing Fees. For the year ended December 31, 2004, financing fees were $21,598, compared to $638,603 for the comparable period of 2003. The decrease is primarily attributable to termination of the Company's practice of issuing warrants in conjunction with debt financing.

         Net Loss. For the year ended December 31, 2004, the Company had a net loss of $9,696,164, compared to a net loss of $7,039,050 in the comparable period of 2003, for the reasons described above.

         Preferred Dividends. For the year ended December 31, 2004, preferred dividends totaled $911,983, as compared to $848,200 for the comparable period of 2003. This increase is attributable to higher average outstanding shares of Series A Convertible Preferred Stock during 2004.

         Net Loss Available to Common Stockholders. For the year ended December 31, 2004, there was a net loss available to common stockholders of $10,608,147 compared to $7,887,250 in 2003. The reasons for these changes are described above.

Liquidity and Capital Resources

         For the year ended December 31, 2004, and the nine months ended September 30, 2005, we used $4,249,912 and $2,489,546 of cash in operating activities, respectively, another $156,525 and $4,785,225, respectively, in investing activities, and generated $4,326,035 and $9,761,345 in cash from financing activities, respectively. The total of all cash flow activities resulted in a decrease in the balance of cash for the year ended December 31, 2004 of $80,402 and an increase in the balance of cash for the nine months ended September 30, 2005 of $2,486,574. For the year ended December 31, 2003, and the nine months ended September 30, 2004, we used $3,414,356 and $2,768,683 of cash in operating activities, respectively, and generated $88,531 and used $429,224 respectively, in investing activities. $3,403,850 and $3,305,098 of cash was generated from financing activities, respectively. The total of all cash flow activities resulted in an increase in the balance of cash of $78,025 for the year ended December 31, 2003 and an increase in the balance of cash of $107,191 for the nine months ended September 30, 2004.

         As of September 30, 2005, the Company had seven capital lease facilities in place which were used to finance offender monitoring equipment. All seven of these capital leases were sale-leaseback transactions with an affiliated party. Under these sale-leaseback arrangements, the Company sells the inventory to a third party leasing company (which is owned by a shareholder of the Company) and then leases the equipment back. All capital leases are treated as financing transactions and carrying interest rates of 9.50%. Maturity dates on these capital leases run from April 2006 to March 2008. As of September 30, 2005, the aggregate balance on these seven capital leases totaled $1,466,537.

         As of September 30, 2005, the Company had notes payable totaling $736,481 issued to three institutional lenders. These notes carry an interest rate of 4% which is payable semi-annually and mature on May 26, 2006. These notes are convertible into shares of the Company's common stock at $2.30 per share.

         After completing the transaction with Mykonos and the conversion and payment of long-term debt, the Company believes it has sufficient working capital to meet its liquidity needs for the foreseeable future.

Critical Accounting Policies

         We prepare our consolidated financial statements in conformity with generally accepted accounting principles in the United States of America ("U.S. GAAP"). This requires management to make estimates and judgments that affect reported amounts and related disclosures. Actual amounts will differ from those estimates. The significant accounting policies are described in Note 1 to the audited Consolidated Financial Statements. Of those policies, the following have been identified as the most critical because they are the most important to the portrayal of our results of operations and financial condition and they require subjective or complex management judgments:

         Revenue is recognized related to the sale and leasing of PTUs and for services provided through tracNET24. A daily service fee is charged for each PTU which the customer desires to have tracked from time to time. The customer initiates tracking by entering an activation command on an appropriate tracNET24 screen and, similarly, stops the tracking by entering a deactivation command. The daily fee for tracNET24 is only charged from the time of activation to the time of deactivation for each PTU. These services are billed in arrears on a monthly basis as the service is rendered to the customer. Revenue related to the daily service fee for leasing and hosting our PTU's was $3,204,607 and $2,587,360 for the nine months ending September 30, 2005 and 2004, respectively. For PTUs that are sold, the customer is billed and revenue is recognized over the life of the related contract. For PTUs that are leased, the customer is billed in arrears on a monthly basis for all units under lease, and revenue is recognized.

         Capitalization of product development costs is related to the hardware development of the Series 2100 product and the software development of the tracNET24 information system. Software and hardware development costs were capitalized in accordance with the Statement of Financial Accounting Standard No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. The capitalization of these costs begins when a product's technological feasibility has been established and there is a detailed product design. The capitalization of these costs ends when the product is available for general release to customers. No such costs were capitalized in 2005 or 2004.

         Amortization of these costs using a straight-line basis over an estimated economic useful life of three years which began in 2002. This amortization amounted to $52,477 and $236,145 for the nine months ended September 30, 2005, and 2004, respectively. For the years ended December 31, 2004 and December 31, 2003, amortization expense was $314,861 and $314,861, respectively. It is reasonably possible that those estimates of projected product revenues, the remaining estimated economic life of the product or both will be reduced significantly in the near term due to competitive pressures or technological changes. As a result, the carrying amount of the capitalized software and hardware costs may be reduced materially in the near term. Based upon product sales and product leasing to date and upon projected sales for the future, management believes there to be no impairment of product development costs, and therefore no such charge was recorded in 2005 or 2004.

         The Company has a stock-based compensation plan titled the 2001 Omnibus Equity Incentive Plan. The Company can also grant stock-based compensation under executive employment agreements. iSt accounts for stock-based compensation under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, which measures compensation as the difference between the fair market value of the stock at the date of award and the amount required to be paid for the stock (intrinsic value method).

         During 2004, the Company reduced the exercise price of certain previously awarded stock options. The Company accounts for modifications of previously issued fixed stock option awards under the accounting consequences of modifications to a fixed stock option or award of APB Opinion No. 25 and related interpretations. Accordingly, the options are accounted for as variable from the date of the modification to the date the option is exercised, forfeited, or expires unexercised.

         The Company evaluates goodwill for impairment on an annual basis. The Company assesses the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. These computations utilize judgments and assumptions inherent in management's estimate of future undiscounted and discounted cash flows to determine recoverability of these assets. If management's assumptions about these assets were to change as a result of events or circumstances, the Company may be required to record an impairment loss. For the year ended December 31, 2004, the Company recorded an impairment charge of $1,341,251 related to monitoring equipment and an impairment charge of $302,298 related to customer monitoring contracts.

Off-Balance Sheet Arrangements

         We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS

         The following are the names and certain information regarding or current Executive Officers and Directors:

      Name                                    Position
      ----                                    --------
Thomas E. Wharton Jr        President, Chief Executive Officer and Director

David G. Vana               Secretary, Chief Financial Officer and Principal Accounting Officer

Edward J. Sempek            Senior V.P., Operations and Business Development

David G. Sempek             Senior V.P., Technology and Chief Technology Officer

Todd L. Hansen              Treasurer and V.P. Finance

Joseph A. Ethridge          Director

Roger J. Kanne              Director

Robert W. Korba             Director

Bruce Leadbetter            Director

Ravi Nath                   Director

General Goh Yong Siang      Director

Each of our directors serves for a term of one year.

         Thomas E. Wharton, Jr.., age 43, President and Chief Executive Officer. Mr. Wharton joined our Board in December 2001, became Chief Executive Officer on February 9, 2004 and President on April 1, 2004. Mr. Wharton began his career at Bozell & Jacob's Poppe Tyson Advertising division in 1988, where he advanced to CFO & CIO in 1992. Mr. Wharton co-founded Poppe Tyson Interactive, and was named President and Chief Operating Officer in 1996.

         David G. Vana, age 43, Secretary and Chief Financial Officer. Mr. Vana was elected Chief Financial Officer on August 1, 2003 and was elected Secretary on June 4, 2004. Mr. Vana was with Telemarket Resources International from May 2000 until October 2001 where he served as a member of the Board of Directors and CFO. From June 1999 to May 2000, he was with Ernst & Young's Management Consulting Practice in Kansas City, Missouri. Mr. Vana was the CFO for Pyramid Computing Solutions from August 1997 to May 2000. His prior experience includes being a Director of Financial Systems for MFS Communications and Accounting Manager for America First Companies.

         Edward J. Sempek, age 43, Senior Vice President, Operations and Business Development. Mr. Sempek was appointed Senior Vice President on November 1, 2001. Mr. Sempek served as Executive Vice President at Telemarket Resources International ("TRI"), an Omaha Nebraska company that provides message broadcasting and direct marketing products to the telecommunications industry, from January 2000 to October 2001. Mr. Sempek is an entrepreneur, having owned a number of businesses over the past two decades including Pyramid Computing Solutions, Inc., which was acquired by TRI. Mr. Sempek was previously employed by Sprint, a large global communications company, from 1989 to 1995. He has served as Major Account Manager, National Accounts Manager, Area Sales Manager and Regional Data Sales Manager with Sprint. Edward Sempek is the brother of David Sempek.

         David G. Sempek, age 42, Senior Vice President, Technology, and Chief Technical Officer. Mr. Sempek was appointed Senior Vice President on November 1, 2001. Mr. Sempek served as Chief Technical Officer at Telemarket Resources International ("TRI") from January 1999 to October 2001. Mr. Sempek also served as Vice President of Information Services at Pyramid Computing Solutions Inc. from January 1993 to December 1999. David Sempek is the brother of Edward Sempek.

         Todd L. Hansen, age 43, Vice President, Finance and Administration. Mr. Hansen joined us in December of 1995 as a Senior Accountant. He was promoted to Corporate Controller in June 2000 and was promoted to his current position in November 2001. Prior to working with us, Mr. Hansen worked at Alford Tire Company for three years as a staff accountant.

         Roger J. Kanne, age 63, Director. Mr. Kanne has been a Board member since October 1997. Mr. Kanne also served as our Chief Financial Officer and Secretary from May 2000 to February 2001. Mr. Kanne is Chairman, President and CEO of Community Oil Company, a regional distributor of petroleum products, and has served in such capacity since 1972. He also serves as Vice President and Secretary of ET Company, a regional video distributor, and has held such position for the last 16 years.

         Ravi Nath, age 52, Director. Dr. Nath joined our Board of Directors in December 2001. Dr. Nath is the Jack and Joan McGraw Endowed Chair of the Department of Information Systems and Technology at Creighton University in Omaha. He assumed the Department Chair in May of 2001 and became a tenured Professor at Creighton in 1998. From 1980 to 1998, Dr. Nath was a Professor of management information systems at the University of Memphis, where he received tenure in 1985. Dr. Nath also currently serves as Executive Director of the Joe Ricketts Center in E-Commerce and as a Board member of the Applied Information Management Institute.

         Robert W. Korba, age 61, has been the President and Chief Executive Officer of Sammons Enterprises, Inc., a holding company, since 1988. Prior to assuming his current position Mr. Korba served as Sammons General Counsel from 1983 to 1988 and Assistant General Counsel from 1973 to 1983. Prior to joining Sammons, Mr. Korba served in the U.S. Army as a 1st Lieutenant in military intelligence. Mr. Korba earned a Bachelor of Arts and a Juris Doctorate from the University of Nebraska.

         Joseph A. Ethridge, age 63, has been the Senior Vice President - Finance and Treasurer of Sammons Enterprises, Inc., a holding company, since 1990. Prior to joining Sammons, Mr. Ethridge was a tax partner with Coopers & Lybrand, an accounting firm, from 1975 to 1990. Mr. Ethridge received a BBA in Accounting and an MBA in Finance and Real Estate from the University of North Texas.

         Bruce Leadbetter, age 66, has been the Chief Executive Officer of Sponsor Investments, LLC, a private investment group, since 2003. Since 2001, Mr. Leadbetter has been a partner of Beta Capital Group, LLC, a private investment group and a partner of Aegis Services Company, LLC. From 2001 to 2003, Mr. Leadbetter served as a Member and Chairman of the Executive Committee of Patriot Air, LLC, a charter carrier. In May 2003, Patriot Air filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code and was subsequently liquidated in February 2004. Mr. Leadbetter is a member of the board of directors of Adam Aircraft Industries, Inc. and serves as a trustee of The Sammons Foundation and The Sammons Dallas Foundation.

         General Goh Yong Siang, age 53, has been a Vice President of Sponsor Investments, LLC, a private investment group, since 2003. Since 2001, General Goh has been a partner of Beta Capital Group, LLC, a private investment group. Prior to 2003, General Goh served as President of ST Engineering (USA), an engineering and technical group, from 1998 until 2000 and President of Patriot Air, LLC, a charter carrier, from 2001 to 2003. In May 2003, Patriot Air filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code and was subsequently liquidated in February 2004. Prior to joining ST Engineering (USA), General Goh served in the Singapore Air Force most recently as Chief of the Air Force. General Goh is a member of the board of directors of North American Technologies Group, Inc., a provider of structural composite products. General Goh received a BA from the National University of Singapore and attended the Advanced Management Program at Harvard and the Leaders in Administration Program at the Singapore Civil Service College.

The Board of Directors and its Committees

         Our Board of Directors conducts its business through meetings and actions taken by written consent in lieu of meetings. Other actions may be taken by committees established by the Board. The Company's independent directors normally meet in executive session at each regularly scheduled Board meeting. The Board of Directors held six meetings during 2004. All directors, other than Mr. Robert Badding, a former director who resigned June 27, 2005, attended at least 75% of all of meetings of the Board and committees on which they served during 2004. Our Board of Directors has established two standing committees: an Audit Committee and a Compensation Committee.

         The Audit Committee. The Audit Committee's primary duties and responsibilities include monitoring the integrity of our financial statements, monitoring the independence and performance of our independent auditors, and monitoring our compliance with applicable legal and regulatory requirements. The Audit Committee performs the following functions:

         o Exercises sole authority to hire and dismiss our independent auditors;

         o Reviews the scope and results of the audit with our independent auditors;

         o Is responsible for required communication with the auditors in regards to the auditor's independence;

         o Reviews our quarterly and annual operating results with management and with our independent public accountants;

         o Considers the adequacy and implementation of our internal auditing, accounting and financial procedures;

         o        Pre-approves all services provided by independent auditors;
                  and

         o Review and approve all transactions between the Company and any related parties.

         As of August 11, 2005, the Audit Committee consists of Joseph Ethridge, Roger Kanne and Ravi Nath. Both Mr. Kanne and Mr. Nath are considered independent Directors within the meaning of the applicable rules of the Securities and Exchange Commission ("SEC") and the listing requirements of the Nasdaq Stock Market. Each member of the Audit Committee has a basic understanding of finance and accounting and is able to read and understand financial statements. Prior to August 11, 2005, the Audit Committee consisted of Ronald Muhlbauer and Ravi Nath. They met four times during 2004, with each member being present at each meeting.

         The Compensation Committee. As of August 11, 2005, the Compensation Committee consists of Robert Korba, Thomas Wharton, Jr. and Ravi Nath and performs the following functions:

         o Reviews and fixes the compensation arrangements for officers and key employees;

         o Grants stock options and makes restricted stock awards to eligible participants under our 2001 Omnibus Equity Incentive Plan; and

         o        Administers our compensation and incentive plans.

         Prior to August 11, 2005, the Compensation Committee consisted of Martin Halbur, Roger Kanne and Ravi Nath. They met three times during 2004, with each member being present at each meeting.

         We do not have a standing nominating committee. The Board determined that due to the relatively small size of the Board, it is not necessary to form a separate committee to evaluate director nominations. After completing the Securities Purchase Transaction, a majority of the Board (currently four of a total of seven directors) was elected exclusively by the holders of the Preferred Stock. The Board will nominate persons only to serve in the remaining directorships. The Board identifies nominees to serve as directors of the Company primarily through suggestions made by directors, management or stockholders. Candidates for directors are evaluated based on their independence, character, judgment, diversity of experience, financial or business acumen, and their ability to represent and act on behalf of all stockholders. However, the Board has not established any quantifiable minimum standards for evaluating potential nominees. The Board will consider nominations for directors received from stockholders which are submitted in a timely manner with sufficient biographical and business experience information about the nominee to allow the Board to evaluate the nominee.

Code of Ethics for Senior Financial Officers

         We have implemented a Code of Ethical Conduct that applies to all of its principal executive officers and senior financial officers as required by
Section 406 of the Sarbanes-Oxley Act of 2002. The Code of Ethical Conduct is available on our website at www.isecuretrac.com.

Communications with Directors

         Stockholders may communicate with any director, including the Chairman of the Board and the chairman of any committee of the Board, by sending a letter to the attention of the appropriate person (which may be marked as confidential) addressed to our corporate secretary at our home office at 5078 South 111th Street, Omaha, NE, 68137. All communications received by our corporate secretary will be forwarded to the appropriate directors

Executive Compensation

         The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers with annual compensation exceeding $100,000 during the fiscal years ending December 31, 2004 and 2003.

                           SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                                          Annual Compensation       Compensation
                                                          -------------------       ------------
                                                                                     Securities
                                                                                     Underlying
                                                                                    Options/SARS
Name and Principal Position                   Year     Salary ($)      Bonus ($)      (#)(8) **
---------------------------                   ----     ----------      ---------      ---------
Thomas E. Wharton Jr. (1)                     2004      143,693          --           250,000
Chief Executive Officer, President            2003           --          --                --
and Director                                  2002           --          --                --

David G. Vana (2)                             2004      123,900          --           100,000 *
Chief Financial Officer, Secretary            2003      123,900          --                --
                                              2002      118,983          --                --
Edward Sempek (3)                             2004      123,900          --           100,000 *
Sr. VP,  Operations and Business              2003      123,900          --                --
Development                                   2002      120,950                            --

David Sempek (4)                              2004      123,900          --           100,000 *
Sr. VP,  Technology, Chief Technical          2003      123,900          --                --
Officer                                       2002      118,983                            --

Michael P. May (5)                            2004       44,281          --                --
Former Chairman, Chief Executive              2003      220,000          --                --
Officer and Director                          2002      210,000          --                --

James E. Stark (6)                            2004       44,609          --                --
Former President and Director                 2003      132,000          --                --
                                              2002      126,000          --                --

John M. Heida (7)                             2004       63,572          --            10,000
Former Senior Vice President - Corporate      2003      110,000          --            10,000
Development and General Counsel               2002      110,000          --            15,000

* 10,000 of these options were granted in 2003 and repriced from $3.40 to $2.30 in December 2004 and 20,000 of these options were granted in 2001 and repriced from $7.905 to $2.30 in December 2004. ** All options reflect Post-Reverse Split amounts.

(1) Thomas E. Wharton Jr. became our Chief Executive Officer on February 9, 2004 and our President on April 1, 2004. We entered into an employment agreement with Mr. Wharton on February 9, 2004 which continues for an indefinite term, unless terminated by either party. The agreement provides for a base salary of $160,000 on an annual basis, a bonus plan of up to 50% of his annual salary and the opportunity to be granted options to purchase our common stock.

(2) David G. Vana joined the Company on November 5, 2001 and was appointed as our Chief Financial Officer on August 1, 2003. We entered into an employment agreement with Mr. Vana on November 5, 2001 which continues for an indefinite term, unless terminated by either party. The agreement provides for a base salary of $118,000 on an annual basis, a bonus plan of up to 50% of his annual salary and the opportunity to be granted options to purchase our common stock. The agreement continues on an indefinite basis, unless terminated by either party.

(3) Edward Sempek joined the Company as Senior Vice President, Operations and Business Development on November 5, 2001. We entered into an employment agreement with Mr. Sempek on November 5, 2001 which continues for an indefinite term, unless terminated by either party. The agreement provides for a base salary of $118,000 on an annual basis, a bonus plan of up to 50% of his annual salary and the opportunity to be granted options to purchase our common stock.

(4) David Sempek joined our Company as Senior Vice President, Technology, and Chief Technical Officer on November 5, 2001. We entered into an employment agreement with Mr. Sempek on November 5, 2001 which continues for an indefinite term, unless terminated by either party. The agreement provides for a base salary of $118,000 on an annual basis, a bonus plan of up to 50% of his annual salary and the opportunity to be granted options to purchase our common stock.

(5)   Mr. May resigned all positions with the Company on February 9, 2004.

(6)   Mr. Stark resigned all positions with the Company on April 1, 2004.

(7)   Mr. Heida resigned all positions with the Company on June 4, 2004.

(8) Indicates number of shares of common stock underlying options. The Company does not maintain a long-term incentive plan or pension plan for its executive officers as defined by the rules of the SEC.

         Our 2001 Omnibus Equity Incentive Plan (the "2001 Plan") provides for the granting of stock options and other equity incentives to our officers, key employees, directors, consultants or advisors who provide services to the Company at an exercise price of not less than 85% of the closing price of the Company's common stock as of the date when the options are granted. As of January 1 of each year, commencing with the year 2001, the aggregate number of options that may be awarded under the Plan will automatically increase by a number equal to the lesser of 1% of the total number of common shares then outstanding or 20,000. As of December 31, 2004, options for a total of 149,196 shares of our common stock were outstanding under the 2001 Plan and options for another 14,772 shares of common stock remain available for new option grants under the 2001 Plan. These option totals reflect post-reverse split amounts.

         As of December 31, 2004, we also granted options to acquire a total of 965,159 (post-reverse split) shares of our common stock to certain of our executive officers under the terms of the employment agreements and other individual compensation arrangements.

         On December 3, 2004, the Board of Directors adopted a resolution, upon recommendation of the Compensation Committee, reducing the exercise price of all outstanding options granted under the 2001 Plan and under employment agreements or other compensation arrangements to $2.30 per share (post-reverse split price). The market price for the Company's common stock has declined over the past several years. This has caused a substantial loss in the value of the stock option issued to the Company's directors, executives and key employees. While the Company paid no bonuses to its Named Executive Officers for their performance in 2004, the Board of Directors, including all of the members of the Compensation Committee, decided to reprice the outstanding options to provide an appropriate incentive to management and to further align executive compensation with the long-term interests of the Company's stockholders. The Company accounts for modifications of previously issued fixed stock option awards under the accounting consequences of modifications to a fixed stock option or award of APB Opinion No. 25 and related interpretations. Accordingly, the options are accounted for as variable from the date of the modification to the date the option is exercised, forfeited, or expires unexercised.

Stock Option Grants Awarded to Named Executive Officers During 2004

         The following tables contain information on stock options granted during the year ended December 31, 2004 and about unexercised stock options held at December 31, 2004.

                     OPTION / SAR GRANTS IN FISCAL YEAR 2004

                                                Number of         Percent of
                                                Securities     Total Options /
                                                Underlying       SARs Granted       Exercise or
                                              Options / SARs     to Employees       Base Price     Expiration
Name and Principal Position                  Granted (#) ***       in 2004           ($/Share)       Date
---------------------------                  ---------------       -------           ---------       ----
Thomas E. Wharton Jr                             125,000            19.13%             2.30               --
CEO, President and Director                      125,000            19.13%             2.30         12/31/09

David G. Vana                                     20,000             3.06%             2.30         04/30/14
Chief Financial Officer, Secretary                50,000             7.65%             2.30         12/31/09
                                                  10,000 *           1.53%             2.30               --
                                                  20,000 **          3.06%             2.30               --

Edward Sempek                                     20,000             3.06%             2.30         04/30/14
Sr. VP,  Operations and Business                  50,000             7.65%             2.30         12/31/09
Development                                       10,000 *           1.53%             2.30               --
                                                  20,000 **          3.06%             2.30               --

David Sempek                                      20,000             3.06%             2.30         04/30/14
Sr. VP,  Technology, Chief Technical              50,000             7.65%             2.30         12/31/09
Officer                                           10,000 *           1.53%             2.30               --
                                                  20,000 **          3.06%             2.30               --

Michael P. May                                         0             0                 0                  --
Former Chairman, CEO and Director

James E. Stark                                         0             0                 0                  --
Former President and Director

John M. Heida                                     10,000             1.53%             3.145              --
Former Senior Vice President - Corporate
Development and General Counsel

* These options were granted in 2003 and repriced from $3.40 to $2.30 in December 2004
** These options were granted in 2001 and repriced from $7.905 to $2.30 in December 2004
*** These options reflect Post-Reverse Split amounts

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-end Option Value Table

         The following table provides information concerning the number and value of stock options exercised during the fiscal year ended December 31, 2004, and held at the end of such fiscal year, by the named executive officers. No SARs were exercised during such fiscal year, and no SARs are held by any named executive officer, because we do not have any plans providing for SARs.

AGGREGATED OPTION / SAR EXERCISES IN FISCAL YEAR 2004 AND YEAR-END OPTION VALUES

                                                                                  Number of Securities    Value of Unexercised
                                                                                 Underlying Unexercised       In-the-Money
                                                                                    Options/SARs at          Options/SARs at
                                                                                    at FY-End (#) *            FY-End ($)
                                                                                  ---------------------    -------------------
                                          Shares Acquired           Value            Exercisable /            Exercisable /
                                         on Exercise (#) *      Realized ($)         Unexercisable            Unexercisable
                                         -------------------    --------------    ---------------------    -------------------

Thomas E. Wharton Jr.                            0                    0             233,167 / 20,834          23,317 / 2,083
CEO, President and Director

David G. Vana                                    0                    0             85,834 / 14,167           8,583 / 1,417
Chief Financial Officer, Secretary

Edward Sempek                                    0                    0             85,834 / 14,167           8,583 / 1,417
Sr. VP,  Operations and Business
Development

David Sempek                                     0                    0             85,834 / 14,167           8,583 / 1,417
Sr. VP,  Technology, Chief Technical
Officer

Michael P. May                                241,200              378,287             249,700 / 0                0 / 0
Former Chairman, CEO and Director

James E. Stark                                   0                    0                100,000 / 0                0 / 0
Former President and Director

John M. Heida                                    0                    0                25,417 / 0                 0 / 0
Former Senior Vice President - Corporate
Development and General Counsel

* These options reflect Post-Reverse Split amounts

Shares Authorized for Issuance Under Equity Compensation Plans

         The following equity compensation plan information summarizes plans and securities approved by, and not approved by, our stockholders as of December 31, 2004:

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Number of securities to be    Weighted average exercise
                                  issued upon exercise of       price of outstanding         Number of securities
        Plan category              outstanding options,         options, warrants and       remaining available for
                                    warrants and rights                rights                   future issuance
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                            (a)                          (b)                          (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans                 149,196                       $2.80                       14,772
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not             965,159                       $2.60                          0
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total                                    1,114,355                      $2.70                       14,772
------------------------------- ---------------------------- ---------------------------- ----------------------------

* Equity compensation plans not approved by security holders consist of arrangements to issue stock option under employment agreements with executive officers.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table contains information, computed as of September 30, 2005, about stockholders who are beneficial owners of more than 5% of our common stock or who are our directors or executive officers. This information was given to us by the stockholders, and the numbers are based on the definitions of the Securities and Exchange Commission, found in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934. Therefore, the number of shares listed in the table represents "beneficial ownership" only for purposes of the reports required by the Commission.

                                 STOCK OWNERSHIP

                                                         Common Stock
                                                         ------------
                                           Amount and Nature of
Name and Address of Beneficial Owner       Beneficial Ownership *  Percent of Class
------------------------------------       ----------------------  ----------------
Robert W. Korba                                    --                0.00%
5949 Sherry Lane, Ste 1400
Dallas, TX 75225

Joseph A. Ethridge                                 --                0.00%
5949 Sherry Lane, Ste 1400
Dallas, TX 75225

Bruce Leadbetter                                   --                0.00%
5949 Sherry Lane, Ste 1400
Dallas, TX 75225

Goh Yong Siang                                     --                0.00%
5949 Sherry Lane, Ste 1400
Dallas, TX 75225

Todd Hansen (1)
5078 S. 111th Street
Omaha, NE 68137                                 7,875                0.07%

Roger Kanne (2)
5078 S. 111th Street
Omaha, NE 68137                               840,326                7.81%

Ravi Nath (3)
5078 S. 111th Street
Omaha, NE 68137                                14,456                0.14%

David G. Vana (4)
5078 S. 111th Street
Omaha, NE 68137                               181,106                1.69%

Thomas E. Wharton Jr. (5)
5078 S. 111th Street
Omaha, NE 68137                               300,571                2.76%

Edward Sempek (6)
5078 S. 111th Street
Omaha, NE 68137                                97,596                0.91%

David Sempek (7)
5078 S. 111th Street
Omaha, NE 68137                                97,895                0.91%

All Directors and Executive Officers (8)
Officers as a Group (11 persons)            1,539,825               14.29%

Total Tech LLC (9)
Carroll, IA 51401                           1,546,343               14.27%

Mykonos 6420, LP (10)                      14,303,902               57.35%
5949 Sherry Lane, Ste 1400
Dallas, TX 75225

*     Beneficial Ownership reflects Post-Reverse Split amounts

** For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if that person has the right to acquire such shares within 60 days from September 30, 2005, by the exercise of any stock option. Such stock options held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by any other person. Additionally, for purposes of this table, a person or entity shall be deemed to be a beneficial owner of shares of common stock if such person or entity has or shares either investment or voting power with respect to such shares. Each director and executive officer has sole voting and investment power over the shares such individual beneficially owns and all such shares are owned directly unless otherwise indicated.

(1) Consists of fully vested options to acquire 7,875 shares of common stock at an exercise price of $2.30 per share.

(2) Includes 644,480 shares of common stock owned directly, 78,835 shares of common stock owned by ET Video over which Mr. Kanne exercises investment and voting control, fully vested options to acquire 4,000 shares of common stock at an exercise price of $2.30 per share and 113,011 fully vested warrants owned directly

(3) Includes 8,456 shares of common stock owned directly and fully vested options to acquire 6,000 shares of common stock at an exercise price of $2.30 per share.

(4) Includes 85,273 shares of common stock owned directly and fully vested options to acquire 95,833 shares of common stock at an exercise price of $2.30 per share. Mr. Vana also holds unvested options to acquire 4,167 shares at an exercise price of $2.30 per share.

(5) Includes 46,571 shares of common stock owned directly and fully vested options to acquire 254,000 shares of common stock at an exercise price of $2.30 per share.

(6) Includes 1,763 shares of common stock owned directly and fully vested options to acquire 95,833 shares of common stock at an exercise price of $2.30 per share. Mr. Sempek also holds unvested options to acquire 4,167 shares at an exercise price of $2.30 per share.

(7) Includes 2,062 shares of common stock owned directly and fully vested options to acquire 95,833 shares of common stock at an exercise price of $2.30 per share. Mr. Sempek also holds unvested options to acquire 4,167 shares at an exercise price of $2.30 per share.

(8) Includes 867,440 shares of common stock owned directly, fully vested options to acquire 559,374 shares of common stock at an exercise price of $2.30 per share and 113,011 fully vested warrants.

(9) The members of Total Tech, LLC are Dennis Anderson, Robert Badding, Mary Collison, Martin Halbur, Roger Kanne, Ronald Muhlbauer, and Patti Pietig. Mr. Kanne, a director, is a member but does not have any voting or dispositive control of the iSECUREtrac shares held by the LLC.

(10) Mykonos 6420, LP is a Texas limited partnership headquartered in Dallas, TX.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Roger Kanne and AHK Leasing, LLC, a company controlled by him, lent the Company money during 2003, 2004 and 2005. Some of these loans were evidenced by promissory notes having terms of one year and bearing interest at a rate of 10% per annum. Some of these loans were in the form of capital leases with terms ranging from 18 months to three years and bearing interest at a rate of 9.50% per annum. When such loans were made, we issued warrants to purchase our common stock based on the amount of money loaned to us with exercise prices and expiration dates that varied depending on the value of our common stock on the date the respective loans were made. The following table sets forth certain information regarding these loan transactions, including the transaction dates, the type of transaction, loan amounts, the number of warrants granted and the exercise price of the warrants:

                        Issue          Type of          Amount of     Number of      Exercise
Lender                   Date        Transaction        Loan ($)    Warrants (#) *   Price ($)
------                   ----        -----------        --------    --------------   ---------
AHK Leasing, LLC      09/01/03      Capital Lease        250,000       35,512          3.52
AHK Leasing, LLC      09/01/03      Capital Lease        125,000       21,702          2.88
AHK Leasing, LLC      09/01/03      Capital Lease        125,000       13,951          4.48
AHK Leasing, LLC      09/01/03      Capital Lease        125,000        9,766          6.40
AHK Leasing, LLC      09/01/03      Capital Lease        125,000       10,558          5.92
AHK Leasing, LLC      09/01/03      Capital Lease        125,000       11,161          5.60
AHK Leasing, LLC      09/01/03      Capital Lease        360,000       37,500          4.80
Roger Kanne           11/21/03      Promissory Note      200,000       25,511          3.92
AHK Leasing, LLC      12/22/03      Capital Lease        375,001           --
AHK Leasing, LLC      04/12/04      Capital Lease        625,000           --
AHK Leasing, LLC      09/13/04      Capital Lease        500,000           --
AHK Leasing, LLC      03/04/05      Capital Lease        400,000           --

* These warrants reflect Post-Reverse Split amounts

         On December 30, 2004, we issued 250,604 shares of common stock to Roger Kanne for converting the remaining principal balance on each of his promissory notes into equity at a conversion price of $2.30 per share. On that same date, we issued 32,609 shares of common stock to Martin Halbur for converting the remaining principal balance on a promissory note evidencing a loan made by him to the Company in November 2001 into equity at a conversion price of $2.30 per share.

         A Consulting Agreement was entered into as of March 5, 2002 between the Company and Wharton Consulting, which is owned by Thomas Wharton. Mr. Wharton received consulting fees in the amount of $21,000 during 2002, $13,676 during 2003 and $0 during 2004 for services provided. This consulting agreement terminated on February 9, 2004 when Mr. Wharton became the President and Chief Executive Officer of the Company.

         On November 9, 2004, the Company issued a warrant to Roger Kanne to purchase 100,000 shares of our common stock at an exercise price of $3.50 per share. The warrant will expire on November 5, 2007 and was issued in consideration for special services performed by Mr. Kanne on behalf of the Company.

         On November 9, 2004, Total Tech, LLC purchased 402,174 shares of our common stock at $2.30 per share. In addition, the Company granted Total Tech, LLC a warrant to purchase 201,087 shares of our common stock at an exercise price of $3.698, which expires on November 9, 2009.

         On January 31, 2005, the Company entered into a $1 million bridge loan with Opus 5849 LLC, an affiliate of Mykonos, ("Opus") evidenced by a promissory note executed by the Company, IST Services, Inc. and Tracking Systems in favor of Opus (the "January Note"). Subsequent to the initial bridge loan Opus extended an additional $400,000 bridge loan on April 26, 2005 and an additional $300,000 bridge loan on May 20, 2005, which in each case was evidenced by a promissory note executed by the Company, IST Services, Inc. and Tracking Systems in favor of Opus (the "Subsequent Notes" and together with the January Note, the "Opus Notes"). Pursuant to the Securities Purchase Agreement the Company agreed to use a portion of the proceeds received on June 27, 2005, to repay the Opus Notes.

         Mykonos, as the sole holder of the Series C Preferred Stock, has the right to designate a majority of the members of the Board of Directors. Pursuant to this right, Mykonos designated General Goh and Messrs. Leadbetter, Korba and Ethridge to serve as members of the Company's Board of Directors. Mr. Leadbetter and General Goh are officers of Sponsor Investments, LLC, which is the general partner of Mykonos. Messrs. Korba and Ethridge are officers of Herakles Investments, Inc., which is the managing member of Sponsor Investments, LLC, and its ultimate parent Sammons Enterprises, Inc.

                          DESCRIPTION OF CAPITAL STOCK

General

         Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. All 1,000,000 shares of our preferred stock have been designated as Series C 8% Cumulative Compounding Exchangeable Preferred Stock. As of September 30, 2005, 10,636,384 shares of common stock, and 1,000,000 shares of Series C Preferred Stock were issued and outstanding.

Common Stock

         Holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available to pay for such dividends. In the event of liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of our liabilities and the liquidation preference, if any, of any outstanding shares of our preferred stock. All of the outstanding shares of our common stock are fully paid and non-assessable. We have paid no dividends on our common stock for the last three fiscal years or for any subsequent period to the date of this prospectus and do not expect to pay dividends any time in the foreseeable future.
 Moreover, the rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which we may designate and issue in the future.

Preferred Stock

         Our Board of Directors has the authority, without any further vote or action by the stockholders, to provide for the issuance of up to 1,000,000 shares of preferred stock from time to time in one or more series with such designations, rights, preferences and limitations as the Board of Directors may determine, including the consideration received therefore. The Board also has the authority to determine the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights without approval by the holders of common stock. Although it is not possible to state the effect that any issuance of preferred stock might have on the rights of holders of common stock, the issuance of preferred stock may have one or more of the following effects: (i) to restrict common stock dividends if preferred stock dividends have not been paid; (ii) to dilute the voting power and equity interest of holders of common stock to the extent that any preferred stock series has voting rights or is convertible into common stock; or (iii) to prevent current holders of common stock from participating in our assets upon liquidation until any liquidation preferences granted to holders of preferred stock are satisfied. In addition, the issuance of preferred stock may, under certain circumstances, have the effect of discouraging a change in control by, for example, granting voting rights to holders of preferred stock that require approval by the separate vote of the holders of preferred stock for any amendment to the Certificate of Incorporation or any reorganization, consolidation, merger or other similar transaction. As a result, the issuance of such preferred stock may discourage bids for our common stock at a premium over the market price therefore, and could have a materially adverse effect on the market value of our common stock.

         Series C Exchangeable Preferred Stock. On June 27, 2005, the Company issued 1,000,000 shares of its newly created $0.01 par value Series C 8% Cumulative Compounding Exchangeable Preferred Stock plus warrants to acquire 3,234,248 shares of the Company's common stock at exercise prices ranging from $2.30 to $16.50 per share. The Preferred Stock is exchangeable for 4,782,609 shares of Common Stock and warrants to acquire 6,287,045 shares of Common Stock at an exercise price of $2.30 per share.

         If after June 27, 2010, the closing price of the common stock exceeds $20.00 per share for at least 120 consecutive trading days, the Company can require the conversion of the Series C Preferred Stock into common stock in accordance with the above exchange provisions.

         The Preferred Stock is redeemable on the tenth anniversary of the original issue date. The redemption price per share of the Preferred Stock shall be the per share original issue price ($11 per share) plus an amount equal to all accrued but unpaid dividends thereon (and any interest payable thereon). The interest method will be utilized to accrete the carrying amount of the Preferred Stock over the ten year period to the earliest redemption date so that the carrying amount will equal the redemption amount at the earliest possible redemption date. Due to the accumulated deficit position of the Company, the periodic accretion will be charged to Additional Paid-In Capital.

         Upon any liquidation of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received an amount per share equal to the Per Share Original Issue Price plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, multiplied by a factor of 105%.

         Except as otherwise required by law the holders of shares of Series C Preferred Stock shall vote together with the holders of shares of the Common Stock of the Corporation on all matters submitted to the stockholders of the Corporation and not as a separate class, and each share of Series C Preferred Stock shall entitle the holder thereof to 11 votes or the equivalent amount of voting power thereof as determined by the Board of Directors. In addition, until such time that less than 500 shares of Series C stock is outstanding, the Series C holders shall have the ability to appoint a majority of directors.

Preemptive Rights

         Except holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, no holder of any of our capital stock has any preemptive right to subscribe for or purchase securities of any class or kind. Also, except holders of Series C Preferred Stock, no holders of any of our capital stock have any redemption or conversion rights.

Delaware Business Combination Statute

         We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, this law prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. An "interested stockholder" is generally defined as a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock. This provision of Delaware law may have the effect of delaying, deferring or preventing a change of control of without further action by our stockholders.

Limitation of Liability and Indemnification

         Our Certificate of Incorporation contains certain provisions permitted under the DGCL relating to the liability of our directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as a breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. These provisions do not limit or eliminate our rights or any of our stockholders rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws. Our Certificate of Incorporation and Bylaws also contain provisions indemnifying our directors and officers to the fullest extent permitted by the DGCL. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Transfer Agent and Registrar

         The Transfer Agent and Registrar of our common stock and preferred stock is Atlas Stock Transfer Company, located in Salt Lake City, Utah.

Penny Stock Rules

         Our common stock is subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended, which imposes additional sales practice requirements upon broker-dealers that sell "penny stocks" to persons other than established customers and institutional accredited investors. For transactions under this rule, a broker-dealer must make a special suitability determination for the purchaser and obtain the purchaser's written consent to the transaction prior to the sale. The Commission defines a "penny stock" to be any non-Nasdaq Stock Market equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction by broker-dealers involving a penny stock, unless exempt, the rules of the Commission require delivery, prior to a transaction in penny stock, of a risk disclosure document relating to the penny stock market, together with other requirements and restrictions. The requirements may reduce the level of trading activity, if any, in the secondary market for a security subject to penny stock rules, and investors may find their shares difficult to sell.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. Article 12 of our Restated Certificate of Incorporation, exhibit 3.01 hereto, and article 8 of our Restated Bylaws, exhibit 3.02 hereto, provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                LEGAL PROCEEDINGS

         The validity of the common stock offered hereby will be passed upon for iSECUREtrac Corp. by Kutak Rock, LLP, Omaha, Nebraska.

                                     EXPERTS

         The consolidated financial statements of iSECUREtrac Corp. and subsidiaries included herein have been audited by McGladrey & Pullen, LLP, independent registered public accounting firm, as stated in their report appearing herein, which report expresses an unqualified opinion and includes an explanatory paragraph referring to our ability to continue as a going concern. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

         There have been no changes or disagreements with accountants on accounting and financial disclosure.

                             ADDITIONAL INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus is part of the registration statement, but it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected by public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

      ISECURETRAC CORP. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS

Period Ended September 30, 2005 (Unaudited):
    Consolidated Balance Sheet.................................. F-2
    Consolidated Statements of Operations....................... F-3
    Statement of Stockholders' Deficit.......................... F-4
    Condensed Consolidated Statements of Cash Flows............. F-5
    Notes to Consolidated Financial Statements.................. F-6
Report of Independent Registered Public Accounting Firm
               for the Years Ended December 31, 2004 and 2003... F-11 Years Ended December 31, 2004 and 2003 (Audited):
    Consolidated Balance Sheet.................................. F-12
    Consolidated Statements of Operations....................... F-13
    Statement of Stockholders' Deficit.......................... F-14
    Condensed Consolidated Statements of Cash Flows............. F-15
    Notes to Consolidated Financial Statements.................. F-16
                       iSECUREtrac Corp. and SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                                                    (Unaudited)
                                                                                September 30, 2005    December 31, 2004
-----------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets
         Cash                                                                        $  2,531,571       $     44,997
         Cash - restricted                                                                     --            700,000
         Investments                                                                    3,391,836                 --
         Accounts receivable, net of allowance for doubtful accounts of $62,000
              in 2005 and $13,869 in 2004                                               1,182,266          1,049,654
         Inventories                                                                      152,038            140,938
         Prepaid expenses and other                                                       127,879             75,734
-------------------------------------------------------------------------------      ------------       ------------
                    Total current assets                                                7,385,590          2,011,323
-------------------------------------------------------------------------------      ------------       ------------
Equipment, net of accumulated depreciation of $637,254
         in 2005 and $582,243 in 2004                                                     224,609            222,834
Leasehold Improvements, net of accumulated depreciation of $1,817
         in 2005 and $177 in 2004                                                          14,669             10,434
Monitoring Equipment, net of accumulated depreciation of $3,105,904
         in 2005 and $3,249,971 in 2004                                                 2,666,637          2,496,657
Product Development Costs, net of accumulated amortization of $971,054
         in 2005 and $907,233 in 2004                                                      18,907             82,728
Intangibles, net of accumulated amortization of $643,328
         in 2005 and $548,639 in 2004                                                     268,194            362,883
Goodwill                                                                                2,302,179          2,302,179
Other assets                                                                              146,630            173,651
-------------------------------------------------------------------------------      ------------       ------------
                    Total assets                                                     $ 13,027,415       $  7,662,689
===============================================================================      ============       ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
         Notes payable                                                               $         --       $    215,654
         Current maturities of long-term debt                                             780,434          1,410,647
         Accounts payable and accrued expenses                                            780,807          1,823,401
         Deferred gain on sale-leaseback transaction                                      557,825            870,383
         Accrued interest payable                                                           7,462            142,406
-------------------------------------------------------------------------------      ------------       ------------
                    Total current liabilities                                           2,126,528          4,462,491
-------------------------------------------------------------------------------      ------------       ------------
Long-term debt, less current maturities                                                 1,422,584          5,428,548
-------------------------------------------------------------------------------      ------------       ------------
Redeemable convertible Series C preferred stock                                         9,313,461                 --
-------------------------------------------------------------------------------      ------------       ------------
Stockholders'  Equity (Deficit)
         Series B convertible preferred stock                                                  --            295,000
         Common stock                                                                      10,636             88,651
         Additional paid-in capital                                                    54,643,987         48,594,197
         Accumulated deficit                                                          (54,489,781)       (51,206,198)
-------------------------------------------------------------------------------      ------------       ------------
                    Total stockholders'  equity (deficit)                                 164,842         (2,228,350)
-------------------------------------------------------------------------------      ------------       ------------
                    Total liabilities and stockholders' equity (deficit)             $ 13,027,415       $  7,662,689
===============================================================================      ============       ============

See Notes to Consolidated Financial Statements.

                       iSECUREtrac Corp. and SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                 Three Months Ended                  Nine Months Ended
                                                                    September 30                        September 30
                                                             2005               2004               2005               2004
---------------------------------------------------      ------------       ------------       ------------       ------------
Revenues:
           Equipment sales                               $      4,306       $    126,729       $     24,792       $    278,520
           Equipment leasing & hosting                      1,181,548            949,386          3,204,607          2,587,360
           Gain on sale-leaseback transactions
              Related party                                   172,759            162,184            549,701            390,618
              Other                                                --              7,051                 --             18,685
           Service                                             10,065             49,018             50,584             99,544
---------------------------------------------------      ------------       ------------       ------------       ------------
              Total revenues                                1,368,678          1,294,368          3,829,684          3,374,727
---------------------------------------------------      ------------       ------------       ------------       ------------
Operating expenses:
           Cost of revenues                                   672,833            738,397          2,006,840          3,507,055
           Research and development                           200,849            162,850            612,335            519,322
           Sales, general and administrative                1,454,829          1,048,626          3,767,588          4,536,504
---------------------------------------------------      ------------       ------------       ------------       ------------
              Total operating expenses                      2,328,511          1,949,873          6,386,763          8,562,881
---------------------------------------------------      ------------       ------------       ------------       ------------
           Operating loss                                    (959,833)          (655,505)        (2,557,079)        (5,188,154)
---------------------------------------------------      ------------       ------------       ------------       ------------
Other income (expense):
           Interest income                                     27,759                 23             29,725                 32
           Interest expense                                   (91,618)          (958,968)          (559,025)        (2,571,373)
           Financing fees                                          --                 --                 --            (21,598)
           Other, net                                              --                 --             31,837                 --
---------------------------------------------------      ------------       ------------       ------------       ------------
           Total other income (expense)                       (63,859)          (958,945)          (497,463)        (2,592,939)
---------------------------------------------------      ------------       ------------       ------------       ------------
           Loss before provision for income taxes          (1,023,692)        (1,614,450)        (3,054,542)        (7,781,093)
           Provision for income taxes                              --                 --                 --                 --
---------------------------------------------------      ------------       ------------       ------------       ------------
Net loss                                                 $ (1,023,692)      $ (1,614,450)      $ (3,054,542)      $ (7,781,093)
===================================================      ============       ============       ============       ============
Preferred stock dividends and accretion                      (270,937)          (234,470)          (278,170)          (682,338)
---------------------------------------------------      ------------       ------------       ------------       ------------
Net loss available to common stockholders                $ (1,294,629)      $ (1,848,920)      $ (3,332,712)      $ (8,463,431)
===================================================      ============       ============       ============       ============
Basic and diluted loss per common share                  $      (0.12)      $      (0.32)      $      (0.35)      $      (1.62)
===================================================      ============       ============       ============       ============
Weighted average shares of common stock outstanding        10,635,864          5,772,115          9,656,142          5,213,212
===================================================      ============       ============       ============       ============

See Notes to Condensed Consolidated Financial Statements.

                       iSECUREtrac Corp. AND SUBSIDIARIES
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                  For the Nine Months Ended September 30, 2005

                                                                                                                 Convertible
                                                                                                               Preferred Stock
                                                                                  Common Stock                    Series B
                                                                                  ------------                    --------
                                                                             Shares             Amount
--------------------------------------------------------------------      ------------       ------------       ------------
Balance, December 31, 2004                                                  88,651,536       $     88,651       $    295,000
           Issuance of warrants, net of offering costs                              --                 --                 --
           Shares issued upon conversion of notes                           16,320,366             16,320                 --
           Shares issued upon exercise of options                               61,000                 61                 --
           Shares issued upon exercise of warrants                             760,869                761                 --
           Shares issued for director's fees                                    66,885                 67                 --
           Compensation related to stock options issued                             --                 --                 --
           Adjustment for reverse split                                    (95,724,372)           (95,724)                --
           Series C preferred stock dividends                                       --                 --                 --
           Accretion to redemption value of preferred stock                         --                 --                 --
           Shares issued upon conversion of Series B preferred stock           500,100                500           (295,000)
           Net loss                                                                 --                 --                 --
--------------------------------------------------------------------      ------------       ------------       ------------
Balance, September 30, 2005                                                 10,636,384       $     10,636       $         --
====================================================================      ============       ============       ============
                                                                          Additional
                                                                           Paid-in           Accumulated
                                                                           Capital             Deficit             Total
--------------------------------------------------------------------     ------------       ------------       ------------
Balance, December 31, 2004                                               $ 48,594,197       $(51,206,198)      $ (2,228,350)
           Issuance of warrants, net of offering costs                      1,543,395                 --          1,543,395
           Shares issued upon conversion of notes                           3,825,992                 --          3,842,312
           Shares issued upon exercise of options                              17,114                 --             17,175
           Shares issued upon exercise of warrants                            174,239                 --            175,000
           Shares issued for director's fees                                   14,933                 --             15,000
           Compensation related to stock options issued                       133,022                 --            133,022
           Adjustment for reverse split                                        95,724                 --                 --
           Series C preferred stock dividends                                      --           (229,041)          (229,041)
           Accretion to redemption value of preferred stock                   (49,129)                --            (49,129)
           Shares issued upon conversion of Series B preferred stock          294,500                 --                 --
           Net loss                                                                --         (3,054,542)        (3,054,542)
--------------------------------------------------------------------     ------------       ------------       ------------
Balance, September 30, 2005                                              $ 54,643,987       $(54,489,781)      $    164,842
====================================================================     ============       ============       ============

See Notes to Consolidated Financial Statements.

                        iSECUREtrac CORP AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Nine Months Ended September 30, 2005 and 2004
                                   (Unaudited)

                                                                                            2005               2004
----------------------------------------------------------------------------------      ------------       ------------
Cash flow from operating activities:
         Net loss                                                                       $ (3,054,542)      $ (7,781,093)
         Depreciation and amortization                                                     1,375,910          1,475,877
         Impairment charge of monitoring equipment                                                --          1,341,251
         Impairment charge of intangibles subject to amortization                                 --            302,298
         Interest expense related to convertible debt                                             --          1,900,000
         Decrease in accounts payable and accrued expenses                                (1,042,594)          (303,067)
         Decrease in restricted cash                                                         700,000                 --
         (Decrease) increase in accrued interest                                            (134,944)            73,551
         Other                                                                              (333,376)           222,500
----------------------------------------------------------------------------------      ------------       ------------
              Net cash used in operating activities                                       (2,489,546)        (2,768,683)
----------------------------------------------------------------------------------      ------------       ------------
Net cash used in investing activities:
         Product purchases                                                                (1,393,389)        (1,077,705)
         Investments                                                                      (3,391,836)                --
         Other                                                                                    --            648,481
----------------------------------------------------------------------------------      ------------       ------------
              Net cash used in investing activities                                       (4,785,225)          (429,224)
----------------------------------------------------------------------------------      ------------       ------------
Cash flows from financing activities:
         Decrease in notes payable                                                          (215,654)          (657,397)
         Proceeds from long term debt                                                        400,000          3,025,000
         Principal payments on long term debt                                             (1,193,863)        (1,223,624)
         Net proceeds from issuance of common stock                                               --          3,148,592
         Proceeds from the exercise of options and warrants                                  192,175            387,277
         Proceeds from issuance of Series C preferred stock, net of offering costs        10,578,687                 --
         Other                                                                                    --         (1,374,750)
----------------------------------------------------------------------------------      ------------       ------------
              Net cash provided by financing activities                                    9,761,345          3,305,098
----------------------------------------------------------------------------------      ------------       ------------
              Increase in cash                                                             2,486,574            107,191
Cash, beginning of period                                                                     44,997            125,399
----------------------------------------------------------------------------------      ------------       ------------
Cash, end of period                                                                     $  2,531,571       $    232,590
==================================================================================      ============       ============
Supplemental Disclosures of Cash Flow Information:
         Cash payments for:
              Interest                                                                  $    693,969       $    597,822
              Income Taxes                                                                        --                 --

See Notes to Consolidated Financial Statements.


                        iSECUREtrac CORP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 1.  General

The consolidated balance sheet of iSECUREtrac Corp ("Company", or "iSt") at December 31, 2004, has been taken from audited consolidated financial statements at that date. The consolidated financial statements for the three and nine months ended September 30, 2005, and for the three and nine months ended September 30, 2004, are unaudited and reflect all normal and recurring accruals and adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position, operating results and cash flows for the interim periods presented in this quarterly report. The consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto, together with management's discussion and analysis of financial condition and results of operations, contained in our Annual Report on Form 10-KSB for the year ended December 31, 2004. The results of operations and cash flows for the three and nine months ended September 30, 2005, are not necessarily indicative of the results for the entire fiscal year ending December 31, 2005. Where appropriate, items within the consolidated financial statements have been reclassified from the previous periods' presentation.

On September 19, 2005, the Company effected a 1 for 10 reverse stock split of the Company's common stock. Each outstanding ten (10) shares of our common stock, par value $.001 per share, was automatically combined and converted into one (1) share of our common stock, par value $.001. There was no decrease in the total number of shares of authorized capital stock as a result of the Reverse Stock Split and no fractional shares resulted from the Reverse Stock Split, rather any holder of shares not evenly divisible by ten (10) received one additional whole share of common stock for such fractional share resulting from the combination and such additional share duly issued, fully paid and nonassessable. All share and per share amounts have been retro-actively restated to reflect the reverse stock split.

On June 27, 2005, the Company closed on a Securities Purchase Agreement with Mykonos 6420, LP ("Mykonos"), an affiliate of Sponsor Investments, LLC of Dallas, TX. As part of this agreement, Mykonos invested $11 million in the Company in exchange for 1,000,000 shares of its newly created Series C 8% Cumulative Compounding Exchangeable Preferred Stock plus warrants to acquire 3,234,248 shares of the Company's common stock at exercise prices ranging from $2.30 to $16.50 per share. The Preferred Stock is exchangeable for 4,782,609 shares of Common Stock and warrants to acquire 6,287,045 shares of Common Stock at an exercise price of $2.30 per share. The listed share amounts reflect post-reverse split amounts. An opinion by an independent analyst deemed the transaction as fair to the existing shareholders of the Company.

A total of $1,749,076 of the transaction proceeds were paid at closing to Opus 5949 LLC ("Opus"), an affiliate of Mykonos, in repayment of three short-term loans made by Opus to the Company. In addition, the Company has eliminated all of its debt except for notes totaling $736,000, its capital leases and trade payables through a combination of common stock issuances and cash payments.

The Company's financial statements have been presented on the basis that it is able to continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. After completing the transaction with Mykonos and the conversion and payment of long-term debt, the Company believes it has sufficient working capital to meet its liquidity needs for the foreseeable future.

Note 2.  Common Stock Options and Warrants

During the quarter ended September 30, 2005, the Company granted options to purchase 2,900 shares of common stock to fifteen employees pursuant to the Company's 2001 Omnibus Equity Incentive Plan. One employee received options to purchase 20,000 shares of common stock that were issued outside the Company's 2001 Omnibus Equity Incentive Plan. The exercise prices were set at 85% of the daily closing price of iSt's common stock on each respective grant. The options granted vest ratably over two years. During the quarter ended September 30, 2005, 10,335 options were forfeited by option holders and no options were exercised.

During the quarter ended June 30, 2005, warrants to purchase 3,234,248 shares of common stock were issued by the Company, all to Mykonos 6420, LP pursuant to the Securities Purchase Agreement that the Company entered into on June 21, 2005. These warrant grants mirrored the terms of the Company's existing outstanding warrants and options, including amounts and exercise prices, as of June 27, 2005. The applicable exercise period for these warrants shall be March 1st of the year following the calendar year of the expiration date. During the quarter ended September 30, 2005, 3,000 warrants expired and no warrants were exercised by warrant holders.

At September 30, 2005, the Company had 1,130,942 outstanding stock options, 6,287,045 shares issuable upon exercise of warrants to be issued upon exchange of Preferred Stock, 4,684,958 shares issuable upon the exercise of outstanding warrants and 320,210 shares issuable upon the conversion of subordinated convertible notes that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the period presented.

Note 3.  Stock-Based Compensation

The Company has a stock-based compensation plan titled the 2001 Omnibus Equity Incentive Plan. The Company also grants stock-based compensation under executive employment agreements. iSt accounts for stock-based compensation under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, which measures compensation as the difference between the fair market value of the stock at the date of award and the amount required to be paid for the stock (intrinsic value method). Stock-based compensation of $132,719 and $133,021 and $25,612 and $96,489 has been reflected in net loss for the three and nine months ending September 30, 2005, and 2004, respectively. During 2004, the Company reduced the exercise price of certain previously awarded stock options. The Company accounts for modifications of previously issued fixed stock option awards under the accounting consequences of modifications to a fixed stock option or award of APB Opinion No. 25 and related interpretations. Accordingly, the options are accounted for as variable from the date of the modification to the date the option is exercised, forfeited, or expires unexercised. There was $126,622 and $91,961 and $0 and $0 stock-based compensation for the three and nine month periods ending September 30, 2005, and September 30, 2004, respectively, attributable to variable accounting for stock options for which the exercise price had been reduced.

The following table illustrates the effect on net loss for the three and nine months ending September 30, 2005, and 2004, as if iSt had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based compensation.

                                                                     Three Months Ended                  Nine Months Ended
                                                                        September 30,                      September 30,
                                                                   2005              2004              2005              2004
----------------------------------------------------------     ------------      ------------      ------------      ------------
Net loss, as reported                                          $(1,023,692)      $(1,614,450)      $(3,054,542)      $(7,781,093)
Add:  Stock-based employee compensation expense
included in reported net loss                                      132,719            25,612           133,021            96,489
Deduct:  Total stock-based employee compensation
expense determined under fair value                                (70,177)           (3,645)         (114,878)       (1,475,673)
based method for all awards
----------------------------------------------------------     ------------      ------------      ------------      ------------
Pro forma net loss                                                (961,150)       (1,592,483)       (3,036,399)       (9,160,277)
Preferred dividends                                               (270,937)         (234,470)         (278,170)         (682,338)
----------------------------------------------------------     ------------      ------------      ------------      ------------
Pro forma net loss available to common stockholders            $(1,232,087)      $(1,826,953)      $(3,314,569)      $(9,842,615)
----------------------------------------------------------     ------------      ------------      ------------      ------------
Basic and diluted loss per share:
     As reported                                               $     (0.12)      $     (0.32)      $     (0.35)      $     (1.62)
==========================================================     ============      ============      ============      ============
     Pro forma                                                 $     (0.12)      $     (0.32)      $     (0.34)      $     (1.78)
==========================================================     ============      ============      ============      ============

In determining the pro forma amounts above during 2005 and 2004, the value of each grant is estimated at the grant date using the fair value method prescribed in SFAS No. 123 with the following assumptions: no dividends, risk free interest rate of 5%; expected life of 3.5 years and; expected price volatility of 106.55% and 94.11%.

The fair value of stock warrants issued to non-employees is being accounted for using SFAS No. 123. Related compensation expense is charged to income when incurred.

Note 4.  Monitoring Equipment

Monitoring equipment at September 30, 2005, is as follows:

                                             Active            Passive          MEMS 2000          Other              Total
-------------------------------------      -----------       -----------       -----------       -----------       -----------
Monitoring Equipment                         1,496,469         2,926,016           964,897           385,159         5,772,541
Less accumulated depreciation                 (504,675)       (1,945,632)         (525,488)         (130,109)       (3,105,904)
-------------------------------------      -----------       -----------       -----------       -----------       -----------
Monitoring Equipment, net                  $   991,794       $   980,384       $   439,409       $   255,050       $ 2,666,637
-------------------------------------      -----------       -----------       -----------       -----------       -----------

Because of the high costs associated with maintaining MEMS 2001 home arrest product, the Company began development in April, 2004 of a tracNET24-based replacement home arrest product. This development was completed in the fourth quarter of 2004 and the Company immediately commenced moving customers from the MEMS 2001 to the tracNET24 platform.

During the three months ended March 31, 2004, the Company took an impairment charge of $1,129,627 against its MEMS 2001 monitoring equipment to reflect its obsolescence. At the same time, the Company took an impairment charge of $211,624 against its MEMS 2000 monitoring equipment to reflect the uncertainty of its viability as a profitable offering. These impairment charges have been included in the cost of revenues in the consolidated statement of operations. The Company used the discounted cash flow method for revenues generated by this equipment to determine its fair value.

Note 5.  Goodwill and Intangibles, Subject to Amortization

Goodwill is the excess of the cash paid over the net fair value of assets acquired and liabilities assumed in an acquisition, less the amount of identifiable intangible assets. Goodwill is not amortized, but is tested for impairment on an annual basis. The Company has determined that there is no impairment of goodwill as of December 31, 2004.

Intangible assets are those that can be separately identified and assigned a value. Intangible assets consist of customer monitoring contracts. The Company is amortizing the intangible assets based on the revenue stream of the existing contracts. Amortization expense is included in sales, general and administrative expenses in the consolidated statements of operations and was $94,689 for the nine month period ended September 30, 2005, and $459,973 for the nine month period ended September 30, 2004. Of the $459,973 amortization expense in 2004, $302,298 was a write down of the customer monitoring contracts on the MEMS 2001 and MEMS 2000 equipment to fair value to reflect the uncertainty of customer retention as the Company began replacing the products with the tracNET24-based product.

The composition of goodwill and intangible assets at September 30, 2005, is as follows:

                                                                                           Intangibles, subject
                                                                                Goodwill     to Amortization
-------------------------------------------------------------------------      ----------  ---------------------
Gross Carrying Amount                                                          $2,302,179      $ 911,522
   Accumulated Amortization, including $302,298 of impairment loss                     --       (643,328)
-------------------------------------------------------------------------      ----------  ---------------------
Balance at September 30, 2005                                                  $2,302,179      $ 268,194
=========================================================================      ==========  =====================

Note 6.  Redeemable Exchangeable Series C Preferred Stock

On June 27, 2005, the Company issued 1,000,000 shares of its newly created $0.01 par value Series C 8% Cumulative Compounding Exchangeable Preferred Stock plus warrants to acquire 3,234,248 shares of the Company's common stock at exercise prices ranging from $2.30 to $16.50 per share. The Preferred Stock is exchangeable for 4,782,609 shares of Common Stock and warrants to acquire 6,287,045 shares of Common Stock at an exercise price of $2.30 per share. Total proceeds from the issuance of the Preferred Stock of $11,000,000 were allocated to Preferred Stock and Additional Paid-In Capital Applicable To Warrants of $9,393,407 and $1,606,593, respectively. In addition, total offering costs of $421,314 related to the transaction were allocated to Preferred Stock and Additional Paid-In Capital Applicable to Warrants of $358,117 and $63,197, respectively.

If after June 27, 2010, the closing price of the common stock exceeds $20.00 per share for at least 120 consecutive trading days, the Company can require the conversion of the Series C Preferred Stock into common stock in accordance with the above exchange provisions.

The Preferred Stock is redeemable on the tenth anniversary of the original issue date. The redemption price per share of the Preferred Stock shall be the per share original issue price ($11 per share) plus an amount equal to all accrued but unpaid dividends thereon (and any interest payable thereon). The interest method will be utilized to accrete the carrying amount of the Preferred Stock over the ten year period to the earliest redemption date so that the carrying amount will equal the redemption amount at the earliest possible redemption date. Due to the accumulated deficit position of the Company, the periodic accretion will be charged to Additional Paid-In Capital. For the quarter ended September 30, 2005, the accretion amount charged to Additional Paid-In Capital was $49,129.

Upon any liquidation of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received an amount per share equal to the Per Share Original Issue Price plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, multiplied by a factor of 105%.

Except as otherwise required by law, the holders of shares of Series C Preferred Stock shall vote together with the holders of shares of the Common Stock of the Corporation on all matters submitted to the stockholders of the Corporation and not as a separate class (other than the election of directors discussed below), and each share of Series C Preferred Stock shall entitle the holder thereof to 11 votes or the equivalent amount of voting power thereof as determined by the Board of Directors. In addition, until such time that less than 500 shares of Series C Preferred Stock is outstanding, the Series C Preferred Stockholders shall have the ability to appoint a majority of directors.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
iSECUREtrac Corp.
Omaha, Nebraska

We have audited the accompanying Consolidated Balance Sheet of iSECUREtrac Corp. and subsidiaries as of December 31, 2004, and the related Consolidated Statements of Operations, Stockholders' Deficit and Cash Flows for the years ended December 31, 2004, and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of iSECUREtrac Corp. and subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the years ended December 31, 2004, and 2003, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has suffered recurring losses from operations and its total liabilities exceeds its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McGladrey & Pullen, LLP

Kansas City, Missouri

January 28, 2005, except for (D) and (E) in Note 5 as to which the date is February 28, 2005
                       iSECUREtrac Corp. and SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2004

-------------------------------------------------------------------------------------------    ------------
ASSETS (Note 5)
Current Assets
         Cash                                                                                  $     44,997
         Cash - restricted  (Note 9)                                                                700,000
         Accounts receivable, net of allowance for doubtful accounts of $13,869                   1,049,654
         Inventories                                                                                140,938
         Prepaid expenses and other                                                                  75,734
-------------------------------------------------------------------------------------------    ------------
                    Total current assets                                                          2,011,323
-------------------------------------------------------------------------------------------    ------------
Equipment, net of accumulated depreciation of $582,243                                              222,834
Leasehold Improvements, net of accumulated depreciation of $177                                      10,434
Monitoring Equipment, net (Notes 3 and 10)                                                        2,496,657
Product Development Costs, net of accumulated amortization of $907,233                               82,728
Intangibles, subject to amortization  (Note 4)                                                      362,883
Goodwill  (Note 4)                                                                                2,302,179
Other Assets                                                                                        173,651
-------------------------------------------------------------------------------------------    ------------
                    Total assets                                                               $  7,662,689
===========================================================================================    ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
         Notes payable  (Note 5)                                                               $    215,654
         Current maturities of long-term debt  (Notes 5 and 10)                                   1,410,647
         Accounts payable and accrued expenses  (Note 9)                                          1,823,401
         Deferred gain on sale-leaseback transaction  (Note 10)                                     870,383
         Accrued interest payable  (Note 5)                                                         142,406
-------------------------------------------------------------------------------------------    ------------
                    Total current liabilities                                                     4,462,491
-------------------------------------------------------------------------------------------    ------------
Long-term debt, less current maturities  (Notes 5 and 10)                                         5,428,548
-------------------------------------------------------------------------------------------    ------------
Commitments and contingencies  (Notes 10, 12 and 13)                                                     --
-------------------------------------------------------------------------------------------    ------------
Stockholders'  Deficit  (Notes 7 and 8)
         Series A convertible preferred stock, 10,000 shares designated at $0.01 par value;
                    0 issued and outstanding                                                             --
         Series B convertible preferred stock, 3,500 shares designated at $0.01 par value;
                    300 issued and outstanding stated value $1,000 per share                        295,000
         Common stock, 150,000,000 shares authorized at $0.001 par value;
                    88,651,536 issued and outstanding                                                88,651
         Additional paid-in capital                                                              48,594,197
         Accumulated deficit                                                                    (51,206,198)
-------------------------------------------------------------------------------------------    ------------
                    Total stockholders'  deficit                                                 (2,228,350)
-------------------------------------------------------------------------------------------    ------------
                    Total liabilities and stockholders' deficit                                $  7,662,689
===========================================================================================    ============

See Notes to Consolidated Financial Statements
                       iSECUREtrac Corp. and SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     Years Ended December 31, 2004 and 2003

                                                               2004             2003
-------------------------------------------------------    ------------     ------------
Revenues:
         Equipment                                         $    377,509     $    171,759
         Leasing                                              1,331,895          402,972
         Hosting                                              2,243,137          757,106
         Gain on sale-leaseback transactions  (Note 10)         588,757          123,083
         Service                                                138,188           38,187
-------------------------------------------------------    ------------     ------------
            Total revenues                                    4,679,486        1,493,107
-------------------------------------------------------    ------------     ------------
Operating expenses:
         Cost of revenues                                     4,403,047        1,141,334
         Research and development                               687,914          750,443
         Sales, general and administrative                    6,582,008        5,557,414
-------------------------------------------------------    ------------     ------------
            Total operating expenses                         11,672,969        7,449,191
-------------------------------------------------------    ------------     ------------
         Operating loss                                      (6,993,483)      (5,956,084)
-------------------------------------------------------    ------------     ------------
Other income (expense):
         Interest income                                             32              523
         Interest expense  (Notes 5 and 7)                   (2,681,115)        (444,886)
         Financing fees                                         (21,598)        (638,603)
-------------------------------------------------------    ------------     ------------
         Total other income (expense)                        (2,702,681)      (1,082,966)
-------------------------------------------------------    ------------     ------------
         Loss before provision for income taxes              (9,696,164)      (7,039,050)
         Provision for income taxes  (Note 6)                        --               --
-------------------------------------------------------    ------------     ------------
Net loss                                                   $ (9,696,164)    $ (7,039,050)
=======================================================    ============     ============
         Preferred dividends  (Note 8)                         (911,983)        (848,200)
-------------------------------------------------------    ------------     ------------
Net loss available to common stockholders                  $(10,608,147)    $ (7,887,250)
=======================================================    ============     ============
Basic and diluted loss per common share                    $      (0.18)    $      (0.19)
=======================================================    ============     ============
Weighted average shares of common stock outstanding          58,275,093       41,561,430
=======================================================    ============     ============

See Notes to Consolidated Financial Statements
                       iSECUREtrac Corp. AND SUBSIDIARIES
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                     Years Ended December 31, 2004 and 2003

                                                                                  Series A                      Series B
                                                                                 Convertible                    Convertible
                                                                               Preferred Stock                Preferred Stock
                                                                               ---------------                ---------------
                                                                            Shares         Amount          Shares         Amount
----------------------------------------------------------------------   ------------   ------------    ------------   ------------
Balance, December 31, 2002                                                      8,483   $  8,482,662             150   $    145,000
  Shares issued for cash, net of offering costs                                   416        416,000             150        150,000
  Shares issued for acquisition of subsidiary  (Note 2)                            --             --              --             --
  Shares issued upon exercise of warrants                                          --             --              --             --
  Shares issued for directors' fees and services  (Note 7)                        189        189,000              --             --
  Shares issued upon conversion of Series A preferred stock                      (605)      (605,000)             --             --
  Compensation related to stock options issued  (Note 7)                           --             --              --             --
  Warrants issued for financing fees and consulting services (Note 7)              --             --              --             --
  Series A preferred stock dividends  (Note 8)                                    643        642,808              --             --
  Net loss                                                                         --             --              --             --
----------------------------------------------------------------------   ------------   ------------    ------------   ------------
Balance, December 31, 2003                                                      9,126      9,125,470             300        295,000
  Shares issued for cash, net of offering costs                                    --             --              --             --
  Shares issued upon conversion of notes  (Note 2)                                 --             --              --             --
  Shares issued upon exercise of options                                           --             --              --             --
  Shares issued upon exercise of warrants                                          --             --              --             --
  Shares issued for director's fees  (Note 7)                                      --             --              --             --
  Shares issued for services  (Note 7)                                             --             --              --             --
  Amortization of unearned consulting expense                                      --             --              --             --
  Compensation related to stock options issued  (Note 7)                           --             --              --             --
  Warrants issued in conjunction for convertible notes  (Note 7)                   --             --              --             --
  Warrants issued for consulting services  (Note 7)                                --             --              --             --
  Series A preferred stock dividends  (Note 8)                                  1,130      1,130,496              --             --
  Shares issued upon conversion of Series A preferred stock                   (10,256)   (10,255,966)             --             --
  Net loss                                                                         --             --              --             --
----------------------------------------------------------------------   ------------   ------------    ------------   ------------
Balance, December 31, 2004                                                         --   $         --             300   $    295,000
======================================================================   ============   ============    ============   ============
                                                                                  Common Stock           Additional     Unearned
                                                                                  ------------            Paid-in       Consulting
                                                                            Shares          Amount         Capital       Expense
----------------------------------------------------------------------   ------------    ------------   ------------   ------------
Balance, December 31, 2002                                                 34,919,703    $     34,919   $ 21,510,819   $         --
  Shares issued for cash, net of offering costs                             3,516,766           3,517      1,487,473             --
  Shares issued for acquisition of subsidiary  (Note 2)                     4,423,077           4,423      2,295,577             --
  Shares issued upon exercise of warrants                                     554,913             555        192,169             --
  Shares issued for directors' fees and services  (Note 7)                  4,316,202           4,316      1,277,694       (357,000)
  Shares issued upon conversion of Series A preferred stock                 1,173,638           1,174        603,826             --
  Compensation related to stock options issued  (Note 7)                           --              --        144,912             --
  Warrants issued for financing fees and consulting services (Note 7)              --              --      1,012,263             --
  Series A preferred stock dividends  (Note 8)                                     --              --             --             --
  Net loss                                                                         --              --             --             --
----------------------------------------------------------------------   ------------    ------------   ------------   ------------
Balance, December 31, 2003                                                 48,904,299          48,904     28,524,733       (357,000)
  Shares issued for cash, net of offering costs                            12,275,966          12,276      3,466,737             --
  Shares issued upon conversion of notes  (Note 2)                         13,456,113          13,456      2,974,812             --
  Shares issued upon exercise of options                                    2,438,345           2,438        383,969             --
  Shares issued upon exercise of warrants                                     869,565             870        199,130             --
  Shares issued for director's fees  (Note 7)                                 116,377             116         33,217             --
  Shares issued for services  (Note 7)                                        334,905             335         76,045             --
  Amortization of unearned consulting expense                                      --              --             --        357,000
  Compensation related to stock options issued  (Note 7)                           --              --        534,336             --
  Warrants issued in conjunction for convertible notes  (Note 7)                   --              --      1,900,000             --
  Warrants issued for consulting services  (Note 7)                                --              --        255,508             --
  Series A preferred stock dividends  (Note 8)                                     --              --             --             --
  Shares issued upon conversion of Series A preferred stock                10,255,966          10,256     10,245,710             --
  Net loss                                                                         --              --             --             --
----------------------------------------------------------------------   ------------    ------------   ------------   ------------
Balance, December 31, 2004                                                 88,651,536    $     88,651   $ 48,594,197   $         --
======================================================================   ============    ============   ============   ============
                                                                            Accumulated
                                                                             Deficit           Total
----------------------------------------------------------------------     ------------     ------------
Balance, December 31, 2002                                                 $(32,710,801)    $ (2,537,401)
  Shares issued for cash, net of offering costs                                      --        2,056,990
  Shares issued for acquisition of subsidiary  (Note 2)                              --        2,300,000
  Shares issued upon exercise of warrants                                            --          192,724
  Shares issued for directors' fees and services  (Note 7)                           --        1,114,010
  Shares issued upon conversion of Series A preferred stock                          --               --
  Compensation related to stock options issued  (Note 7)                             --          144,912
  Warrants issued for financing fees and consulting services (Note 7)                --        1,012,263
  Series A preferred stock dividends  (Note 8)                                 (848,200)        (205,392)
  Net loss                                                                   (7,039,050)      (7,039,050)
----------------------------------------------------------------------     ------------     ------------
Balance, December 31, 2003                                                  (40,598,051)      (2,960,944)
  Shares issued for cash, net of offering costs                                      --        3,479,013
  Shares issued upon conversion of notes  (Note 2)                                   --        2,988,268
  Shares issued upon exercise of options                                             --          386,407
  Shares issued upon exercise of warrants                                            --          200,000
  Shares issued for director's fees  (Note 7)                                        --           33,333
  Shares issued for services  (Note 7)                                               --           76,380
  Amortization of unearned consulting expense                                        --          357,000
  Compensation related to stock options issued  (Note 7)                             --          534,336
  Warrants issued in conjunction for convertible notes  (Note 7)                     --        1,900,000
  Warrants issued for consulting services  (Note 7)                                  --          255,508
  Series A preferred stock dividends  (Note 8)                                 (911,983)         218,513
  Shares issued upon conversion of Series A preferred stock                          --               --
  Net loss                                                                   (9,696,164)      (9,696,164)
----------------------------------------------------------------------     ------------     ------------
Balance, December 31, 2004                                                 $(51,206,198)    $ (2,228,350)
======================================================================     ============     ============

See Notes to Consolidated Financial Statements.

                       iSECUREtrac CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2004 and 2003

                                                                                            Year Ended December 31,
                                                                                            2004             2003
------------------------------------------------------------------------------------    ------------     ------------
Cash Flows From Operating Activities
  Net loss                                                                              $ (9,696,164)    $ (7,039,050)
  Adjustments to reconcile net loss to net cash used in operating activities
     Depreciation and amortization                                                         1,911,843          949,756
     Impairment charge of monitoring equipment                                             1,341,251               --
     Impairment charge of intangibles subject to amortization                                302,298               --
     Interest expense related to warrants issued in connection with convertible debt       1,900,000               --
     Expenses paid by issuance of stock, warrants, and options in lieu of cash               899,557        1,922,009
     Amortization of unearned consulting expense                                             357,000          357,000
     Gain on sale - leaseback transactions                                                  (588,757)        (123,083)
     Changes in assets and liabilities, net of effects of acquisition
        (Increase) in accounts receivable                                                   (447,287)         (26,036)
        (Increase) decrease in inventories                                                     3,213          (29,170)
        (Increase) decrease in prepaid expenses                                               16,798          (17,839)
        Increase (decrease) in accounts payable and accrued expenses                        (196,483)         442,583
        Increase (decrease) in accrued interest payable                                      (53,181)         149,474
------------------------------------------------------------------------------------    ------------     ------------
Net cash used in operating activities                                                     (4,249,912)      (3,414,356)
------------------------------------------------------------------------------------    ------------     ------------
Cash Flows From Investing Activities
  Acquisition of subsidiary, net of acquisition costs                                             --          216,311
  Purchases of leasehold improvements and equipment                                          (14,484)         (24,516)
  Purchases of monitoring equipment                                                             (878)         (95,901)
  (Increase) in other assets                                                                (141,163)          (7,363)
------------------------------------------------------------------------------------    ------------     ------------
Net cash provided by (used in) investing activities                                         (156,525)          88,531
------------------------------------------------------------------------------------    ------------     ------------
Cash Flows From Financing Activities
  Proceeds from notes                                                                        270,000          750,000
  Principal payments on notes                                                               (817,435)        (281,708)
  Proceeds from long-term debt                                                             1,940,000        1,000,000
  Principal payments on long-term debt                                                    (1,913,965)        (806,540)
  Preferred stock dividends paid in cash                                                          --         (190,000)
  Proceeds from issuance of common stock                                                   4,065,420        1,565,890
  Proceeds from issuance of preferred stock                                                       --          566,000
  Proceeds from sale-leaseback transaction                                                   782,015          800,208
------------------------------------------------------------------------------------    ------------     ------------
Net cash provided by financing activities                                                  4,326,035        3,403,850
------------------------------------------------------------------------------------    ------------     ------------
Increase (decrease) in cash                                                                  (80,402)          78,025
Cash at beginning of period                                                                  125,399           47,374
------------------------------------------------------------------------------------    ------------     ------------
Cash at end of period                                                                   $     44,997     $    125,399
====================================================================================    ============     ============
Supplemental Disclosure of Cash Payments for
  Interest                                                                                   834,296          295,412
Supplement Disclosure Of Noncash Investing and Financing Activities
  Conversion of long-term debt to notes payable                                                   --          301,790
  Issuance of Common and Preferred Stock in lieu of payment on
     long-term debt, notes payable and accrued interest payable                            2,988,268          117,824
  Issuance of Preferred Stock in payment of Preferred Stock dividends                      1,130,496          642,808
  Issuance of Common Stock upon Conversion of Series A Preferred Stock                    10,255,966               --
  Issuance of Common Stock  for investment in subsidiary (Note 2)                                 --        2,300,000
  Preferred Stock dividends declared but not paid                                                 --          218,513
  Conversion of accounts payable to notes payable                                                 --          166,077
  Increase in restricted cash and stockholders' escrow liability                             700,000               --
  Capital lease obligations incurred for monitoring equipment                              1,085,000        1,855,000

See Notes to Consolidated Financial Statements.

                        iSECUREtrac CORP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Nature of Business and Significant Accounting Policies

Nature of Business

iSECUREtrac Corp. and subsidiaries ("iSt" or "the Company") designs, develops, produces, sells, leases and supports wireless products and services relating to the tracking, monitoring, and reporting of individuals and objects. iSt products are designed to enhance productivity, reduce costs, and improve overall response using on-line access to information previously maintained on a variety of media. Today, iSt primarily markets to the criminal justice industry for continuous electronic monitoring of criminal offenders.

iSt was formed on January 5, 1992, for the purpose of developing wireless products and services relating to tracking, monitoring and reporting of individuals and objects.

Significant Accounting Policies

Principles of consolidation: The consolidated financial statements include the accounts of iSt and its wholly-owned subsidiaries, iSt Services, Inc., formed September 25, 2002, and Tracking Systems Corporation, acquired on August 28, 2003. ABS Nebraska, Inc., an inactive wholly-owned subsidiary, dissolved in 2003. All material intercompany balances and transactions have been eliminated in consolidation.

Accounting estimates and assumptions: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Trade accounts receivable: Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions. Trade accounts receivable are written off when deemed uncollectible. Recoveries of trade accounts receivable previously written off are recorded when received. The Company offers credit terms to select customers of up to 45 days. Additionally, the Company reserves the right to assess finance charges on delinquent accounts where such charges are permitted. Accounts are considered delinquent after 45 days. There was $6,131 of bad debt expenses for 2004 and none for 2003.

Inventories: Inventories consist of Personal Tracking Units (PTUs) and parts and are recorded at the lower of cost (first in - first out method) or market.

Leasehold improvements, equipment, and monitoring equipment: Leasehold improvements, equipment, and monitoring equipment are recorded at cost. Equipment and monitoring equipment are depreciated on the straight-line method over the estimated useful lives of the related assets ranging from 3 to 7 years. The cost of leasehold improvements is amortized over the lesser of the estimated lives of the assets or the lease term. Amortization of assets acquired under capital leases is included with depreciation expense on the owned assets. These assets are reviewed for impairment under Statement of Financial Accounting Standard (SFAS) No. 144 when events indicate the carrying amount may not be recoverable.

Because of the high costs associated with maintaining the MEMS 2000 and MEMS 2001 home arrest product, the Company began development in April, 2004 of a tracNET24-based replacement home arrest product. This development was completed in the fourth quarter and the Company immediately commenced moving customers from the MEMS 2001 to the tracNET24 platform. In addition, during the third quarter of 2004, the Company released the iSt cuff RF transmitter and ceased offering the Elmo Tech and Premier Geografix transmitters for use in its GPS and home arrest offerings.

During the year ended December 31, 2004, the Company took impairment charges totaling $1,341,251 against its MEMS 2001 ($1,129,627) and MEMS 2000 ($211,624)
monitoring equipment. This impairment charge has been included in the cost of revenues in the consolidated statement of operations. The Company used the discounted cash flow method for revenues generated by this equipment to determine the fair value of this equipment.

Product development: iSt capitalized software and hardware development costs in accordance with the SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. At December 31, 2004, the majority of the capitalized costs related to the development of a web-based tracking and monitoring system, known as tracNET24. The capitalization of these costs begins when a product's technological feasibility has been established and ends when the product is available for general release to customers. No product development costs were capitalized in 2003 or 2004. iSt began amortizing these costs in 2002 on a straight-line basis over an estimated economic useful life of three years. It is reasonably possible that the remaining estimated economic life of the product would be reduced significantly in the near term due to competitive pressures or technological changes. As a result, the carrying amount of the capitalized software and hardware costs may be reduced materially in the near term. Based upon unit sales to date, and projected sales for the future, management believes there is no impairment of product development costs and therefore, there was no charge to expense for impairment in the year ended December 31, 2004, or December 31, 2003. Amortization of capitalized software and hardware development costs totaled $314,862 for the years ended December 31, 2004 and 2003.

Goodwill: Goodwill represents the excess of purchase price paid over the net identifiable assets of the acquired business. It is subject to annual tests for impairment. iSt has recorded no impairment charges related to goodwill for the years ended December 31, 2004, and 2003.

Intangibles, subject to amortization: Amortizable intangibles represent the value assigned to the future net income stream attributable to acquired customer monitoring contracts based on their capacity to generate such income. The intangible asset is being amortized over seven years, which is the estimated life of the monitoring contracts to which they relate. Amortization is based on the ratio of projected annual revenue streams to total projected revenue per existing customer monitoring contracts.

Earnings (loss) per share: Basic Earnings (Loss) Per Common Share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted Earnings (Loss) Per Common Share shall be computed by including contingently issuable shares with the weighted average shares outstanding during the period. When inclusion of the contingently issuable shares would have an antidilutive effect upon earnings per share, no diluted earnings (loss) per share shall be presented. The following contingently issuable shares were not included in diluted earnings
(loss) per common share as they would have an antidilutive effect upon earnings
(loss) per share:

                                                December 31, 2004   December 31, 2003
---------------------------------------------   -----------------   -----------------
     Series A Convertible Preferred Stock                      --           9,125,470
     Series B Convertible Preferred Stock                 500,100             500,100
     Subordinated Convertible Note                      2,631,579           2,000,000
     Other Convertible Notes                            3,723,835                  --
     Common stock options outstanding                  11,143,541           9,145,251
     Common stock warrants outstanding                 22,888,991           4,209,116
     Convertible subordinated debentures                    4,950               4,950
---------------------------------------------   -----------------   -----------------

Revenue recognition: Revenues from equipment sold in conjunction with a hosting agreement are recognized ratably over the initial term of the hosting agreement. Revenues from equipment sold irrespective of a hosting agreement are recognized when goods are received by the customer. Equipment is shipped FOB destination. Leasing, hosting, and service revenues are recognized upon performance of the respective service. Gains on sale-leaseback transactions are recorded as a liability and recognized as income ratably over the term of the respective equipment lease (typically 2-3 years). Costs of revenues are recorded as products are delivered or services are performed. Leasing and hosting contracts with customers are typically for twelve months.

Income taxes: Deferred taxes are provided for by a liability method wherein deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Stock-based compensation: The Company has a stock-based compensation plan titled the 2001 Omnibus Equity Incentive Plan. The Company also grants stock-based compensation under executive employment agreements. iSt accounts for stock-based compensation under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, which measures compensation as the difference between the fair market value of the stock at the date of award and the amount required to be paid for the stock (intrinsic value method). Stock-based compensation of $534,336 and $144,912 has been reflected in net loss for the years ending December 31, 2004, and 2003, respectively. During 2004, the Company reduced the exercise price of certain previously awarded stock options. The Company accounts for modifications of previously issued fixed stock option awards under the accounting consequences of modifications to a fixed stock option or award of APB Opinion No. 25 and related interpretations. Accordingly, the options are accounted for as variable from the date of the modification to the date the option is exercised, forfeited, or expires unexercised. $353,124 of the stock-based compensation for the year ended December 31, 2004, is attributable to variable accounting for stock options for which the exercise price had been reduced.

The following table illustrates the effect on net loss for the years ending December 31, 2004, and 2003, as if iSt had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based compensation.

                                                               Year Ended December 31,
                                                               2004             2003
---------------------------------------------------------  -------------    -------------
Net loss, as reported                                      $ (9,696,164)    $ (7,039,050)
---------------------------------------------------------  -------------    -------------
Add:  Stock-based employee compensation expense
included in reported net loss                                   534,336          144,912
Deduct:  Total stock-based employee compensation expense
determined under fair value based method for all awards      (1,263,470)        (570,352)
---------------------------------------------------------  -------------    -------------
Pro forma net loss                                          (10,425,298)      (7,464,490)
Preferred dividends                                            (911,983)        (848,200)
---------------------------------------------------------  -------------    -------------
Pro forma net loss available to common stockholders        $(11,337,281)    $ (8,312,690)
=========================================================  =============    =============
Basic and diluted loss per share:
     As reported                                           $      (0.18)    $      (0.19)
=========================================================  =============    =============
     Pro forma                                             $      (0.19)    $      (0.20)
=========================================================  =============    =============

In determining the pro forma amounts above during 2004 and 2003, the value of each grant is estimated at the grant date using the fair value method prescribed in SFAS No. 123 with the following assumptions: no dividends, risk free interest rate of 5%; expected life of 3.5 years and; expected price volatility of 79.30% and 89.43%.

The fair value of stock warrants issued to non-employees is being accounted for using SFAS No. 123. Related compensation expense is charged to income when incurred.

Segments of business: The Company currently only has one segment line of business.

Advertising costs: Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2004, and 2003 was $10,605 and $26,265, respectively.

Recent Accounting Pronouncements: In December 2004, the Financial Accounting Standards Board ("FASB") published FASB Statement No. 123 (revised 2004), "Share-Based Payment" ("FAS 123(R)" or the "Statement"). FAS 123(R) requires that the compensation cost relating to share-based payment transactions, including grants of employee stock options, be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. FAS 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. FAS 123(R) is a replacement of FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretive guidance (APB 25).

The effect of the Statement will be to require entities to measure the cost of employee services received in exchange for stock options based on the grant-date fair value of the award, and to recognize the cost over the period the employee is required to provide services for the award. FAS 123(R) permits entities to use any option-pricing model that meets the fair value objective in the Statement.

The Company will be required to apply FAS 123(R) as of the beginning of its first interim period that begins after December 15, 2005, which will be the year ending December 31, 2006.

FAS 123(R) allows two methods for determining the effects of the transition: the modified prospective transition method and the modified retrospective method of transition. Under the modified prospective transition method, an entity would use the fair value based accounting method for all employee awards granted, modified, or settled after the effective date. As of the effective date, compensation cost related to the nonvested portion of awards outstanding as of that date would be based on the grant-date fair value of those awards as calculated under the original provisions of Statement No. 123; that is, an entity would not remeasure the grant-date fair value estimate of the unvested portion of awards granted prior to the effective date. An entity will have the further option to either apply the Statement to only the quarters in the period of adoption and subsequent periods, or apply the Statement to all quarters in the fiscal year of adoption Under the modified retrospective method of transition, an entity would revise its previously issued financial statements to recognize employee compensation cost for prior periods presented in accordance with the original provisions of Statement No. 123.

The Company has not yet completed its study of the transition methods or made any decisions about how it will adopt FAS 123(R). The impact of this Statement on the Company in fiscal 2006 and beyond will depend upon various factors, among them being our future compensation strategy. The pro forma compensation costs presented in the table above and in prior filings for the Company have been calculated using a Black-Scholes option pricing model and may not be indicative of amounts which should be expected in future years. No decisions have been made as to which option-pricing model is most appropriate for the Company for future awards.

Note 2.  Acquisition of Subsidiary

On August 28, 2003, the Company acquired all of the outstanding capital stock of Tracking Systems Corporation, ("TSC") a provider of criminal offender monitoring equipment. TSC is now a wholly-owned subsidiary of the Company and the results of its operations from August 29, 2003, are included in the Company's consolidated financial statements. The Company issued 4,423,077 shares of its common stock and assumed $4,294,933 of TSC debt in exchange for all outstanding TSC shares. The total acquisition price was $6,452,862 plus $115,316 of acquisition related expenses. The acquisition price was allocated among the TSC assets as set forth in the following table, which reflect management's assessment of the fair value of these assets:

--------------------------------------------------   -----------
Assets acquired
         Cash, net of acquisition costs              $   216,311
--------------------------------------------------   -----------
         Accounts receivable                             482,727
         Other current assets                            124,842
         Leasehold improvements and equipment            206,346
         Monitoring equipment                          2,584,516
         Intangible asset subject to amortization        911,522
         Goodwill                                      2,302,179
         Other noncurrent assets                          16,044
Liabilities assumed
         Accounts payable and accrued expenses          (249,554)
         Long-term debt                               (4,294,933)
Stock issued for consideration                        (2,300,000)
--------------------------------------------------   -----------
                                                     $        --
==================================================   ===========

$911,522 of intangibles related to the fair value of existing monitoring contracts acquired was recorded pursuant to the transaction. This intangible will be amortized over seven years, which is the estimated life of the monitoring contracts. In addition, $2,302,179 of goodwill that will be subject to annual impairment tests was recorded. This goodwill, which arises from the excess of the purchase price over the fair value of the assets, represents the value to be gained from the increased synergies and sales potential of the combined entities.

As part of the consideration, the Company assumed a $3,452,239 note payable to Westburg Media Capital, LP, a related party. This note payable, which includes a blanket security interest in the all assets, accounts, rights, licenses, and general intangibles, calls for monthly payments including interest of $67,000 with a balloon payment for the remaining amount of principal and interest due in November 2007. The interest rate is based on the U.S. Bank of Washington's prime rate plus 4%. This note also contains various financial covenants that are to be measured on an annual basis.

$700,000 of unsecured and subordinated notes payable to other related parties were also assumed. These notes mature on August 31, 2006 and carry an interest rate of eight (8.0%) per annum and shall be payable annually in arrears.

The following table presents pro forma financial information as though this business combination had been completed as of the January 1, 2003.

                                                        For the Year Ended   From January 1, 2003
                                                         December 31, 2003    to August 28, 2003
                                                                iSt                   TSC            Adjustments         Total
------------------------------------------------------     ------------          ------------        ------------     ------------
Total revenues                                             $  1,493,107          $  1,878,547        $    (28,266)    $  3,343,388
Operating loss                                               (5,956,084)             (277,993)             (6,141)      (6,240,218)
------------------------------------------------------     ------------          ------------        ------------     ------------
Net loss                                                   $ (7,039,050)         $   (212,419)       $    (79,473)    $ (7,330,942)
======================================================     ============          ============        ============     ============
            Preferred dividends                                (848,200)                                                  (848,200)
======================================================     ============          ============        ============     ============
Net loss available to shareholders                         $ (7,887,250)                                              $ (8,179,142)
======================================================     ============          ============        ============     ============
Net loss per share of Common Stock - basic and diluted                                                                $      (0.20)
======================================================     ============          ============        ============     ============
Weighted average shares common stock outstanding                                                                        41,561,430
======================================================     ============          ============        ============     ============

Pro forma adjustments are for amortization of monitoring contract, change in depreciation due to adjustment of equipment to fair value, and elimination of intercompany transactions.

Note 3.  Monitoring Equipment

Monitoring equipment at December 31, 2004, is as follows:

                                   Active          Passive        MEMS 2000       MEMS 2001         Other           Total
------------------------------   -----------     -----------     -----------     -----------     -----------     -----------
Monitoring Equipment                 875,001       2,306,859         964,897       1,278,816         321,056       5,746,628
Less accumulated depreciation       (217,554)     (1,236,451)       (412,497)     (1,278,816)       (104,653)     (3,249,971)
------------------------------   -----------     -----------     -----------     -----------     -----------     -----------
Monitoring Equipment, net        $   657,448     $ 1,070,407     $   552,400     $        --     $   216,402     $ 2,496,657
==============================   ===========     ===========     ===========     ===========     ===========     ===========

Because of the high costs associated with maintaining MEMS 2001 home arrest product, the Company began development in April, 2004 of a tracNET24-based replacement home arrest product. This development was completed in the fourth quarter of 2004 and the Company immediately commenced moving customers from the MEMS 2001 to the tracNET24 platform.

During the year ended December 31, 2004, the Company took an impairment charge of $1,129,627 against its MEMS 2001 monitoring equipment to reflect its obsolescence. At the same time, the Company took an impairment charge of $211,624 against its MEMS 2000 monitoring equipment to reflect the uncertainty of its viability as a profitable offering. These impairment charges have been included in the cost of revenues in the consolidated statement of operations. The Company used the discounted cash flow method for revenues generated by this equipment to determine its fair value.

Note 4.  Goodwill and Intangibles, Subject to Amortization

Goodwill is the excess of the cash paid over the net fair value of assets acquired and liabilities assumed in an acquisition, less the amount of identifiable intangible assets. Goodwill is not amortized, but is tested for impairment on an annual basis. The Company has determined that there is no impairment of goodwill as of December 31, 2004.

Intangible assets are those that can be separately identified and assigned a value. Intangible assets consist of customer monitoring contracts. The Company is amortizing the intangible assets based on the revenue stream of the existing contracts. Amortization expense is included in sales, general and administrative expenses in the consolidated statements of operations and was $459,973, including a $302,298 write down of the customer monitoring contracts on the MEMS 2001 and MEMS 2000 equipment to fair value, in 2004 and $88,666 in 2003. The $302,298 write down was to reflect the undertainty of customer retention as the Company began replacing the products with the tracNET24-based product..

The composition of goodwill and intangible assets at December 31, 2004, is as follows:

                                                                                              Intangibles, subject
                                                                                    Goodwill    to Amortization
------------------------------------------------------------------------------------------------------------------
Gross Carrying Amount                                                             $  2,302,179   $    911,522
   Accumulated Amortization, including $302,298 of impairment loss                          --       (548,639)
   Impairment losses - Goodwill                                                             --             --
------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2004                                                      $  2,302,179   $    362,883
------------------------------------------------------------------------------------------------------------------
The estimated aggregate amortization expense of the intangibles is as follows:
   2005                                                                                          $    126,253
   2006                                                                                                92,707
   2007                                                                                                82,569
   2008                                                                                                41,962
   2009                                                                                                19,392
------------------------------------------------------------------------------------------------------------------
Total                                                                                            $    362,883
------------------------------------------------------------------------------------------------------------------

Note 5.  Pledged Assets, Notes Payable, Long Term Debt, and Subsequent Event

iSt has the following notes payable and long-term debt at December 31, 2004:


------------------------------------------------------------------------------------------------------------------
Notes Payable

    Unsecured, note payable due to a financial institution, principal and
    interest (7.00%) due at maturity (May 10, 2005). (D)                                         $     70,362

    Note payable due to a financial institution, due in monthly installments of $16,557 including interest at the Bank's prime rate plus 1% (6.25% at
    December 31, 2004) through March 15, 2005, when all remaining principal and interest are due. The note is collateralized by substantially all the assets of the Company and the personal guarantees of various stockholders.
    (A) (D)                                                                                           103,082

    Unsecured note payable to an entity resulting from the conversion of
    accounts payable.  Principal and interest (5%) are currently due.  (D)                             42,210
------------------------------------------------------------------------------------------------------------------
Total notes payable                                                                              $    215,654
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Long Term Debt

    Unsecured, subordinated notes payable due to certain stockholders maturing
    on August 31, 2006, interest rate of 8% per annum and shall be payable in                    $    700,000
    arrears. (C)

    Note payable due to a stockholder calling for monthly principal and interest payments of $67,000 with a balloon payment for the remaining amount due in full in November 2007. The interest rate is based on the U.S. Bank of
    Washington prime rate plus 4%. As of December 31, 2004, the rate in effect
    was 9.25%. This note is secured by all corporate assets. (B)                                    2,538,421

    Unsecured, subordinated convertible note with interest (10%) payable quarterly and principal due at maturity (October 2008). Convertible to
    2,631,579 shares of common stock. (C)                                                           1,000,000

    A Series of unsecured notes with three entities at 4% interest convertible
    into shares of the Company's common stock at $0.23 per share. These                               856,482
    convertible notes mature on May 28, 2006. (E)

    10% convertible debenture, currently due, convertible into Common Stock at
    $6.06 per share. (D)                                                                               30,000

    Three separate capital leases carrying interest rates ranging from 10.66% to
    14.36% and maturing August 2005 to November 2005 (see Note 10).                                    38,107

    Six separate capital leases with certain stockholders that are carrying interest rates at 9.50% and maturing March 2006 to October 2007 (see Note
    10).                                                                                            1,676,185
------------------------------------------------------------------------------------------------------------------
    Total long term debt                                                                            6,839,195

    Less current maturities                                                                        (1,410,647)
------------------------------------------------------------------------------------------------------------------
    Total long term debt less current maturities                                                 $  5,428,548
------------------------------------------------------------------------------------------------------------------

      (A) Shares of common stock and common stock warrants were issued to those stockholders guaranteeing this note.

      (B) This note contains various financial covenants that are to be reviewed on an annual basis.

      (C)   These notes are subordinated to the note referenced by (B).

      (D)   These notes were converted or paid off after December 31, 2004.

      (E) On January 3, 2005, an entity converted $100,000 of their note payable with the Company into 434,783 shares of the Company's common stock at a conversion price of $0.23 per share. On February 28, 2005, an entity converted $20,000 of their note payable with the Company into 86,957 shares of the Company's common stock at a conversion price of $0.23 per share.

Interest expense to stockholders for the years ended December 31, 2004, and 2003, was approximately $391,000 and $293,000, respectively. Accrued interest to stockholders at December 31, 2004, was approximately $100,000.

The carrying value of fixed rate notes payable and long-term debt approximates its fair value at December 31, 2004, due to the stockholder guarantees and the relatively short-term nature of the borrowings.

The following is a schedule of aggregate maturities required on long-term debt due in future years as of December 31, 2004:

    2005                                                          $   1,410,647
    2006                                                              2,780,516
    2007                                                              1,648,032
    2008                                                              1,000,000
-------------------------------------------------------------------------------
Total                                                             $   6,839,195
-------------------------------------------------------------------------------

Note 6.  Income Taxes

Net deferred tax asset includes the following components as of December 31, 2004:

                                                                       Total
-------------------------------------------------------------------------------
Deferred tax assets:
    Net operating loss carryforward                               $  20,783,000
    Valuation allowance                                             (20,783,000)
-------------------------------------------------------------------------------
                                                                  $          --
-------------------------------------------------------------------------------

The income tax provision differs from the amount of income tax determined by applying the statutory federal income tax rate to pretax loss for the years ended December 31, 2004, and 2003 due to the following:

                                                                       2004               2003
----------------------------------------------------------------------------------------------------
Computed "expected" tax benefit                                   $  (3,296,699)    $     (2,393,277)
Increase (decrease) in income taxes (benefits) resulting from:
    Benefit from state taxes                                           (581,301)            (422,343)
    Nondeductible expenses                                                   --              482,620
    Increase in valuation allowance                                   3,878,000            2,333,000
----------------------------------------------------------------------------------------------------
Total provision for income taxes                                  $          --     $             --
----------------------------------------------------------------------------------------------------

iSt has net operating losses of approximately $51,713,000 to carryforward for future tax purposes that expire from 2010 to 2024. It is reasonably possible the
Section 382 limitations of Internal Revenue Service regulations may limit the amount of net operating loss carryforward. Due to the uncertainty surrounding the timing of the realization of the benefit from the net operating loss carryforward, iSt has recorded a valuation allowance to offset the deferred tax asset.

Note 7.  Common Stock, Stock Options and Warrants

Common Stock

In 2004 and 2003, iSt issued shares of 116,377 and 195,388, respectively to Board members in lieu of director fees. The shares of common stock issued were based on the current fair market value as of the date of the meeting. Expense related to these services totaled $33,217 and $98,000 for the years ended December 31, 2004, and 2003, respectively.

In 2004 and 2003, iSt issued shares of 334,905 and 4,120,814, respectively to unrelated third parties for services rendered. These services primarily related to consulting activities. These shares of common stock were issued based on the fee of such consultant, converted based on current fair market value. Consulting expense related to these services totaled $76,045 and $1,179,694 for the years ended December 31, 2004, and 2003, respectively.

Stock Options

As of January 1, 2003, iSt had 7,603,575 outstanding options. During 2003 the Company granted 1,865,000 options and 323,324 options were forfeited by the holders. No options were exercised in 2003. As of January 1, 2004, iSt had 9,145,251 outstanding options. During 2004 the Company granted 5,634,250 options and 1,197,615 options were forfeited by the holders. 2,438,345 options were exercised in 2004 and 3,470,500 were cancelled and reissued at a lower price. At December 31, 2004, iSt had 11,143,541 outstanding options.

In June 2001, the shareholders of iSt approved the 2001 Omnibus Equity Incentive Plan. The 2001 Omnibus Equity Incentive Plan provides for the granting of stock options and other equity incentives for up to 1,000,000 shares of the Company's Common Stock to the Company's officers, directors, consultants or advisers who provide services to the Company and key employees at an exercise price 85% of the average daily closing price of the Company's common stock for the week prior to when the options were granted. As of January 1st of each year, commencing with the year 2002, the aggregate number of options that may be awarded under the Plan will automatically increase by a number equal to the lesser of 1% of the total number of Common Shares then outstanding or 200,000. During the years ended 2004 and 2003, grants for 731,750 and 715,000 shares of Common Stock have been made, respectively. Options exercised under the Omnibus plan during the years ended December 31, 2004, and 2003, were 26,345 and none, respectively. Options forfeited for the same time periods were 549,698 and 182,499, respectively. As of December 31, 2004, 147,720 shares of Common Stock remain available for new option grants under this plan. The options are to vest on a monthly basis over a one month to a 36-month period of time from the date of grant.

In February 2003, iSt granted options to purchase in the aggregate of 400,000 shares of common stock at an exercise price 85% of the daily closing price of the common stock on the date when the options were granted to the Senior Vice President Corporate Development and General Counsel, Chief Financial Officer, Senior Vice President of Product and Project Development and Senior Vice President of Technology. The options are to vest on a monthly basis over a two year period of time which began February 3, 2003. 29,167 of these options were forfeited in 2004. In all, 345,834 of these options had vested as of December 31, 2004.

In August 2003, iSt granted options to purchase in the aggregate of 500,000 shares of common stock at an exercise price 85% of the daily closing price of the common stock on the date when the options were granted to the Senior Vice President of Sales. The options are to vest on a monthly basis over a two year period of time which began August 4, 2003. 375,000 of these options were forfeited in 2004. At December 31, 2004, 125,000 of these options were fully vested.

In August 2003, iSt granted options to purchase in the aggregate of 250,000 shares of common stock at an exercise price 85% of the daily closing price of the common stock on the date when the options were granted to the President of Tracking Systems Corporation. The options are to vest on a monthly basis over a two year period of time which began August 28, 2003. 177,083 of these options were forfeited in 2004. The remaining 72,917 options were fully vested at December 31, 2004.

In February 2004, iSt granted options to purchase in the aggregate of 1,250,000 shares of common stock at an exercise price 85% of the daily closing price of the common stock on the date when the options were granted to the President of iSt. These options are to vest on a monthly basis over a twelve month period of time which began February 9, 2004. At December 31, 2004, 1,041,667 of these options were fully vested.

In February 2004, iSt granted options to purchase in the aggregate of 100,000 shares of common stock at an exercise price 85% of the average daily closing price of the common stock on the date when the options were granted to the Senior Vice President Corporate Development and General Counsel. 66,667 of these options forfeited in 2004. The remaining 33,333 options were fully vested at December 31, 2004.

In March 2004, iSt granted options to purchase in the aggregate of 202,500 shares of common stock at an exercise price of 85% of the average daily closing price of the common stock on the date when the options were granted to the President of Tracking Systems Corporation. The options are fully vested at December 31, 2004.

In April 2004, iSt granted options to purchase in the aggregate of 600,000 shares of common stock at an exercise price 85% of the daily closing price of the common stock on the date when the options were granted to the Chief Financial Officer, Senior Vice President of Product and Project Development and Senior Vice President of Technology. The options are to vest on a monthly basis over a two year period of time which began April 30, 2004. In all, 200,000 of these options had vested as of December 31, 2004.

In December 2004, iSt granted options to purchase in the aggregate of 1,250,000 shares of common stock at an exercise price of $0.23 to the President of iSt. These options were issued as a performance bonus by the Board of Directors. They are fully vested at December 31, 2004, and expire in five years from the date of grant.

In December 2004, iSt granted options to purchase in the aggregate of 1,500,000 shares of common stock at an exercise price of $0.23 to the Chief Financial Officer, Senior Vice President of Product and Project Development and Senior Vice President of Technology. These options were issued as a performance bonus by the Board of Directors. They are fully vested at December 31, 2004, and expire in five years from the date of grant.

In 2003, 140,825 stock options that had previously been issued to a former stockholder were forfeited.

In 2004, 2,412,000 stock options that had previously been issued to a former employee were exercised.

Stock option expense of $534,336 and $144,912 has been recorded for the years ended December 31, 2004, and 2003, respectively for options issued.

During 2004, the Company reduced the exercise price of certain previously awarded stock options. The Company accounts for modifications of previously issued fixed stock option awards under the accounting consequences of modifications to a fixed stock option or award of APB Opinion No. 25 and related interpretations. Accordingly, the options are accounted for as variable from the date of the modification to the date the option is exercised, forfeited, or expires unexercised.

A board resolution was issued on December 3, 2004, declaring that the exercise price for options granted up to December 1, 2004 to employees and directors under the 2001 Omnibus Equity Incentive Plan and options granted pursuant or in reference to Executive Employment Agreements between the Corporation and the President, Chief Financial Officer, Senior Vice President of Product and Project Development and Senior Vice President of Technology be reset to the lower of the existing exercise price or an exercise price being $0.23 per share. In addition, during 2004, options previously issued to a former executive were repriced. Compensation expense related to the repricing of stock options was $353,124 for 2004 and is included in the $534,336 of total stock option expense.

A summary of options issued to employees during the years ended December 31, 2004, and 2003, is as follows:

                                                        For the Year Ended December 31,2004  For the Year Ended December 31,2003
                                                        -----------------------------------  -----------------------------------
                                                                          Weighted Average               Weighted Average
Options                                                       Shares       Exercise Price     Shares      Exercise Price
-----------------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year                               9,145,251    $       0.39      7,603,575    $       0.99
Granted                                                        5,634,250            0.24      1,865,000            0.41
Repriced                                                       3,470,500            0.23             --              --
Exercised                                                     (2,438,345)           0.16             --              --
Cancelled                                                     (3,470,500)           0.70             --              --
Forfeited                                                     (1,197,615)           0.43       (323,324)          13.99
-----------------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year                                    11,143,541    $       0.27      9,145,251    $       0.39
-----------------------------------------------------------------------------------------------------------------------------------
Exercisable at end of year                                    10,314,499    $       0.27      7,710,997    $       0.38
-----------------------------------------------------------------------------------------------------------------------------------
Weighted-average fair value for options granted during the year             $       0.24                   $       0.31
-----------------------------------------------------------------------------------------------------------------------------------

A further summary about options outstanding at December 31, 2004, is as follows:

                                                      Options Outstanding                    Options Exercisable
                                                      -------------------                    -------------------
                                   Number       Weighted Average     Weighted Average       Number       Weighted Average
Range of Exercise Prices        Outstanding      Remaining Life       Exercise Price      Exercisable     Exercise Price
-----------------------------------------------------------------------------------------------------------------------------
$0.01 to 0.25                       6,810,708       2 years                 $0.23            5,981,666             $0.23
$0.26 to 0.50                       4,196,166       2 years                  0.31            4,196,166              0.31
$0.51 to 0.75                          35,000        1 year                  0.60               35,000              0.60
$0.76 to 1.00                         101,667        1 year                  0.93              101,667              0.93
-----------------------------------------------------------------------------------------------------------------------------
Totals                             11,143,541                                               10,314,499
-----------------------------------------------------------------------------------------------------------------------------

Common Stock Warrants

iSt issued 1,785,869 and 1,886,576 warrants to stockholders and non-employees in connection with various services these individuals provided iSt in 2004 and 2003, respectively. iSt accounts for the fair value of the warrants in accordance with SFAS No. 123. Compensation expense that has been charged to income for these warrants was $255,508 and $1,012,263 for the years ended December 31, 2004, and 2003, respectively. None of these warrants had expired as of December 31, 2004.

In 2004, iSt issued 8,260,870 detachable warrants in connection with obtaining convertible debt. As of December 31, 2004, 869,565 of these warrants had been exercised and 1,072,866 of these warrants had expired. Interest expense in regards to these warrants has been charged for $1,900,000 for the year ended December 31, 2004. Fair value of the detachable warrants was calculated by using the Black-Sholes pricing model.

In connection with equity financing obtained, iSt issued warrants of 10,827,566 and 1,057,000 in 2004 and 2003, respectively. None of these warrants had expired as of December 31, 2004.

The fair value of each warrant is estimated at the grant date using the Black-Sholes option-pricing model with the following weighted-average assumptions for warrants in 2004 and 2003: dividend rate of 0%; price volatility of 98.76% and 94.99%; risk-free interest rate of 5%; and expected lives of one to four years.

A summary of the status of all the warrants issued at December 31, 2004, and 2003 and changes during the years ended on those dates is as follows:

                                                            For the Year Ended December 31,2004  For the Year Ended December 31,2003
                                                            -----------------------------------  -----------------------------------
                                                                                Weighted Average                   Weighted Average
Warrants                                                         Shares          Exercise Price       Shares        Exercise Price
------------------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year                                  4,209,116           $0.56            1,858,324           $0.63
Granted                                                          20,874,305            0.35            2,943,576            0.47
Exercised                                                          (869,565)           0.23             (541,872)           0.34
Forfeited                                                        (1,324,865)           0.39              (50,912)           0.24
------------------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year                                       22,888,991            0.39            4,209,116            0.56
------------------------------------------------------------------------------------------------------------------------------------
Exercisable at end of year                                       22,888,991           $0.39            4,209,116           $0.56
------------------------------------------------------------------------------------------------------------------------------------
Weighted-average fair value of warrants granted during the year                       $0.19                                $0.34
------------------------------------------------------------------------------------------------------------------------------------

A further summary about warrants outstanding at December 31, 2004, is as follows:

                                    Number Outstanding           Weighted Average            Weighted Average
Range of Exercise Prices              and Exercisable             Remaining Life              Exercise Price
-------------------------------------------------------------------------------------------------------------
$0.23 to 0.25                             4,959,742                 1.00 years                     $0.23
$0.26 to 0.50                            15,933,871                 4.00 years                      0.41
$0.51 to 0.75                             1,922,878                 1.25 years                      0.61
$0.76 to 1.65                                72,500                 1.50 years                      1.56
-------------------------------------------------------------------------------------------------------------
Total                                    22,888,991
-------------------------------------------------------------------------------------------------------------

Note 8.  Convertible Preferred Stock

The Company may issued up to 1,000,000 shares of Preferred Stock from time to time in one or more series with such designations, rights, preferences and limitations as the Board of Directors may determine.

Series A Convertible Preferred Stock

In 2003, the Company issued 605 shares of its Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred"). The Series A Preferred provided that the holders thereof were entitled to an annual dividend equal to 9.5% of the stated value which can be paid in cash or in additional shares of Series A Preferred. The Company paid dividends payable in Series A Preferred valued at $1,130,496 (including $218,513 for dividends payable as of December 31, 2003) on the Series A Preferred during the year ended December 31, 2004. During the year ended December 31, 2003, the Company paid a dividend payable in Series A Preferred valued at $642,808 and cash dividends of $205,392 on the Series A Preferred. All Series A Preferred was converted into a total of 10,255,966 shares of Common Stock on December 30, 2004.

Series B Convertible Preferred Stock

During 2002 and 2003, the Company issued a total of 300 shares of its Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred"). The holders of Series B Stock are entitled to receive fixed-rate dividends per annum at the following rates:

               10.0% months 1 - 6
               11.0% months 7-12
               12.0% months 13-24
               13.0% months 25-60

If declared, dividends are payable quarterly and shall be payable in cash or in additional shares of Series B Preferred at the sole discretion of the Board of Directors. If dividends are paid in shares of Series B Preferred, each share shall be valued for this purpose at an amount equal to the original price at which the Series B Preferred was issued. No Series B Preferred dividends were paid in 2004 or 2003. On January 11, 2005, all Series B Preferred was converted into a total of 500,100 shares of Common Stock.

Note 9.  Restricted Cash

The Company has $700,000 of cash held in escrow received from certain stockholders. The offsetting liability is included in accrued expenses. This cash is restricted for the use of certain stockholders and has been classified as restricted cash for report purposes. On January 7, 2005, the cash was removed from escrow and returned to the stockholders.

Note 10.  Lease Obligations

In 2004, the Company financed the acquisition of approximately $1,125,000 of monitoring equipment through two sale-leaseback agreements with three shareholders of the Company. The Company recorded a deferred gain on sale-leaseback transactions and is amortizing the gain into income over the life of the related leases.

The Company has a total of nine capital leases which expire from August 2005 to October 2007. The assets and the related liabilities under the leases have been recorded at the present value of the future minimum lease payments using discount rates from 9.50% to 14.36%. In 2004, the Company refinanced five of its nine capital leased, lowering the interest rate on each to 9.5% and extending the maturity dates by up to 15 months. The Company also has one noncancelable operating lease, which expires November 2007, and requires monthly rental payments of $1,616 through April 2005, $4,839 from April 2005 through October 2005, $9,879 from November 2005 through October 2006 and $6,847 from November 2006 through October 2007. Rent expense is recorded on the straight line basis. Future minimum lease payments, by year and in aggregate, under the capital leases and noncancelable operating lease, with initial terms of one year or more, are due as follows:

The depreciated cost of monitoring equipment under capital leases is as follows:

                                    2004           2003
----------------------------------------------------------
Equipment                       $ 4,148,817    $ 1,945,120
Less accumulated depreciation    (2,602,351)      (287,506)
----------------------------------------------------------
Total                           $ 1,546,466    $ 1,657,614
----------------------------------------------------------

                                                       Capital Leases                                      Operating
                                                        Stockholders                Other                    Lease
----------------------------------------------------------------------------------------------------------------------------
2005                                                      $    870,443            $ 46,302                $  55,256
2006                                                           628,213                  --                  112,484
2007                                                           381,733                  --                   68,470
----------------------------------------------------------------------------------------------------------------------------
Total approximate minimum lease payments                   $ 1,880,389            $ 46,302                $ 236,210
Less the amount representing interest                         (204,204)             (8,195)                      --
----------------------------------------------------------------------------------------------------------------------------
Approximate present value of minimum lease payments        $ 1,676,185            $ 38,107                $ 236,210
----------------------------------------------------------------------------------------------------------------------------

Rent expense related to the above operating lease was $3,232 and $0 for the years ended December 31, 2004, and 2003, respectively. Total rent expense on all operating leases was $69,164 and $63,126, for the years ended December 31, 2004, and 2003, respectively.

The recap of the activity in the deferred gain on sale-leaseback transactions is as follows:

                                                               2004            2003
--------------------------------------------------------------------------------------
    Beginning Balance                                     $    677,125    $         --
    Amortization of gain on sale-leaseback transactions       (588,757)       (123,083)
    Proceeds from the sale-leaseback transactions              782,015         800,208
--------------------------------------------------------------------------------------
Ending Balance                                            $    870,383    $    677,125
--------------------------------------------------------------------------------------

Note 11.  Common and Preferred Shares Issued for Cash

A summary of common and preferred stock issued for cash is as follows:

                                               Preferred A                     Preferred B                       Common
For the Year Ended December 31, 2003    Per Share          Total        Per Share         Total        Per Share         Total
----------------------------------------------------------------------------------------------------------------------------------
Gross Proceeds                       $        1,000   $      416,000  $      1,000    $      150,000  $0.30 - $0.35   $  1,590,890
    Offering costs                               --               --                                                       (25,000)
----------------------------------------------------------------------------------------------------------------------------------
Net proceeds                                          $      416,000                  $      150,000                  $  1,565,890
----------------------------------------------------------------------------------------------------------------------------------

                                            Preferred A                   Preferred B                          Common
For the Year Ended December 31, 2004  Per Share       Total        Per Share           Total          Per Share          Total
------------------------------------------------------------------------------------------------------------------------------------
Gross Proceeds                      $       1,000   $       --   $        1,000    $           --   $0.127 - $0.39   $    4,075,420
    Offering costs                             --                                                               --          (10,000)
------------------------------------------------------------------------------------------------------------------------------------
Net proceeds                        $          --                                                   $           --   $    4,065,420
------------------------------------------------------------------------------------------------------------------------------------

Note 12.  Legal Proceedings

On December 22, 2004, a lawsuit was filed by Satellite Tracking of People, LLC ("STOP") against the Company in United States District Court for the Middle District of Tennessee. STOP plans to enter into the market for tracking and monitoring individuals using GPS technology in the United States and has acquired U.S. rights to the BluTag(R) remote electronic monitoring, tracking and surveillance technologies. Among other thing, STOP alleges that the Company notified STOP's predecessor in interest that the technology underlying the BluTag(R) system infringes on two U.S. patents held by the Company. The action filed by STOP seeks a declaratory judgment that (i) STOP's BluTag(R) technology does not infringe on the Company's patents, (ii) the Company's patents are invalid and/or (iii) the Company has granted STOP a license under its asserted patents. The Company intends to vigorously defend any lawsuit brought by STOP on these grounds. In addition, the Company has filed a lawsuit against STOP in United States District Court for the District of Nebraska, alleging infringement of the Company's patented technology by STOP and is seeking to consolidate STOP's lawsuit with the Company's lawsuit in the Nebraska court. The Company is unable to predict the outcome of either of these lawsuits at this time.

The Company is not subject to any other pending or threatened lawsuits.

Note 13.  Going Concern

The Company's financial statements have been presented on the basis that it is able to continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As shown in the accompanying financial statements, the Company has not yet achieved profitable operations and does not have adequate working capital to meet its ongoing liquidity needs. As a result, there are uncertainties that raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability or classification of recorded asset amounts or the amounts or classification of recorded liabilities that may result should the Company be unable to continue as a going concern.

The Company implemented a plan in 2004 to address its working capital and liquidity issues. Among other things, the plan is designed to increase cash flows from operations and to strengthen the Company's balance sheet. As part of this plan, the Company signed a non-binding term sheet for an equity investment in the Company by a private investment company. Closing of the transaction is contingent upon: (i) elimination of all of the Company's debt (except for capital leases and trade payables); (ii) satisfactory completion of due diligence by the investor; (iii) an opinion by an independent analyst that the transaction is fair to the existing shareholders of the Company; and (iv) completion and execution of a definitive agreement. Subsequent to year end, the investor extended a $1 million bridge loan to iSECUREtrac which is to be repaid from the proceeds of the transaction. If the proposed transaction is consummated, the Company believes it will have sufficient working capital to meet its liquidity needs for the foreseeable future. There is no assurance that the proposed transaction will close and, if it does not, the Company will need to secure alternative sources of financing to meet its immediate liquidity needs.

                                17,349,262 SHARES

                                 [ISECURE TRAC]
                   [ADVANCED GPS OFFENDER TRACKING SOLUTIONS]

                                  COMMON STOCK


                            ------------------------
                                   PROSPECTUS
                            ------------------------



                                                      , 2005

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation law authorized a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. Article 11 of our Amended and Restated Certificate of Incorporation, as amended, exhibit 3.01 hereto, and Article 8 of our Restated Bylaws, exhibit 3.02 hereto, provide for indemnification or our directors, officers, employees and other agents to the maximum extent permitted by Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

         The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the sale and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all costs and expenses of this offering. Selling security holders pay no offering expenses.

                                    Amount

SEC Registration Fees            $      4,411
Printing Fees and Expenses (*)          1,000
Legal Fees (*)                         10,000
Accounting Fees (*)                     8,000
Miscellaneous (*)                          50
                                 ------------
Total                            $     23,461
                                 ============

Item 26.  Recent Sales of Unregistered Securities.

         The following sets forth certain information regarding the sale of equity securities of our company within the last three years that were not registered under the Securities Act of 1933, as amended:

               Date                                                                                      Cash to             Total
              Issued         Security Holder                    Type of Transaction                      Company            Shares
              ------         ---------------                    -------------------                      -------            ------
    (1)      11/20/02        Walter, Daniel                  Consulting agreement                              N/A           1,667
    (2)      11/20/02        Kanne, Roger                    Board consultant fees                             N/A             134
    (3)      12/05/02        Lamb, Benjamin                  Exercised options                             $  133,333      133,334
    (4)      12/19/02        Various Directors               Shares issued for directors' fees                 N/A           1,893
    (5)      12/19/02        Macke Partners                  Board consultant fees                             N/A           2,253
    (5)      12/19/02        Macke Partners                  Board consultant fees                             N/A           1,364
    (1)      12/19/02        Walter, Daniel                  Consulting agreement                              N/A           1,667
    (6)      12/19/02        American Financial              Consulting agreement                              N/A         120,000
                             Communications
    (7)      01/14/03        Kempema, David                  Exercised 25,000 warrants                     $  5,000          2,500
                                                             at $0.20 per share
    (1)      01/14/03        Walter, Daniel                  Consulting agreement                              N/A           1,667
    (1)      02/13/03        Walter, Daniel                  Consulting agreement                              N/A           1,667
    (4)      02/13/03        Various Directors               Shares issued for directors' fees                 N/A           1,750
    (5)      02/13/03        Macke Partners                  Board consultant fees                             N/A           2,084
    (8)      02/19/03        Salzwedel Financial             Consulting agreement                              N/A          70,000
                             Communications
    (9)      02/19/03        Electronic Manufacturing        Exercised warrants                                N/A           2,561
                             Technology
    (7)      02/19/03        Chicoine, Brad                  Exercised 250,000 warrants                    $ 50,000         25,000
                                                             at $0.20 per share
    (10)     02/19/03        Fusion Capital Fund II, LLC     Common stock purchase agreement                   N/A           6,250
    (10)     03/10/03        Fusion Capital Fund II, LLC     Common stock purchase agreement                   N/A         107,624
    (11)     03/28/03        Cohen, Martin J.                Consulting agreement                              N/A          30,000
    (4)      03/31/03        Various Directors               Shares issued for directors' fees                 N/A             790
    (12)     04/02/03        Dill, Kevin                     Consulting agreement                              N/A           6,000
    (7)      05/07/03        Kempema, David                  Exercised 50,000 warrants                     $  10,000         5,000
                                                             at $0.20 per share
    (38)     05/28/03        Macke Partners                  Exercised 155,703 warrants by surrender           N/A          16,875
                                                             of $100,000 note plus $7,825 accrued
                                                             interest
    (4)      06/04/05        Various Directors               Shares issued for directors' fees                 N/A             909
    (13)     06/06/03        Fisher, Tom                     Consulting agreement                              N/A           5,000
    (5)      06/17/03        Macke Partners                  Board consultant fees                             N/A           1,516
    (8)      06/27/03        Salzwedel Financial             Consulting agreement                              N/A           7,548
                             Communications
    (8)      07/23/03        Salzwedel Financial             Consulting agreement                              N/A           8,000
                             Communications
    (14)     07/24/03        Fusion Capital Fund II, LLC     Consulting agreement                              N/A         120,000
    (4)      08/04/03        Various Directors               Shares issued for directors' fees                 N/A           1,133
    (5)      08/04/03        Macke Partners                  Board consultant fees                             N/A           1,573
    (8)      08/14/03        Salzwedel Financial             Consulting agreement                              N/A          20,000
                             Communications
    (4)      08/22/03        Various Directors               Shares issued for directors' fees                 N/A           1,112
    (5)      08/22/03        Macke Partners                  Board consultant fees                             N/A           1,544
    (8)      08/22/03        Salzwedel Financial             Consulting agreement                              N/A           8,000
                             Communications
    (15)     08/28/03        Tracking Systems                Stock via acquisition                             N/A         442,308
    (16)     09/11/03        Richard Carpenter               Consulting agreement                              N/A           1,800
    (16)     09/11/03        Terry McGovern                  Consulting agreement                              N/A           1,200
    (17)     09/18/03        Cooney & Associates, Inc        Consulting agreement                              N/A             428
    (8)      09/22/03        Salzwedel Financial             Consulting agreement                              N/A           8,000
                             Communications
    (7)      09/26/03        Kempema, David                  Exercised 18,142 warrants                      $ 5,000          1,815
                                                             at $0.2756 per share
    (4)      10/06/03        Various Directors               Shares issued for directors' fees                 N/A           1,200
    (17)     10/08/03        Cooney & Associates, Inc        Consulting agreement                              N/A             445
    (4)      10/08/03        Various Directors               Shares issued for directors' fees                 N/A             984
    (5)      10/08/03        Macke Partners                  Board consultant fees                             N/A           1,367
    (8)      10/23/03        Salzwedel Financial             Consulting agreement                              N/A           6,350
                                   Communications

              Date                                                                                          Cash to       Total
             Issued                   Security Holder                          Type of Transaction          Company       Shares
             ------                   ---------------                          -------------------          -------       ------
    (18)    10/31/03        Stuart Wright                           Consulting agreement                        N/A        1,149
    (17)    11/21/03        Cooney & Associates, Inc                Consulting agreement                        N/A          404
    (17)    12/05/03        Cooney & Associates, Inc                Consulting agreement                        N/A          556
    (4)     12/16/03        Various Directors                       Shares issued for directors' fees           N/A        1,500
    (5)     12/16/03        Macke Partners                          Board consultant fees                       N/A        2,084
    (7)     12/31/03        Kempema, David                          Exercised 17,425 warrants                 $ 4,900      1,743
                                                                    at $0.2812 per share
    (19)    01/15/04        Thomas Woolston                         Consulting agreement                        N/A        3,002
    (19)    01/23/04        Thomas Woolston                         Consulting agreement                        N/A        1,250
    (4)     02/25/04        Various Directors                       Shares issued for directors' fees           N/A          953
    (5)     02/25/04        Macke Partners                          Board consultant fees                       N/A        1,985
    (20)    03/19/04        Curt Walker                             Equity financing                         $ 150,000    41,667
    (20)    03/24/04        Curt Walker                             Equity financing                         $ 100,000    27,778
    (4)     04/01/04        Various Directors                       Shares issued for directors' fees           N/A        1,042
    (21)    05/24/04        Laura Webb                              Equity financing                         $ 100,000    40,000
    (22)    05/24/04        Keith Wright                            Equity financing                         $ 150,000    60,000
    (23)    06/01/04        Brad Chicoine                           Equity financing                         $ 180,000    52,594
    (24)    06/01/04        Speed Herrig                            Equity financing                         $ 86,201     34,481
    (4)     06/18/04        Various Directors                       Shares issued for directors' fees           N/A        1,250
    (25)    06/22/04        Boutcher & Boutcher                     I/R Agreement                               N/A        7,500
    (26)    08/13/04        William Dailey                          Equity financing                         $ 75,000     32,609
    (4)     08/27/04        Various Directors                       Shares issued for directors' fees           N/A        1,364
    (27)    10/01/04        Mary Collison                           Shares issued for services                  N/A       21,740
    (4)     11/03/04        Various Directors                       Shares issued for directors' fees           N/A        2,941
    (28)    11/12/04        Total Tech LLC                          Equity financing                         $ 925,000   402,174
    (4)     12/08/04        Various Directors                       Shares issued for directors' fees           N/A        2,106
    (29)    12/30/04        Roger Kanne                             Conversion of note payable                  N/A      250,604
    (30)    12/30/04        Martin Halbur                           Conversion of note payable                  N/A       32,609
    (31)    12/30/04        Kenneth Macke                           Conversion of note payable                  N/A      434,783
    (32)    12/30/04        Buckshot Capital                        Conversion of note payable                  N/A      173,913
    (33)    01/11/05        Kenneth Macke                           Conversion of Series B Preferred Stock      N/A       50,010
    (4)     02/16/05        Various Directors                       Shares issued for directors' fees           N/A        1,923
    (4)     03/30/05        Various Directors                       Shares issued for directors' fees           N/A        1,740
    (4)     06/08/05        Various Directors                       Shares issued for directors' fees           N/A        2,500
    (34)    06/27/05        Victoria Packer                         Conversion of note payable                  N/A      275,916
    (34)    06/27/05        David A. Rose                           Conversion of note payable                  N/A      137,958
    (34)    06/27/05        Frances H. Rose                         Conversion of note payable                  N/A      137,958
    (34)    06/27/05        David G. Vana                           Conversion of note payable                  N/A       78,835
    (34)    06/27/05        Roger Kanne                             Conversion of note payable                  N/A       39,412
    (34)    06/27/05        ET Video                                Conversion of note payable                  N/A       78,835
    (34)    06/27/05        Robert Badding                          Conversion of note payable                  N/A       39,412
    (34)    06/27/05        Cookies Food Products                   Conversion of note payable                  N/A      118,247
    (34)    06/27/05        Total Tech LLC                          Conversion of note payable                  N/A      157,681
    (34)    06/27/05        Thomas E. Wharton, Jr                   Conversion of note payable                  N/A       39,412
    (35)    06/27/05        W. Capital Partners LP                  Conversion of note payable                  N/A       60,870
    (36)    06/27/05        Odyssey Capital Group LP                Conversion of note payable                  N/A       91,305
    (37)    06/27/05        Penn Janney Fund, Inc                   Conversion of note payable                  N/A       60,870
    (4)     08/26/05        Ravi Nath                               Shares issued for directors' fees           N/A          527

(1) Represents Common Stock issued to Daniel Walters pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in these instances was limited to Daniel Walters. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to these shares granted was $25,167.

(2) Represents Common Stock issued to Roger Kanne in lieu of expenses incurred in regards to a board meeting. The issuance of the stock in this instance was limited to Roger Kanne. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The estimated value of the stock in relation to these expenses was $919.

(3) Represents Common Stock issued to Benjamin J. Lamb upon the exercise of options he had pursuant to the terms of his employment agreement with the Company. The issuance of the stock in this instance was limited to Benjamin J. Lamb. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the stock issued was $133,333.

(4) Represents Common Stock issued to various directors in lieu of expenses incurred in regards to participating in the Company's Board of Director meetings. The issuances of the stock in these instances were limited to the Company's directors. Accordingly, we believe that these issuances were exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The estimated value of the stock in relation to these expenses was $95,000.

(5) Represents Common Stock issued to in exchange for consulting services to the Board of Directors with an estimated value of $75,526. The issuance of the stock in these instances was limited to Macke Partners. Accordingly the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof.

(6) Represents Common Stock issued to American Financial Communications pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to American Financial Communications. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $408,000.

(7) Represents Common Stock issued to existing warrant holders in exchange for the surrender of certain warrants held by them and $0.20 to $0.28 cash per share purchased. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because the individual to whom the warrants were issued was an accredited investor.

(8) Represents Common Stock issued to Salzwedel Financial Communications, Inc. pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in these instances was limited to Salzwedel Financial Communications, Inc. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $545,600.

(9) Represents Common Stock issued to Electronic Manufacturing Technology pursuant to the terms of its contract manufacturing agreement with the Company. The issuance of the stock in this instance was limited to Electronic Manufacturing Technology. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the shares issued in this agreement was $10,000.

(10) Represents Common Stock issued to Fusion Capital Fund II, LLC pursuant to the terms of a common stock purchase agreement with the Company. The issuance of the stock in these instances was limited to Fusion Capital Fund II, LLC. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $385,000.

(11) Represents Common Stock issued to Martin Cohen pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Martin Cohen. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $174,000.

(12) Represents Common Stock issued to Kevin Dills pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in these instances was limited to Kevin Dills. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to these shares granted was $48,000.

(13) Represents Common Stock issued to Tom Fisher pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Tom Fisher. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $28,500.

(14) Represents Common Stock issued to Fusion Capital Fund II, LLC pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in these instances was limited to Fusion Capital Fund II, LLC. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2). The total estimated value of the services provided attributable to the shares granted was $612,000.

(15) Represents Common Stock issued to acquire all of the outstanding capital stock of Tracking Systems Corporation, a Pennsylvania corporation, through a stock exchange, completed on August 28, 2003. The issuance of the stock in these instances was limited to Tracking Systems Corporation stockholders. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2).

(16) Represents Common Stock issued to Richard Carpenter and Terry McGovern pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Richard Carpenter and Terry McGovern. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $16,500.

(17) Represents Common Stock issued to Cooney & Associates pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Cooney & Associates. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $8,000.

(18) Represents Common Stock issued to Stuart Wright pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Stuart Wright. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $5,973.

(19) Represents Common Stock issued to Thomas Woolston pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Thomas Woolston. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $20,000.

(20) Represents Common Stock issued to Curt Walker pursuant to the terms of a stock purchase agreement with the Company. The issuance of the stock in this instance was limited to Curt Walker. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $250,000.

(21) Represents Common Stock issued to Laura Webb pursuant to the terms of a stock purchase agreement with the Company. The issuance of the stock in this instance was limited to Laura Webb. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $100,000.

(22) Represents Common Stock issued to Keith Wright pursuant to the terms of a stock purchase agreement with the Company. The issuance of the stock in this instance was limited to Keith Wright. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $150,000.

(23) Represents Common Stock issued to Brad Chicoine pursuant to the terms of a stock purchase agreement with the Company. The issuance of the stock in this instance was limited to Brad Chicoine. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $180,000.

(24) Represents Common Stock issued to Speed Herrig pursuant to the terms of a stock purchase agreement with the Company. The issuance of the stock in this instance was limited to Speed Herrig. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $86,201.

(25) Represents Common Stock issued to B&B IR Consulting, LLC pursuant to the terms of an Investor Relations Agreement with the Company. The issuance of the stock in this instance was limited to B&B IR Consulting, LLC. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $17,250.

(26) Represents Common Stock issued to William Dailey pursuant to the terms of a stock purchase agreement with the Company. The issuance of the stock in this instance was limited to William Dailey. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $75,000.

(27) Represents Common Stock issued to Mary Collison pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Mary Collison. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $50,000.

(28) Represents Common Stock issued to Total Tech, LLC pursuant to the terms of a stock purchase agreement with the Company. The issuance of the stock in this instance was limited to Total Tech, LLC. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $925,000.

(29) Represents Common Stock issued to Roger Kanne pursuant to the terms of a debt conversion agreement with the Company. The issuance of the stock in this instance was limited to Roger Kanne. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value attributable to the shares granted was $576,388.

(30) Represents Common Stock issued to Martin Halbur pursuant to the terms of a debt conversion agreement with the Company. The issuance of the stock in this instance was limited to Martin Halbur. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value attributable to the shares granted was $75,000.

(31) Represents Common Stock issued to Kenneth Macke pursuant to the terms of a debt conversion agreement with the Company. The issuance of the stock in this instance was limited to Kenneth Macke. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value attributable to the shares granted was $1,000,000.

(32) Represents Common Stock issued to Buckshot Capital pursuant to the terms of a debt conversion agreement with the Company. The issuance of the stock in this instance was limited to Buckshot Capital. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value attributable to the shares granted was $400,000.

(33) Represents Common Stock issued to Kenneth Macke pursuant to the terms of their Series B Perferred Stock conversion agreement with the Company. The issuance of the stock in this instance was limited to Kenneth Macke. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value attributable to the shares granted was $300,000.

(34) Represents Common Stock issued to various investors that made up the Westburg Noteholders pursuant to the terms of a debt conversion agreement with the Company. The issuance of the stock in this instance was limited to the Westburg Noteholders. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value attributable to the shares granted was $2,538,421.

(35) Represents Common Stock issued to W. Capital Partners, LP, pursuant to the terms of a debt conversion agreement with the Company. The issuance of the stock in this instance was limited to W. Capital Partners LP. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value attributable to the shares granted was $140,000.

(36) Represents Common Stock issued to Odyssey Capital Group, LP, pursuant to the terms of a debt conversion agreement with the Company. The issuance of the stock in this instance was limited to Odyssey Capital Group, LP. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value attributable to the shares granted was $210,000.

(37) Represents Common Stock issued to Penn Janney Fund, Inc., pursuant to the terms of a debt conversion agreement with the Company. The issuance of the stock in this instance was limited to Penn Janney Fund, Inc. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value attributable to the shares granted was $140,000.

(38) Represents transactions whereby existing note holders of the Company agreed to exercise their warrants in a cashless exercise by exchanging certain notes payable by the Company held by them. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

Item 27.  Exhibits

The following is a list of exhibits filed with this Registration Statement:

Financial Statements of the Company. Reference is made to the Index to Financial Statements on Page F-1.

EXHIBIT          DESCRIPTION
-------          -----------

3.01 Amended and Restated Certificate of Incorporation of the Company, as amended (1)

3.02  Restated Bylaws of the Company (2)

3.03 Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company (3)

4.01  Form of Common Stock Certificate (4)

4.03  2001 Omnibus Equity Incentive Plan (5)

5.01  Opinion of Kutak Rock LLP

10.01 License Agreement with SiRF Technology, Inc. (4)

10.02 ADT Distribution Agreement (6)

10.03 ADT Hosting Agreement (6)

10.04 Preferred Distributor Agreement with Premier Geografix LTD. (7)

10.05 Share Exchange Agreement with Tracking Systems Corporation (8)

10.06 Employment Agreement between the Company and Thomas E. Wharton, Jr. (9)

10.07 Employment Agreement between the Company and David G. Vana (10)

10.08 Employment Agreement between the Company and Edward J. Sempek (10)

10.09 Employment Agreement between the Company and David G. Sempek (10)

10.10 Agreement Among Noteholders (11)

10.11 Debt Conversion between the Company and Roger Kanne (12)

10.12 Debt Conversion between the Company and Martin Halbur (12)

10.13 Debt Conversion between the Company and Kenneth Macke (12)

10.14 Debt Conversion between the Company and Buckshot Capital, LLC (12)

10.15 Business Office Lease (12)

10.16 Securities Purchase Agreement (3)

10.17 Registration Rights Agreement (13)

10.18 Warrant Agreement (13)

21.01 Subsidiaries of the Company (12)

23.01 Consent of McGladrey & Pullen, LLP

23.02 Consent of Kutak Rock LLP (included in Exhibit 5.01)

24.01 Powers of Attorney (included on Signature Page)

      (1) Incorporated by reference from the registrant's current report under Form 10-QSB filed on November 9, 2005 (Commission File No. 0-26455).

      (2) Incorporated by reference from the registrant's current report under Form 8-K filed on June 10, 2001 (Commission File No. 0-26455).

      (3) Incorporated by reference from the registrant's current report under Form 8-K filed on June 23, 2005 (Commission File No. 0-26455)

      (4) Incorporated by reference from the registrant's registration statement under Form 10-SB, filed on June 22, 1999 (Commission File No. 0-26455).

      (5) Incorporated by reference from the Notice of Annual Meeting of Stockholders and Proxy Statement contained in Registrant's Definitive Proxy Statement under Schedule 14A, filed with the SEC on May 14, 2001 (Commission File No. 0-26455).

      (6) Incorporated by reference from the registrant's registration statement under Form SB-2 filed on November 30, 2001 (Commission File No. 333-74762).

      (7) Incorporated by reference from the registrant's current report under Form 8-K filed on March 18, 2003 (Commission File No. 0-26455).

      (8) Incorporated by reference from the registrant's current report under Form 8-K filed on November 12, 2003 (Commission File No. 0-26455).

      (9) Incorporated by reference from the registrant's current report under Form S-8 filed on April 16, 2004 (Commission File No. 333-114513).

      (10) Incorporated by reference from the registrant's current report under Form S-8 filed on May 22, 2002 (Commission File No. 333-88798).

      (11) Incorporated by reference from the registrant's current report under Form 8-K filed on February 10, 2005 (Commission File No. 0-26455)

      (12) Incorporated by reference from the registrant's annual report on Form 10-KSB filed March 31, 2005 (Commission File No. 0-26455)

      (13) Incorporated by reference from the registrant's current report under Form 8-K filed on June 29, 2005 (Commission File No. 0-26455)

Item 28.  Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Omaha, Nebraska on November 23, 2005.

                                               iSECUREtrac Corp.

                                               By:    /s/ Thomas E. Wharton Jr.*
                                                      --------------------------
                                               Name:  Thomas E. Wharton Jr.
                                               Title: President

* Also signing as attorney-in-fact for directors listed below.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, whose signatures appear below, hereby constitute and appoint Thomas E. Wharton, Jr. their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

                          Signature                                                 Title                            Date
                     /s/ Roger J. Kanne                              Chairman of the Board of Directors,       November 4, 2005
---------------------------------------------------------
                       Roger J. Kanne                                             Director

                  /s/ Thomas E. Wharton Jr.                     President, Chief Executive Officer, Director   November 4, 2005
---------------------------------------------------------
                    Thomas E. Wharton Jr.

                   /s/ Joseph A. Ethridge                                         Director                     November 4, 2005
---------------------------------------------------------
                     Joseph A. Ethridge

                     /s/ Robet W. Korba                                           Director                     November 4, 2005
---------------------------------------------------------
                       Robert W. Korba

                    /s/ Bruce Leadbetter                                          Director                     November 4, 2005
---------------------------------------------------------
                      Bruce Leadbetter

                        /s/ Ravi Nath                                             Director                     November 4, 2005
---------------------------------------------------------
                          Ravi Nath

                 /s/ General Goh Yong Siang                                       Director                     November 4, 2005
---------------------------------------------------------
                   General Goh Yong Siang
